                                   EXHIBIT 4.1

================================================================================

                          LONG BEACH SECURITIES CORP.,
                                    Depositor

                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                           Dated as of August 1, 2005

                                   ----------

                     Long Beach Mortgage Loan Trust 2005-WL2

                   Asset-Backed Certificates, Series 2005-WL2

================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I DEFINITIONS...........................................................................     11
   Section 1.01    Defined Terms................................................................     11
   Section 1.02    Accounting...................................................................     82
   Section 1.03    Allocation of Certain Interest Shortfalls....................................     82
   Section 1.04    Rights of the NIMS Insurer...................................................     83

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES......................     84
   Section 2.01    Conveyance of Mortgage Loans.................................................     84
   Section 2.02    Acceptance of REMIC 1 by the Trustee.........................................     87
   Section 2.03    Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies
                   for Breaches by Depositor or Master Servicer; Remedies for Breaches
                   Relating to Prepayment Charges...............................................     88
   Section 2.04    Representations, Warranties and Covenants of the Master Servicer.............     91
   Section 2.05    Representations and Warranties of the Depositor..............................     94
   Section 2.06    Issuance of Certificates.....................................................     96
   Section 2.07    Reserved.....................................................................     96
   Section 2.08    Conveyance of REMIC Regular Interests and Acceptance of REMICs by the
                   Trustee; Issuance of Certificates............................................     96

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS..................................     98
   Section 3.01    Master Servicer to Act as Master Servicer....................................     98
   Section 3.02    Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.......    100
   Section 3.03    Successor Sub-Servicers......................................................    102
   Section 3.04    Liability of the Master Servicer.............................................    102
   Section 3.05    No Contractual Relationship Between Sub-Servicers and the NIMS Insurer,
                   the Trustee or Certificateholders............................................    102
   Section 3.06    Assumption or Termination of Sub-Servicing Agreements by Trustee.............    102
   Section 3.07    Collection of Certain Mortgage Loan Payments.................................    103
   Section 3.08    Sub-Servicing Accounts.......................................................    104
   Section 3.09    Collection of Taxes, Assessments and Similar Items; Servicing Accounts.......    104
   Section 3.10    Collection Account and Distribution Account..................................    105
   Section 3.11    Withdrawals from the Collection Account and Distribution Account.............    108
   Section 3.12    Investment of Funds in the Collection Account and the Distribution Account...    110
   Section 3.13    Reserved.....................................................................    111
   Section 3.14    Maintenance of Hazard Insurance and Errors and Omissions and Fidelity
                   Coverage.....................................................................    111
   Section 3.15    Enforcement of Due-On-Sale Clauses; Assumption Agreements....................    112
   Section 3.16    Realization Upon Defaulted Mortgage Loans....................................    113
   Section 3.17    Trustee to Cooperate; Release of Mortgage Files..............................    116
   Section 3.18    Servicing Compensation.......................................................    117

   Section 3.19    Reports to the Trustee; Collection Account Statements........................    118
   Section 3.20    Statement as to Compliance...................................................    118
   Section 3.21    Independent Public Accountants' Servicing Report.............................    119
   Section 3.22    Access to Certain Documentation..............................................    119
   Section 3.23    Title, Management and Disposition of REO Property............................    119
   Section 3.24    Obligations of the Master Servicer in Respect of Prepayment Interest
                   Shortfalls...................................................................    123
   Section 3.25    Obligations of the Master Servicer in Respect of Mortgage Rates and
                   Monthly Payments.............................................................    123
   Section 3.26    Reserve Fund.................................................................    123
   Section 3.27    Advance Facility.............................................................    125
   Section 3.28    PMI Policy; Claims Under the PMI Policy......................................    126
   Section 3.29    Swap Agreement...............................................................    126
   Section 3.30    Cap Agreements...............................................................    127

ARTICLE IV FLOW OF FUNDS........................................................................    127
   Section 4.01    Distributions................................................................    127
   Section 4.02    Preference Claims............................................................    154
   Section 4.03    Statements...................................................................    155
   Section 4.04    Remittance Reports; Advances.................................................    159
   Section 4.05    Distributions on the REMIC Regular Interests.................................    160
   Section 4.06    Allocation of Realized Losses................................................    164
   Section 4.07    Compliance with Withholding Requirements.....................................    169
   Section 4.08    Commission Reporting.........................................................    169
   Section 4.09    Supplemental Interest Account................................................    170
   Section 4.10    Final Maturity Reserve Account...............................................    171

ARTICLE V THE CERTIFICATES......................................................................    171
   Section 5.01    The Certificates.............................................................    171
   Section 5.02    Registration of Transfer and Exchange of Certificates........................    173
   Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates............................    178
   Section 5.04    Persons Deemed Owners........................................................    178

ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR................................................    179
   Section 6.01    Liability of the Master Servicer and the Depositor...........................    179
   Section 6.02    Merger or Consolidation of the Depositor or the Master Servicer..............    179
   Section 6.03    Limitation on Liability of the Depositor, the Master Servicer and Others.....    179
   Section 6.04    Limitation on Resignation of Master Servicer.................................    181
   Section 6.05    Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of
                   the Master Servicer..........................................................    181

ARTICLE VII DEFAULT.............................................................................    182
   Section 7.01    Master Servicer Events of Default............................................    182
   Section 7.02    Trustee to Act; Appointment of Successor.....................................    184
   Section 7.03    Notification to Certificateholders...........................................    186

   Section 7.04    Waiver of Master Servicer Events of Default..................................    186

ARTICLE VIII THE TRUSTEE........................................................................    187
   Section 8.01    Duties of Trustee............................................................    187
   Section 8.02    Certain Matters Affecting the Trustee........................................    188
   Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans........................    189
   Section 8.04    Trustee May Own Certificates.................................................    190
   Section 8.05    Trustee's Fees and Expenses..................................................    190
   Section 8.06    Eligibility Requirements for Trustee.........................................    191
   Section 8.07    Resignation or Removal of Trustee............................................    191
   Section 8.08    Successor Trustee............................................................    192
   Section 8.09    Merger or Consolidation of Trustee...........................................    193
   Section 8.10    Appointment of Co-Trustee or Separate Trustee................................    193
   Section 8.11    Appointment of Custodians....................................................    194
   Section 8.12    Appointment of Office or Agency..............................................    194
   Section 8.13    Representations and Warranties of the Trustee................................    195

ARTICLE IX TERMINATION..........................................................................    195
   Section 9.01    Termination Upon Purchase or Liquidation of All Mortgage Loans...............    195
   Section 9.02    Additional Termination Requirements..........................................    198

ARTICLE X REMIC PROVISIONS......................................................................    199
   Section 10.01   REMIC Administration.........................................................    199
   Section 10.02   Prohibited Transactions and Activities.......................................    203
   Section 10.03   Trustee, Master Servicer and Depositor Indemnification.......................    203

ARTICLE XI MISCELLANEOUS PROVISIONS.............................................................    204
   Section 11.01   Amendment....................................................................    204
   Section 11.02   Recordation of Agreement; Counterparts.......................................    205
   Section 11.03   Limitation on Rights of Certificateholders...................................    206
   Section 11.04   Governing Law; Jurisdiction..................................................    207
   Section 11.05   Notices......................................................................    207
   Section 11.06   Severability of Provisions...................................................    207
   Section 11.07   Notice to the Rating Agencies, the Cap Provider, the Swap Counterparty
                   and the NIMS Insurer.........................................................    207
   Section 11.08   Article and Section References...............................................    208
   Section 11.09   Third-Party Beneficiaries....................................................    209
   Section 11.10   Grant of Security Interest...................................................    209

                                    Exhibits

Exhibit A-1    Form of Class I-A1 Certificates
Exhibit A-2    Form of Class I-A2 Certificates
Exhibit A-3    Form of Class II-A1 Certificates
Exhibit A-4    Form of Class II-A2 Certificates
Exhibit A-5    Form of Class III-A1 Certificates
Exhibit A-6    Form of Class III-A1A Certificates
Exhibit A-7    Form of Class III-A2 Certificates
Exhibit A-8    Form of Class III-A3 Certificates
Exhibit A-9    Form of Class III-A4 Certificates
Exhibit A-10   Form of Class M-1 Certificates
Exhibit A-11   Form of Class M-2 Certificates
Exhibit A-12   Form of Class M-3 Certificates
Exhibit A-13   Form of Class M-4 Certificates
Exhibit A-14   Form of Class M-5 Certificates
Exhibit A-15   Form of Class M-6 Certificates
Exhibit A-16   Form of Class M-7 Certificates
Exhibit A-17   Form of Class M-8 Certificates
Exhibit A-18   Form of Class M-9 Certificates
Exhibit A-19   Form of Class M-10 Certificates
Exhibit A-20   Form of Class B-1 Certificates
Exhibit A-21   Form of Class B-2 Certificates
Exhibit A-22   Form of Class B-3 Certificates
Exhibit A-23   Form of Class C Certificates
Exhibit A-24   Form of Class P Certificates
Exhibit A-25   Form of Class R Certificates
Exhibit A-26   Form of Class R-CX Certificates
Exhibit A-27   Form of Class R-PX Certificates
Exhibit B-1    Form of Group I Senior Cap Agreement
Exhibit B-2    Form of Group II Senior Cap Agreement
Exhibit B-3    Form of Group III Senior Cap Agreement
Exhibit B-4    Form of Subordinate Cap Agreement
Exhibit C      Form of Mortgage Loan Purchase Agreement
Exhibit D      Mortgage Loan Schedule
Exhibit E-1    Request for Release (for Trustee/Custodian)
Exhibit E-2    Request for Release (Certificate - Mortgage Loan Paid in Full)
Exhibit E-3    Form of Mortgage Loan Assignment Agreement
Exhibit F-1    Form of Trustee's Initial Certification
Exhibit F-2    Form of Trustee's Final Certification
Exhibit G      Form of Swap Agreement
Exhibit H      Form of Lost Note Affidavit
Exhibit I      Form of ERISA Representation
Exhibit J-1A   Form of Class B Certificate Transferor Certificate
Exhibit J-1B   Form of Class B Certificate Transferee Certificate
Exhibit J-2    Form of Investment Letter
Exhibit K      Form of Class R Certificate, Class R-CX Certificate and
               Class R-PX Certificate Transfer Affidavit

Exhibit L      Form of Transferor Certificate
Exhibit M      Form of Officer's Certificate re Waiver of Prepayment Charges

                                    Schedules

Schedule I     Prepayment Charge Schedule
Schedule II    Cap Premium Schedule
Schedule III   Reserved
Schedule IV    PMI Mortgage Loan Schedule (Not applicable)

     This POOLING AND SERVICING AGREEMENT is dated as of August 1, 2005 (the "Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer") and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-seven classes of certificates, designated as (i) the Class I-A1 Certificates, (ii) the Class I-A2 Certificates, (iii) the Class II-A1 Certificates, (iv) the Class II-A2 Certificates, (v) the Class III-A1 Certificates, (vi) the Class III-A1A Certificates, (vii) the Class III-A2 Certificates, (viii) the Class III-A3 Certificates, (ix) the Class III-A4 Certificates, (x) the Class M-1 Certificates, (xi) the Class M-2 Certificates, (xii) the Class M-3 Certificates,
(xiii) the Class M-4 Certificates, (xiv) the Class M-5 Certificates, (xv) the Class M-6 Certificates, (xvi) the Class M-7 Certificates, (xvii) the Class M-8 Certificates, (xviii) the Class M-9 Certificates, (xix) the Class M-10 Certificates, (xx) the Class B-1 Certificates, (xxi) the Class B-2 Certificates,
(xxii) the Class B-3 Certificates, (xxiii) the Class C Certificates, (xiv) the Class P Certificates, (xv) the Class R Certificates, (xvi) the Class R-CX Certificates and (xvii) the Class R-PX Certificates.

                                     REMIC 1

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund, the Supplemental Interest Account, the Final Maturity Reserve Account and the Master Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest shall represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                   Initial          Uncertificated
                Uncertificated         REMIC 1A       Rate Change     Assumed Final
Designation   Principal Balance   Pass-Through Rate      Date       Maturity Date(1)
-----------   -----------------   -----------------   -----------   ----------------
     A        $2,480,144,901.49      Variable(2)          N/A         August, 2045
   G1-A       $   35,074,510.00      Variable(2)          N/A         August, 2045
   G1-B       $   10,212,116.83      Variable(2)          N/A         August, 2045
   G2-A       $   67,654,800.00      Variable(2)          N/A         August, 2045
   G2-B       $   19,698,066.96      Variable(2)          N/A         August, 2045
   G3-A       $  110,701,000.00      Variable(2)          N/A         August, 2045
   G3-B       $   32,231,173.04      Variable(2)          N/A         August, 2045
     P        $          100.00      Variable(2)          N/A         August, 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

     (2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests and certain other related assets subject to this Agreement (exclusive of the Reserve Fund, the Supplemental Interest Account, the Final Maturity Reserve Account and the Master Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest shall represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

                                       Uncertificated
                                          REMIC 2
              Initial Uncertificated    Pass-Through    Assumed Final
Designation     Principal Balance           Rate        Maturity Date(1)
------------------------------------------------------------------------
    A            $2,480,144,901.49       Variable(2)      August, 2045
  G1-SR          $   35,074,510.00       Variable(2)      August, 2045
  G2-SR          $   67,654,800.00       Variable(2)      August, 2045
  G3-SR          $  110,701,000.00       Variable(2)      August, 2045
  SUB-A          $   29,641,356.83       Variable(2)      August, 2045
  Swap           $   32,500,000.00       Variable(2)      August, 2045
 FMR IO                      N/A(3)      Variable(2)      August, 2045
    P            $          100.00       Variable(2)      August, 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

     (2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

     (3) REMIC 2 Regular Interest FMR IO will not have a principal amount but will at all times have a notional amount equal to the principal amount of all of the REMIC 1 Regular Interests.

                                     REMIC 3

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests and certain other related assets subject to this Agreement (exclusive of the Reserve Fund, the Supplemental Interest Account, the Final Maturity Reserve Account and the Master Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest shall represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 3 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 3 Regular Interests. None of the REMIC 3 Regular Interests will be certificated.

                                        Uncertificated
                                           REMIC 1
              Initial Uncertificated     Pass-Through     Assumed Final
Designation      Principal Balance           Rate       Maturity Date(1)
-----------   ----------------------   --------------   ----------------
    AA           $1,350,301,118.48       Variable(2)      August, 2045
    IA1          $    1,402,980.00       Variable(2)      August, 2045
    IA2          $      350,745.00       Variable(2)      August, 2045
   IIA1          $    2,706,190.00       Variable(2)      August, 2045
   IIA2          $      676,550.00       Variable(2)      August, 2045
   IIIA1         $    1,625,000.00       Variable(2)      August, 2045
  IIIA1A         $      239,015.00       Variable(2)      August, 2045
   IIIA2         $    2,011,675.00       Variable(2)      August, 2045
   IIIA3         $    1,518,490.00       Variable(2)      August, 2045
   IIIA4         $      140,870.00       Variable(2)      August, 2045
    M1           $      723,375.00       Variable(2)      August, 2045
    M2           $      420,245.00       Variable(2)      August, 2045
    M3           $      275,570.00       Variable(2)      August, 2045
    M4           $      206,680.00       Variable(2)      August, 2045
    M5           $      206,680.00       Variable(2)      August, 2045
    M6           $      186,010.00       Variable(2)      August, 2045
    M7           $      172,230.00       Variable(2)      August, 2045
    M8           $      144,675.00       Variable(2)      August, 2045
    M9           $      137,785.00       Variable(2)      August, 2045
    M10          $      110,230.00       Variable(2)      August, 2045
    B1           $      137,785.00       Variable(2)      August, 2045
    B2           $      144,675.00       Variable(2)      August, 2045
    B3           $      130,895.00       Variable(2)      August, 2045
    ZZ           $   13,888,815.68       Variable(2)      August, 2045
   1GRP          $    3,507,451.00       Variable(2)      August, 2045
   2GRP          $    6,765,480.00       Variable(2)      August, 2045
   3GRP          $   11,070,100.00       Variable(2)      August, 2045
  SUB GRP        $    6,214,135.68       Variable(2)      August, 2045
  Swap IO               N/A(3)           Variable(2)      August, 2045
  FMR IO                N/A(4)           Variable(2)      August, 2045
    XX           $1,350,301,117.48       Variable(2)      August, 2045
     P           $          100.00       Variable(2)      August, 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 3 Regular Interest.

     (2) Calculated in accordance with the definition of "Uncertificated REMIC 3 Pass-Through Rate" herein.

     (3) REMIC 3 Regular Interest Swap IO will not have a principal amount but will at all times have a notional amount equal to the principal amount of REMIC 2 Regular Interest Swap.

     (4) REMIC 3 Regular Interest FMR IO will not have a principal amount but will at all times have a notional amount equal to the principal amount of all of the REMIC 2 Regular Interests.

                                     REMIC 4

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

     The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4 and each class of uncertificated "regular interests" in REMIC 4:

                          Original Class
                      Certificate Principal   Pass-Through     Assumed Final
 Class Designation           Balance              Rate       Maturity Date(1)
-----------------------------------------------------------------------------
        I-A1             $280,596,000.00       Variable(2)     August, 2045
        I-A2             $ 70,149,000.00       Variable(2)     August, 2045
       II-A1             $541,238,000.00       Variable(2)     August, 2045
       II-A2             $135,310,000.00       Variable(2)     August, 2045
       III-A1            $325,000,000.00       Variable(2)     August, 2045
      III-A1A            $ 47,803,000.00       Variable(2)     August, 2045
       III-A2            $402,335,000.00       Variable(2)     August, 2045
       III-A3            $303,698,000.00       Variable(2)     August, 2045
       III-A4            $ 28,174,000.00       Variable(2)     August, 2045
        M-1              $144,675,000.00       Variable(2)     August, 2045
        M-2              $ 84,049,000.00       Variable(2)     August, 2045
        M-3              $ 55,114,000.00       Variable(2)     August, 2045
        M-4              $ 41,336,000.00       Variable(2)     August, 2045
        M-5              $ 41,336,000.00       Variable(2)     August, 2045
        M-6              $ 37,202,000.00       Variable(2)     August, 2045
        M-7              $ 34,446,000.00       Variable(2)     August, 2045
        M-8              $ 28,935,000.00       Variable(2)     August, 2045
        M-9              $ 27,557,000.00       Variable(2)     August, 2045
        M-10             $ 22,046,000.00       Variable(2)     August, 2045
        B-1              $ 27,557,000.00       Variable(2)     August, 2045
        B-2              $ 28,935,000.00       Variable(2)     August, 2045
        B-3              $ 26,179,000.00       Variable(2)     August, 2045
      Swap IO                 N/A(5)           Variable(5)     August, 2045
   FM Reserve IO              N/A(5)           Variable(5)     August, 2045
Class C Interest(3)      $ 22,046,568.32       Variable(2)     August, 2045
  Class P Interest       $        100.00         N/A(4)        August, 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates or uncertificated interests that represents one or more of the "regular interests" in REMIC 4.

     (2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

     (3) The Class C Interest will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 3 Regular Interests. The Class C Interest will not accrue interest on its Uncertificated Principal Balance.

     (4) The Class P Interest will not accrue interest.

     (5) The interests designated "Swap IO", "Cap IO", and "FM Reserve IO" will not have principal amounts but will bear interest on notional amounts as specified in the definition of "Notional Amount", below. The interest rates are calculated in accordance with Uncertificated REMIC 4 Pass-Through Rate" herein. These interests will not be certificated. For federal income tax purposes, the Swap IO Class will be entitled to 100% of the interest paid on REMIC 3 Regular Interest Swap; and the FM Reserve IO interest will be entitled to 100% of the interest paid on REMIC 3 Regular Interest FMR IO.

                                    REMIC CX

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC CX." The Class R-CX Interest will represent the sole class of "residual interests" in REMIC CX for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC CX Regular Interests.

              Uncertificated REMIC CX   Initial Uncertificated     Assumed Final
Designation      Pass-Through Rate         Principal Balance     Maturity Date(1)
-----------   -----------------------   ----------------------   ---------------
  Class C           Variable(2)              $22,046,568.32        August 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC CX Regular Interest.

     (2) The Class C Certificates will not accrue interest on their Certificate Principal Balance. Instead, the monthly interest due on the Class C Certificates will be 100% of the interest paid on the Class C Interest.

                                    REMIC PX

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC PX." The Class R-PX Interest shall represent the sole class of "residual interests" in REMIC PX for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC PX Regular Interests.

              Uncertificated REMIC PX   Initial Uncertificated     Assumed Final
Designation      Pass-Through Rate         Principal Balance     Maturity Date(1)
-----------   -----------------------   ----------------------   ---------------
  Class P              N/A(2)                   $100.00            August 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC PX Regular Interest.

     (2) The Class P Certificates will not accrue interest.

                                   REMIC SwapX

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC SwapX." The Class R-SwapX Interest shall represent the sole class of "residual interests" in REMIC SwapX for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC SwapX Regular Interests.

                Uncertificated REMIC PX   Initial Uncertificated     Assumed Final
 Designation       Pass-Through Rate         Principal Balance     Maturity Date(1)
-------------   -----------------------   ----------------------   ----------------
Class Swap IO            N/A(2)                    $0.00              August 2045

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC SwapX Regular Interest.

     (2) The Class Swap IO Certificate will not accrue interest on its Certificate Principal Balance. Instead, the monthly interest due on the Class Swap IO Certificates will be 100% of the interest paid on the Class Swap IO Interest.

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Defined Terms.

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

     "1933 Act": The Securities Act of 1933, as amended.

     "Account": Either of the Collection Account and Distribution Account.

     "Accrual Period": With respect to the Class C Certificates, the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 4 Regular Interests and the Class C Interest, and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

     "Additional Termination Event": As defined in the Swap Agreement.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

     "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and
(iii) the Trustee Fee Rate.

     "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

     "Advancing Person": As defined in Section 3.27 hereof.

     "Adverse REMIC Event": As defined in Section 10.01(f) hereof.

     "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Aggregate Final Maturity Reserve Amount": With respect any Distribution Date, the sum of the Group I Final Maturity Reserve Amount, the Group II Final Maturity Reserve Amount and the Group III Final Maturity Reserve Amount.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates, an amount equal to (a) the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such Class of Certificates on prior Distribution Dates due to Subsequent Recoveries.

     "Appraised Value": With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the related Mortgage Loan at the time of origination of such Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

         "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Gross Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans, any Master Servicer Prepayment Charge Payment Amount in connection with the Mortgage Loans and any Prepayment Interest Excess), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date,
(e) the aggregate of any Advances made by the Master Servicer or the Trustee for such Distribution Date with respect to the Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the

Trustee for such Distribution Date with respect to the Mortgage Loans pursuant to Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Mortgage Loans occurring during the related Prepayment Period over (ii) the sum, without duplication, of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller, the NIMS Insurer or any Sub-Servicer pursuant to Section 3.11 or Section
3.12 in respect of the Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in error, (c) Stayed Funds, (d) any Trustee Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05, (e) the PMI Insurer Fee payable from the Distribution Account and (f) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

     "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be Book-Entry Certificates.

     "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01(b).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Delaware, the State of New York, the State of Washington, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Calculation Period": As such term is defined in the Swap Agreement.

     "Cap Agreements": The Group I Senior Cap Agreement, the Group II Senior Cap Agreement, the Group III Senior Cap Agreement and the Subordinate Cap Agreement.

     "Cap Provider": Credit Suisse First Boston International.

     "Certificate": Any Regular Certificate or Residual Certificate.

     "Certificate Margin": With respect to the Class I-A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.26% per annum and (B) after the Optional Termination Date, 0.52% per annum. With respect to the Class I-A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.30% per annum and

(B) after the Optional Termination Date, 0.60% per annum. With respect to the Class II-A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.25% per annum and (B) after the Optional Termination Date, 0.50% per annum. With respect to the Class II-A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.31% per annum and (B) after the Optional Termination Date, 0.62% per annum. With respect to the Class III-A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.18% per annum and (B) after the Optional Termination Date, 0.36% per annum. With respect to the Class III-A1A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.32% per annum and (B) after the Optional Termination Date, 0.64% per annum. With respect to the Class III-A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.11% per annum and (B) after the Optional Termination Date, 0.22% per annum. With respect to the Class III-A3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.27% per annum and (B) after the Optional Termination Date, 0.54% per annum. With respect to the Class III-A4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.37% per annum and (B) after the Optional Termination Date, 0.74% per annum. With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.47% per annum and (B) after the Optional Termination Date, 0.705% per annum. With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.49% per annum and (B) after the Optional Termination Date, 0.735% per annum. With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.52% per annum and (B) after the Optional Termination Date, 0.78% per annum. With respect to the Class M-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.61% per annum and (B) after the Optional Termination Date, 0.915% per annum. With respect to the Class M-5 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.64% per annum and (B) after the Optional Termination Date, 0.96% per annum. With respect to the Class M-6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.72% per annum and (B) after the Optional Termination Date, 1.08% per annum. With respect to the Class M-7 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.20% per annum and (B) after the Optional Termination Date, 1.80% per annum. With respect to the Class M-8 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.40% per annum and (B) after the Optional Termination Date, 2.10% per annum. With respect to the Class M-9 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.80% per annum and (B) after the Optional Termination Date, 2.70% per annum. With respect to the Class M-10 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum. With respect to the Class B-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum. With respect to the Class B-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.00% per annum and (B) after the Optional Termination Date, 3.00% per annum. With respect to the Class B-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum.

     "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "Certificate Principal Balance": With respect to any Class A Certificates, Mezzanine Certificates, Class B Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Class I-A2 Certificate, Class II-A2 Certificate and Class III-A1A Certificate, Mezzanine Certificate or Class B Certificate, Realized Losses allocated thereto on all prior Distribution Dates and, in the case of a Class I-A2 Certificate, Class II-A2 Certificate and Class III-A1A Certificate, Mezzanine Certificate or Class B Certificate, increased by the Allocated Realized Loss Amounts reinstated thereto on all prior Distribution Dates due to Subsequent Recoveries. With respect to any Class C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of the Class C Interest. The Residual Certificates will not have a Certificate Principal Balance.

     "Certificate Register": The register established and maintained pursuant to
Section 5.02 hereof.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent, direction or taking any other action pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, direction or other action has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "Class I-A1 Certificate": Any one of the Class I-A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class I-A2 Certificate": Any one of the Class I-A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class II-A1 Certificate": Any one of the Class II-A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class II-A2 Certificate": Any one of the Class II-A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class III-A1 Certificate": Any one of the Class III-A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class III-A1 LIBOR": With respect to any Distribution Date, is the rate for deposits in U.S. dollars for a period of one-month that is calculated under the Swap Agreement for the related Swap Payment Date calculated in accordance with USD-LIBOR-BBA.

     "Class III-A1A Certificate": Any one of the Class III-A1A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class III-A2 Certificate": Any one of the Class III-A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class III-A3 Certificate": Any one of the Class III-A3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class III-A4 Certificate": Any one of the Class III-A4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class A Certificates": The Group I Senior Certificates, the Group II Senior Certificates and the Group III Senior Certificates.

     "Class A Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the sum of the Group I Senior Principal Distribution Amount, the Group II Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount.

     "Class B Certificates": The Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

     "Class B-1 Certificate": Any one of the Class B-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-20, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class B-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the aggregate Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class B-2 Certificate": Any one of the Class B-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-21, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class B-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the aggregate Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (xiii) the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class B-3 Certificate": Any one of the Class B-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-22, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class B-3 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class

A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the aggregate Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (xiii) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (xiv) the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.40% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-23, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC CX.

     "Class C Interest" An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates and the Class R-CX Interest, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

     "Class C Shortfall": As defined in Section 10.01(l) hereof.

     "Class FMR IO Interest" An uncertificated interest in the Trust Fund, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

     "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 65.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-3 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-4 Certificate": Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-4 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-5 Certificate": Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-14, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-5 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-6 Certificate": Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-15, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-6 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate

Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-7 Certificate": Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-16, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-7 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-8 Certificate": Any one of the Class M-8 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-17, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-8 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.80% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-9 Certificate": Any one of the Class M-9 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-18, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-9 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate

Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the aggregate Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.80% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class M-10 Certificate": Any one of the Class M-10 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-19 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

     "Class M-10 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the aggregate Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 92.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

     "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-24, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC PX.

     "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

     "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-25, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

     "Class R-1 Interest": The Residual Interest in REMIC 1.

     "Class R-2 Interest": The Residual Interest in REMIC 2.

     "Class R-3 Interest": The Residual Interest in REMIC 3.

     "Class R-4 Interest": The Residual Interest in REMIC 4.

     "Class R-CX Certificate": Any one of the Class R-CX Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-26, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-CX Interest and the Class R-SwapX Interest.

     "Class R-CX Interest": The Residual Interest in REMIC CX.

     "Class R-PX Certificate": Any one of the Class R-PX Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-27, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-PX Interest.

     "Class R-PX Interest": The Residual Interest in REMIC PX.

     "Class R-SwapX Interest" The Residual Interest in REMIC SwapX.

     "Class Swap IO Certificate" A certificated interest in the Trust Fund, evidencing a Regular Interest in REMIC SwapX for purposes of the REMIC Provisions.

     "Class Swap IO Interest" An uncertificated interest in the Trust Fund, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

     "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

     "Closing Date": August 30, 2005.

     "Closing Date Mortgage Loans": The Group I Closing Date Mortgage Loans, the Group II Closing Date Mortgage Loans and the Group III Closing Date Mortgage Loans.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2" and which must be an Eligible Account.

     "Commission": The Securities and Exchange Commission.

     "Compensating Interest": As defined in Section 3.24.

     "Controlling Person": The NIMS Insurer, if no NIMS Insurer Default is continuing, or the Holders of the majority of the Percentage Interest of the Class C Certificates, if there is no NIMS Insurer or if a NIMS Insurer Default has occurred and is continuing.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

     "Corresponding Certificates": As shown on the following chart:

-----------------------------------------------------
REMIC 3 Regular Interest    Corresponding Certificate
-----------------------------------------------------
IA1                         Class I-A1 Certificates
-----------------------------------------------------
IA2                         Class I-A2 Certificates
-----------------------------------------------------
IIA1                        Class II-A1 Certificates
-----------------------------------------------------

-------------------------------------------------------
REMIC 3 Regular Interest     Corresponding Certificate
-------------------------------------------------------
IIA2                         Class II-A2 Certificates
-------------------------------------------------------
IIIA1                        Class III-A1 Certificates
-------------------------------------------------------
IIIA1A                       Class III-A1A Certificates
-------------------------------------------------------
IIIA2                        Class III-A2 Certificates
-------------------------------------------------------
IIIA3                        Class III-A3 Certificates
-------------------------------------------------------
IIIA4                        Class III-A4 Certificates
-------------------------------------------------------
M1                           Class M-1 Certificates
-------------------------------------------------------
M2                           Class M-2 Certificates
-------------------------------------------------------
M3                           Class M-3 Certificates
-------------------------------------------------------
M4                           Class M-4 Certificates
-------------------------------------------------------
M5                           Class M-5 Certificates
-------------------------------------------------------
M6                           Class M-6 Certificates
-------------------------------------------------------
M7                           Class M-7 Certificates
-------------------------------------------------------
M8                           Class M-8 Certificates
-------------------------------------------------------
M9                           Class M-9 Certificates
-------------------------------------------------------
M10                          Class M-10 Certificates
-------------------------------------------------------
B1                           Class B-1 Certificates
-------------------------------------------------------
B2                           Class B-2 Certificates
-------------------------------------------------------
B3                           Class B-3 Certificates
-------------------------------------------------------
Class C Interest             Class C Certificates
-------------------------------------------------------
P and the Class P Interest   Class P Certificates
-------------------------------------------------------

     "Credit Enhancement Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates, the Class B Certificates and the Uncertificated Principal Balance of the Class C Interest, calculated prior to distribution of the Group I Principal

Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

     "Cumulative Loss Trigger Event": A Cumulative Loss Trigger Event has occurred with respect to any Distribution Date in or after September 2007, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

Distribution Date Occurring in             Cumulative Loss Percentage
------------------------------   ---------------------------------------------
September 2007 through           1.30% for the first month, plus an additional
August 2008                      1/12th of 1.55% for each month thereafter.

September 2008 through           2.85% for the first month, plus an additional
August 2009                      1/12th of 1.60% for each month thereafter.

September 2009 through           4.45% for the first month, plus an additional
August 2010                      1/12th of 1.30% for each month thereafter.

September 2010 through           5.75% for the first month, plus an additional
August 2011                      1/12th of 0.65% for each month thereafter.

September 2011 and thereafter    6.40% for each month.

     "Custodial Agreement": Any agreement that may be entered into by the Trustee and any Custodian or any agreement assigned to the Trustee providing for holding and safekeeping of Mortgage Files on behalf of the Trust.

     "Custodian": A custodian appointed as provided in Section 8.11 hereof pursuant to a Custodial Agreement.

     "Cut-off Date": With respect to each Closing Date Mortgage Loan, August 1, 2005; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

     "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to a Closing Date Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b) hereof.

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

     "Delinquency Percentage": With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of
(i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties related to the Mortgage Loans and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

     "Delinquency Trigger Event": A Delinquency Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 31.00% of the Credit Enhancement Percentage.

     "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

     "Depositor": Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

     "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any: (A) "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code;
(B) "electing large partnership" within the meaning of Section 775 of the Code; or (C) other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit. The terms "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2" and which must be an Eligible Account.

     "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2005.

     "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     "Early Termination Date": As defined in the Swap Agreement.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated no lower than P-1 by Moody's, F-1 by Fitch and A-1 by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual Bank is the Sub-Servicer, any account maintained with Washington Mutual Bank shall be an Eligible Account if the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "A2" by Moody's, or "A" by Fitch and "A-" by S&P and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than A-2 by S&P, provided that if the long-term unsecured debt obligations of Washington Mutual Bank are downgraded by S&P to a rating lower than "A-" or the short-term unsecured debt obligations of Washington Mutual Bank are downgraded by S&P to a rating lower than A-2, Washington Mutual Bank shall transfer the deposits in any account maintained by Washington Mutual Bank (unless any such account is otherwise qualified as an Eligible Account pursuant to (ii), (iii) or (iv) of the definition of Eligible Account) to an Eligible Account within ten (10) Business Days of notification of such downgrade, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer and each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payments": As defined in Section 3.09 hereof.

     "Excess Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

     "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

     "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to
Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

     "Fannie Mae": Federal National Mortgage Association, or any successor thereto.

     "FDIC": Federal Deposit Insurance Corporation, or any successor thereto.

     "Final Maturity Reserve Account": As defined in Section 4.10(a) hereof.

     "Final Maturity Reserve Funding Date": The earlier of (a) the Distribution Date in August 2035 and (b) the Distribution Date on which amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account) are equal to the Stated Principal Balance of the Mortgage Loans with an original term to maturity of 480 months (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Final Maturity Reserve Rate": An annual rate of 0.60%.

     "Final Maturity Reserve Shortfall": With respect to any Distribution Date, the difference between the Stated Principal Balance of the Mortgage Loans with an original term to maturity of 480 months (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account).

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03,
Section 3.16(c) or Section 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery Determination made thereby.

     "Fitch": Fitch Ratings, Inc., or its successor in interest.

     "Fixed Rate Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

     "Formula Rate": For any Distribution Date and (a) the Class A Certificates (other than the Class III-A1 Certificates provided a Swap Default has not occurred and is continuing), the Mezzanine Certificates and the Class B Certificates, LIBOR for such Distribution Date plus the related Certificate Margin and (b) the Class III-A1 Certificates (provided a Swap Default has not occurred and is continuing), the Class III-A1 LIBOR for such Distribution Date plus the related Certificate Margin.

     "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

     "Gross Subsequent Recoveries": Any unexpected recoveries related to a Liquidated Mortgage Loan received by the Master Servicer which were allocated as a Realized Loss in reducing a Certificate Principal Balance of a Class of the Mezzanine Certificates or the Class B Certificates on a Distribution Date prior to the Prepayment Period in which such funds were received. Gross Subsequent Recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

     "Group I Closing Date Mortgage Loans": Any of the Group I Mortgage Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date Principal Balance of the Group I Closing Date Mortgage Loans is equal to $452,866,268.28.

     "Group I Final Maturity Reserve Amount": With respect to any Distribution Date, (a) on and after the Distribution Date in September 2012 up to and including the Final Maturity Reserve Funding Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 5% on such Distribution Date, the lesser of (A) the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group I Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the Final Maturity Reserve Shortfall for such Distribution Date multiplied by a fraction, (1) the numerator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group I Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans on the first day of the related Due Period (not including for this purpose the Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (b) on any other Distribution Date, zero.

     "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

     "Group I Mortgage Loans": Those Mortgage Loans identified as Group I Mortgage Loans on the Mortgage Loan Schedule.

     "Group I Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

     "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group I Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount multiplied by the Group I Principal Allocation Percentage for such Distribution Date.

     "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group I Mortgage Loans.

     "Group I Senior Cap Agreement": The interest rate cap agreement consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a Schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York Law) and the related Confirmation thereto, between the Trustee and the Cap Provider, attached as Exhibit B-1 hereto, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Group I Senior Certificates": The Class I-A1 Certificates and the Class I-A2 Certificates.

     "Group I Subordinate Amount": With respect to any Distribution Date, the excess of the Stated Principal Balances of the Group I Mortgage Loans as of such Distribution Date over the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately after such Distribution Date.

     "Group I Senior Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 54.90% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

     "Group II Closing Date Mortgage Loans": Any of the Group II Mortgage Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date Principal Balance of the Group II Closing Date Mortgage Loans is equal to $873,528,669.60.

     "Group II Final Maturity Reserve Amount": With respect to any Distribution Date, (a) on and after the Distribution Date in September 2012 up to and including the Final Maturity Reserve Funding Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 5% on such Distribution Date, the lesser of (A) the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group II Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the Final Maturity Reserve Shortfall for such Distribution Date multiplied by a fraction, (1) the numerator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group II Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans on the first day of the related Due Period (not including for this purpose the Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (b) on any other Distribution Date, zero.

     "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

     "Group II Mortgage Loans": Those Mortgage Loans identified as Group II Mortgage Loans on the Mortgage Loan Schedule.

     "Group II Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

     "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group II Principal Allocation

Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount multiplied by the Group II Principal Allocation Percentage for such Distribution Date.

     "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period,
(v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group II Mortgage Loans.

     "Group II Senior Cap Agreement": The interest rate cap agreement consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a Schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York Law) and the related Confirmation thereto, between the Trustee and the Cap Provider, attached as Exhibit B-2 hereto, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Group II Senior Certificates": The Class II-A1 Certificates, the Class II-A2 Certificates and the Class II-A3 Certificates.

     "Group II Senior Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 54.90% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

     "Group II Subordinate Amount": With respect to any Distribution Date, the excess of the Stated Principal Balances of the Group II Mortgage Loans as of such Distribution Date over the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately after such Distribution Date.


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

     "Group III Closing Date Mortgage Loans": Any of the Group III Mortgage Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date Principal Balance of the Group III Closing Date Mortgage Loans is equal to $1,429,321,730.44.

     "Group III Final Maturity Reserve Amount": With respect to any Distribution Date, (a) on and after the Distribution Date in September 2012 up to and including the Final Maturity Reserve Funding Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 5% on such Distribution Date, the lesser of (A) the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate Stated Principal Balance of the Group III Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group III Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the Final Maturity Reserve Shortfall for such Distribution Date multiplied by a fraction, (1) the numerator of which is the aggregate Stated Principal Balance of the Group III Mortgage Loans on the first day of the related Due Period (not including for this purpose the Group III Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans on the first day of the related Due Period (not including for this purpose the Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), and (b) on any other Distribution Date, zero.

     "Group III Fraction:" With respect to any Distribution Date, the Certificate Principal Balance of the Class III-A1 Certificates and the Class III-A1A Certificates immediately prior to such Distribution Date divided by the Certificate Principal Balance of the Group III Senior Certificates immediately prior to such Distribution Date.

     "Group III Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group III Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group III Mortgage Loans.

     "Group III Mortgage Loans": Those Mortgage Loans identified as Group III Mortgage Loans on the Mortgage Loan Schedule.

     "Group III Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

     "Group III Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group III Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group III Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount multiplied by the Group III Principal Allocation Percentage for such Distribution Date.

     "Group III Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group III Mortgage

Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group III Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Group III Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group III Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group III Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group III Mortgage Loans.

     "Group III Senior Cap Agreement": The interest rate cap agreement consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a Schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York Law) and the related Confirmation thereto, between the Trustee and the Cap Provider, attached as Exhibit B-3 hereto, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Group III Senior Certificates": The Class III-A1 Certificates, the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates.

     "Group III Senior Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 54.90% and (ii) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the Cut-off Date.

     "Group III Subordinate Amount": With respect to any Distribution Date, the excess of the Stated Principal Balances of the Group III Mortgage Loans as of such Distribution Date over the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately after such Distribution Date.

     "Indenture": The indenture or a document of similar import, if any, entered into following the Closing Date, by the NIMS Issuer relating to the NIM Notes to be issued thereunder.

     "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

     "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

     "Initial Notional Amount": With respect to any Class C Certificate, the amount designated "Initial Notional Amount" on the face thereof.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property (including any related PMI Policy), to the extent such proceeds are not (i) to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or (ii) Gross Subsequent Recoveries with respect to such Mortgage Loan.

     "Insured NIM Notes": Net interest margin securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain or all of the Class C Certificates and the Class P Certificates and insured by the NIMS Insurer.

     "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     "Interest Remittance Amount": The Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Gross Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

     "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for United States dollar deposits of one-month maturity set forth by the British Bankers' Association (the "BBA"), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trustee will obtain such rate from Reuters Monitor Money Rates Service page "LIBOR01" or Bloomberg L.P. page "BBAM." Alternatively, the Trustee may request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

               (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

               (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

     "LIBOR Business Day": Any day on which banks in The City of London, England and New York City are open for conducting transactions in foreign currency and exchange.

     "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23, Section 3.16(c) or Section 9.01.

     "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.16(c), Section 3.23 or Section 9.01.

     "Loan Group": Any of Loan Group I, Loan Group II or Loan Group III.

     "Loan Group I": All of the Group I Mortgage Loans collectively.

     "Loan Group II": All of the Group II Mortgage Loans collectively.

     "Loan Group III": All of the Group III Mortgage Loans collectively.

     "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the Mortgage Loan and any other mortgage loan secured by a senior lien on the related Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

     "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Pass-Through Rates for REMIC 3 Regular Interests IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1,
B2, B3 and ZZ, with (A) the rates on each such REMIC 3 Regular Interest (other the REMIC 1 Regular Interest ZZ) subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 3 Regular Interest, and (ii) the Net WAC Rate for the Corresponding Certificates, (B) the rate on REMIC 3 Regular Interest ZZ subject to a cap of zero for purposes of this calculation, and (C) the rates on all of the REMIC 3 Regular Interests multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period for each such REMIC 3 Regular Interest and the denominator of which is 30.

     "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

     "Master Servicer Event of Default": One or more of the events described in
Section 7.01.

     "Master Servicer Prepayment Charge Payment Amount": The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in Section 2.04(a)(viii) or (ii) collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

     "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day preceding the Distribution Date.

     "Maximum ZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 3 Regular Interest ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 3 Regular Interest ZZ over (y) the REMIC 3 Overcollateralized Amount, in each case for such Distribution Date, over
(ii) Uncertificated Accrued Interest on REMIC 3 Regular Interests IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2 and B3, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 3 Regular Interest, and (ii) the Net WAC Rate for the Corresponding Certificates; provided, however, that for this purpose, calculations of the Uncertificated REMIC 3 Pass-Through Rate and the related caps with respect to all of the REMIC 3 Regular Interests shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

     "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

     "Mezzanine Certificates": The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates.

     "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.


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

     "Monthly Interest Distributable Amount": With respect to any Distribution Date and the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date. With respect to the Class C Interest and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Notional Amount of such Class immediately prior to such Distribution Date. With respect to the Class C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the Monthly Interest Distributable Amount for the Class C Interest.

     In all cases, the Monthly Interest Distributable Amount for any Class of Certificates and the Class C Interest shall be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class under Section 1.03.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest in or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee or another Custodian pursuant to Section 2.01 or
Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

               (i) the Mortgagor's name and the originator's Mortgage Loan identifying number;

               (ii) the street address of the Mortgaged Property including the state and zip code;

               (iii) a code indicating whether the Mortgaged Property is owner-occupied;

               (iv) the type of Residential Dwelling constituting the Mortgaged Property;

               (v) the original months to maturity;

               (vi) the Loan-to-Value Ratio and the combined Loan-to-Value Ratio at origination;

               (vii) the Mortgage Rate in effect immediately following the Cut-off Date;

               (viii) the date on which the first Monthly Payment was due on the Mortgage Loan;

               (ix) the stated maturity date;

               (x) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

               (xi) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

               (xii) the original principal amount of the Mortgage Loan;

               (xiii) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

               (xiv) whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan: (a) the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate, (d) the Periodic Rate Cap for the first Adjustment Date and each subsequent Adjustment Date and (e) the next Adjustment Date immediately following the Cut-off Date;

               (xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

               (xvi) the Mortgage Rate at origination;

               (xvii) a code indicating the documentation program;

               (xviii) the Seller's risk grade and the FICO score;

               (xix) the Origination Value of the Mortgaged Property;

               (xx) the sale price of the Mortgaged Property, if applicable;

               (xxi) whether such Mortgage Loan is secured by a first lien or a second lien on the related Mortgaged Property;

               (xxii) the date of origination;

               (xxiii) the stated remaining months to maturity as of the Cut-off Date;

               (xxiv) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

               (xxv) the interest "paid to date" of the Mortgage Loan as of the Cut-off Date;

               (xxvi) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan, a Group II Mortgage Loan or a Group III Mortgage Loan;

               (xxvii) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage
          Loan);

               (xxviii) the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

               (xxix) the number of years the prepayment penalty is in effect;
          and

               (xxx) a code indicating that such Mortgage Loan is covered under the PMI Policy, if applicable.

     The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. The Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans, those that are included in Group II Mortgage Loans and those that are included in Group III Mortgage Loans.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of real property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

     "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date,
(b) any Remaining Principal Distribution Amount and (c) the positive excess of
(x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates, the Mezzanine Certificates and the Class B Certificates,
(B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Trust Swap Payment, (D) the Aggregate Final Maturity Reserve Amount, (E) any Swap Termination Payment (only if the Swap Default is attributable to the Trust) and (F) the Principal Remittance Amount.

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

     "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.


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

     "Net Swap Payment": With respect to any Distribution Date, the excess, if any, of the Swap Counterparty Payment for the related Swap Payment Date over the Trust Swap Payment for the related Swap Payment Date.

     "Net WAC Rate":

     For any Distribution Date and the Group I Senior Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the Group I Final Maturity Reserve Amount for such Distribution Date multiplied by 12, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the Net WAC Rate for the Group I Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest 1GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     For any Distribution Date and the Group II Senior Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the Group II Final Maturity Reserve Amount for such Distribution Date multiplied by 12, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the Net WAC Rate for the Group II Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest 2GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     For any Distribution Date and the Group III Senior Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the Group III Final Maturity Reserve Amount for such Distribution Date multiplied by 12, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the Net WAC Rate for the Group III Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest 3GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.


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

     For any Distribution Date and the Mezzanine Certificates and the Class B Certificates, the Subordinated Net WAC Rate.

     "Net WAC Rate Carryover Amount": With respect to the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and any Distribution Date for which the Pass-Through Rate for such Class of Certificates for such Distribution Date is the related Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been distributable to such Class of Certificates on such Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest distributable on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for the most recently ended Accrual Period.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "NIM Notes": The Insured NIM Notes and the Other NIM Notes.

     "NIMS Insurer": A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, the NIMS Issuer, the Master Servicer, the Trustee and/or other Persons), the NIMS Insurer shall be the Person designated in the Indenture or such other agreement. If none of the net interest margin securities have been issued by the NIMS Issuer, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS Insurer under this Agreement.

     "NIMS Insurer Default": The existence and continuation of any default by the NIMS Insurer (including a failure by the NIMS Insurer to make a payment) under an insurance policy or policies issued in connection with the Indenture.

     "NIMS Issuer": One or more Affiliates of the Depositor or Credit Suisse First Boston LLC and/or one or more entities sponsored by an Affiliate of the Depositor or Credit Suisse First Boston LLC.

     "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Notional Amount": With respect to the Class C Interest, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. With respect to the Class C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of the Class C Interest.

     The Notional Amount of the FM Reserve IO Class for any Distribution Date will equal the Stated Principal Balance of the Mortgage Loans for such Distribution Date. The Notional Amount of the Swap IO Class will at all times equal the Certificate Principal Balance of the Class III-A1 Certificates on such Distribution Date.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Optional Termination Date": The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans.

     "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates, the corresponding Certificate Principal Balance on the Closing Date.

     "Original Class Notional Amount": With respect to the Class C Interest, $2,755,716,668.32.

     "Origination Value": With respect to any Mortgaged Property, the lesser of
(i) the Appraised Value thereof and (ii) the value thereof as determined and assigned at origination by a review appraisal conducted by the Seller.

     "Other NIM Notes": Net Interest Margin Securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain Class C Certificates and the Class P Certificates and not insured by any NIMS Insurer.

     "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date).

     "Overcollateralization Floor": 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.


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

     "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

     "Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, 0.80% of the aggregate Cut-off Date Principal Balance of the Closing Date Mortgage Loans, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (I) approximately 0.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date and (II) approximately 1.60% of the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Overcollateralization Floor, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

     "Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Extra Principal Distribution Amount, if any).

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate":

     With respect to the Class A Certificates (other than the Class III-A1 Certificates), the Mezzanine Certificates and the Class B Certificates for any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution Date.

     With respect to the Class III-A1 Certificates for any Distribution Date,
(a) provided a Swap Default has not occurred and is continuing, the related Formula Rate for such Distribution Date, and (b) if a Swap Default has occurred and is continuing, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate of the REMIC regular interest corresponding to the Class III-A1 Certificate shall, for any Distribution Date, be the lesser of the Formula Rate for such Distribution Date and the related Net WAC Rate for such Distribution Date. Amounts (other than principal) paid on the Class III-A1 Certificate in excess of the related Net WAC Rate shall be treated as paid outside of any REMIC.


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

     For federal income tax purposes, the Pass-Through Rate for any Certificate (other than the Class C, Class P, and Class R Certificates) will never exceed the Net WAC Rate for such Certificate, as such Net WAC Rate is determined for federal income tax purposes. Amounts (other than principal) paid on the Certificates (other than the Class C, Class P, and Class R Certificates) in excess of the Net WAC Rate as determined for federal income tax purposes shall be treated as paid outside of any REMIC.

     With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (Y) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interests AA, IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2, B3, ZZ and
P. For purposes of calculating the Pass-Through Rate for the Class C Interest, the numerator is equal to the sum of the following components:

          (A) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest AA;

          (B) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IA1;

          (C) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IA2;

          (D) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIA1;

          (E) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIA2;

          (F) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIIA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIIA1;

          (G) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIIA1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIIA1A;

          (H) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIIA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIIA2;

          (I) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIIA3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIIA3;

          (J) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest IIIA4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest IIIA4;

          (K) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M1;

          (L) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M2;

          (M) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M3;

          (N) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M4;

          (O) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M5;

          (P) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M6;

          (Q) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M7;

          (R) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M8;

          (S) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M9;

          (T) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest M10 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest M10;


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

          (U) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest B1;

          (V) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest B2;

          (W) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest B3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest B3;

          (X) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest ZZ; and

          (Y) 100% of the interest on REMIC 3 Regular Interest P.

          The Class C Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the distributions on the Class C Interest.

     With respect to the Class Swap IO Interest and any Distribution Date, a per annum rate equal to the Swap Fee Rate. However, for federal income tax purposes and under the REMIC Provisions, the Class Swap IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the interest paid by REMIC 3 Regular Interest Swap IO. The Class Swap IO Certificates will not have a Pass-Through Rate but will be entitled to 100% of the interest paid on the Class Swap IO Interest.

     With respect to the Class FMR IO Interest and any Distribution Date, a per annum rate equal to the Final Maturity Rate. However, for federal income tax purposes and under the REMIC Provisions, the Class FMR IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the interest paid by REMIC 3 Regular Interest FMR IO.

     "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Notional Amount of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

     "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or the Trustee serves as an advisor:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Fitch, Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, rated A-1+ by S&P and rated A2 or higher by Moody's;

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Permitted Investments; and

               (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     The Trustee or its Affiliates are permitted to receive additional compensation (such compensation shall not be an expense of the Trust or constitute an Extraordinary Trust Fund Expense) that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

     "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

     "PMI Insurer": None of the Mortgage Loans are insured by a primary mortgage insurance policy. References to the PMI Insurer, PMI Insurer Fee, PMI Insurer Fee Rate, PMI Mortgage Loans and PMI Policy are left in this Agreement for administrative convenience and shall be completely disregarded. There are no PMI Mortgage Loans or any PMI Insurer under this Agreement and no Person shall have any rights of the PMI Insurer under this Agreement.

     "PMI Insurer Fee": The amount payable to the PMI Insurer on each Distribution Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any related REO

Properties as of the first day of the related Due Period plus any applicable premium taxes on the PMI Mortgage Loans located in the States of West Virginia and Kentucky.

     "PMI Insurer Fee Rate": 0.00% per annum.

     "PMI Mortgage Loans": The Mortgage Loans insured by the PMI Insurer set forth on the list of Mortgage Loans attached hereto as Schedule IV. There are no PMI Mortgage Loans under this Agreement.

     "PMI Policy": Not applicable.

     "Preference Claim": As defined in Section 4.02 hereof.

     "Prepayment Assumption": The pricing prepayment assumption as described in the Prospectus Supplement.

     "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

     "Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

               (i) the Mortgage Loan identifying number;

               (ii) a code indicating the type of Prepayment Charge;

               (iii) the state of origination of the related Mortgage Loan;

               (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

               (v) the term of the related Prepayment Charge; and

               (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

     The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer and the Trustee.

     "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan for which a Principal Prepayment in full is applied on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, the amount of interest collected on such Principal Prepayment in full at the applicable Net Mortgage Rate from the first day of the month in which such Distribution Date occurs through the day on which such Principal Prepayment is applied.


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

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the month in which such Principal Prepayment is applied and (ii) 30 days. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24. For avoidance of doubt, no Prepayment Interest Shortfalls shall exist with respect to Principal Prepayments in full which are applied during the period from the first through the 14th day of the month of the related Distribution Date.

     "Prepayment Period": With respect to any Distribution Date, (i) the period from the 15th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) through the 14th day of the month in which such Distribution Date occurs, inclusive, for purposes of Principal Prepayments in full; and (ii) the calendar month immediately preceding the calendar month in which such Distribution Date occurs, for any other purpose. Except for purposes of calculating Prepayment Interest Excess, Principal Prepayments made during the calendar month immediately preceding the Cut-off Date and received by the Master Servicer shall be deemed to be received after the Cut-off Date and during the Prepayment Period related to the first Distribution Date.

     "Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

     "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

     "Principal Distribution Amount": With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount.


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

     "Prospectus Supplement": That certain Prospectus Supplement dated August 25, 2005 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.11 (a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.03 because such Mortgage Loan is in breach of the representation in Section 6(xlvi) or in Section 6(lxi) of the Mortgage Loan Purchase Agreement, any additional costs or damages in excess of the amounts to be paid pursuant to clauses (i) through (v) above (including attorney's fees) incurred by the Trust as a result of the Trust's status as an assignee or purchaser of such Mortgage Loans.

     Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive of any Mortgage Loans purchased by the Holder of the Class C Certificates, the Master Servicer or the NIMS Insurer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a Purchase Price paid in connection with Section 9.01).

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than


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

5.00% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs,
(ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans that are Group I Mortgage Loans or Group II Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae and Freddie Mac loan limits as of the date of its origination,
(xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan,
(xiv) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy, and (xv) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances (applied separately for the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans), the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive of any Mortgage Loans purchased by the Holder of the Class C Certificates, the Master Servicer or the NIMS Insurer pursuant to Section 3.16(c)) or substituted for, then in addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage Loan shall also have a Prepayment Charge provision at least as favorable to the Holders of the Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.


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

     "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

     "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Mortgage Loan.

     "Record Date": With respect to (i) the Class C Certificates, the Class P Certificates, the Residual Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate, a Mezzanine Certificate or a Class B Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

     "Recording Documents": As defined in Section 2.01 hereof.

     "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trustee with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee with the consent of the NIMS Insurer which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificates": The Class A Certificates, the Mezzanine Certificates, the Class B Certificates, the Class C Certificates and the Class P Certificates.

     "Relief Act": The Servicemembers' Civil Relief Act of 2003.

     "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

     "Remaining Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the Principal Distribution Amount remaining after the distributions set forth in Section 4.01(c)(i) and (ii).


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

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC 1": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund, the Supplemental Interest Account, the Final Maturity Reserve Account and the Master Servicer Prepayment Charge Payment Amounts.

     "REMIC 1 Regular Interest A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest G1-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G1-A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest G1-B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G1-B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest G2-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G2-A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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

     "REMIC 1 Regular Interest G2-B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G2-B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest G3-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G3-A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest G3-B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest G3-B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interests": REMIC 1 Regular Interests AG1-A, G1-B, G2-A, G2-B, G3-A, G3-B and P.

     "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC 2 Regular Interest A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest FMR IO": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest FMR IO shall accrue interest at the related Uncertificated


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

REMIC 2 Pass-Through Rate in effect from time to time, but shall not be entitled to distributions of principal.

     "REMIC 2 Regular Interest G1-SR": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest G1-SR shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest G2-SR": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest G2-SR shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest G3-SR": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest G3-SR shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest SUB-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest SUB-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest Swap": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest Swap shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interests": REMIC 2 Regular Interest A, G1-SR, G2-SR, G3-SR, SUB A, Swap, FMR IO, and P.

     "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 4, as holder of the REMIC 3 Regular Interests and the Class R Certificateholders, as holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.


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

     "REMIC 3 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and
(ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 3 Regular Interest LT1-AA minus the Marker Rate, divided by (b) 12.

     "REMIC 3 Overcollateralization Target Amount": 0.50% of the
Overcollateralization Target Amount.

     "REMIC 3 Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 3 Regular Interest AA, REMIC 3 Regular Interest IA1, REMIC 3 Regular Interest IA2, REMIC 3 Regular Interest IIA1, REMIC 3 Regular Interest IIA2, REMIC 3 Regular Interest IIIA1, REMIC 3 Regular Interest IIIA1A, REMIC 3 Regular Interest IIIA2, REMIC 3 Regular Interest IIIA3, REMIC 3 Regular Interest IIIA4, REMIC 3 Regular Interest M1, REMIC 3 Regular Interest M2, REMIC 3 Regular Interest M3, REMIC 3 Regular Interest M4, REMIC 3 Regular Interest M5, REMIC 3 Regular Interest M6, REMIC 3 Regular Interest M7, REMIC 3 Regular Interest M8, REMIC 3 Regular Interest M9, REMIC 3 Regular Interest M10, REMIC 3 Regular Interest B1, REMIC 3 Regular Interest B2, REMIC 3 Regular Interest B3, REMIC 3 Regular Interest ZZ and REMIC 3 Regular Interest P minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest IA1, REMIC 3 Regular Interest IA2, REMIC 3 Regular Interest IIA1, REMIC 3 Regular Interest IIA2, REMIC 3 Regular Interest IIIA1, REMIC 3 Regular Interest IIIA1A, REMIC 3 Regular Interest IIIA2, REMIC 3 Regular Interest IIIA3, REMIC 3 Regular Interest IIIA4, REMIC 3 Regular Interest M1, REMIC 3 Regular Interest M2, REMIC 3 Regular Interest M3, REMIC 3 Regular Interest M4, REMIC 3 Regular Interest M5, REMIC 3 Regular Interest M6, REMIC 3 Regular Interest M7, REMIC 3 Regular Interest M8, REMIC 3 Regular Interest M9, REMIC 3 Regular Interest M10, REMIC 3 Regular Interest B1, REMIC 3 Regular Interest B2, REMIC 3 Regular Interest B3 and REMIC 3 Regular Interest P, in each case as of such date of determination.

     "REMIC 3 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) 0.50% of the aggregate Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2 and B3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interests IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2, B3 and ZZ.

     "REMIC 3 Regular Interest 1GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest 1GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest 2GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest 2GRP shall accrue interest at the related Uncertificated


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

REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest 3GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest 3GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IA1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IA1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IA2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IA2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIA1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIA1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIA2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIA2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIIA1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIIA1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIIA1A": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in


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

REMIC 3. REMIC 3 Regular Interest IIIA1A shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIIA2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIIA2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIIA3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIIA3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest IIIA4": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest IIIA4 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest AA": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest AA shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest B1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest B1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest B2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest B2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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

     "REMIC 3 Regular Interest B3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest B3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest FMR IO": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest FMR IO shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, but shall not be entitled to distributions of principal.

     "REMIC 3 Regular Interest M1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M4": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M4 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M5": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M5 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M6": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M6 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M7": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M7 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M8": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M8 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M9": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M9 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest M10": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest M10 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest SUB GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest SUB GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest Swap IO": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest Swap IO shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, but shall not be entitled to distributions of principal.

     "REMIC 3 Regular Interest P": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest P shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest XX": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest XX shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interests": REMIC 3 Regular Interests AA, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1,
B2, B3, ZZ, P, 1GRP, 2GRP, SUB A, 3GRP, XX, Swap IO, and FMR IO.

     "REMIC 4": The segregated pool of assets consisting of all of the REMIC 3 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates), REMIC CX, as the holder of the Class C Interest, REMIC PX, as the holder of the Class P Interest, REMIC SWAPX as holder of the Class Swap IO Interest, and the Class R Certificateholders, as holders of the Class R-4 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC 4 Regular Interests": The Class C Interest, the Class P Interest, the Class Swap IO Interest, and the Class FM Reserve IO Interest.

     "REMIC CX": The segregated pool of assets consisting of the Class C Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-CX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC PX": The segregated pool of assets consisting of the Class P Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-PX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests and the REMIC 4 Regular Interests.

     "REMIC SwapX": The segregated pool of assets consisting of the Class Swap IO Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class Swap IO Certificates and the Class R-SwapX Certificates, pursuant to
Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "Remittance": As defined in Section 7.02(b) hereof.

     "Remittance Report": A report prepared by the Master Servicer and delivered to the NIMS Insurer and the Trustee pursuant to Section 4.04.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.


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

     "Request for Release": A release signed by a Servicing Representative, in the form of Exhibit E-1 or E-2 attached hereto.

     "Reserve Fund": The reserve fund established pursuant to Section 3.26.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in New York City selected by the Trustee with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trustee with the consent of the NIMS Insurer are quoting on such Interest Determination Date to leading European banks.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project or a Freddie Mac eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

     "Residual Certificates": The Class R Certificates, the Class R-CX Certificates and the Class R-PX Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, any managing director, director, associate, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     "Seller": Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Sequential Trigger Event": A Sequential Trigger Event is in effect with respect to any Distribution Date (i) from the September 2005 Distribution Date through the August 2008 Distribution Date if the percentage obtained by dividing
(x) the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

  Distribution Date Occurring in               Cumulative Loss Percentage
----------------------------------   ---------------------------------------------
September 2005 through August 2007   1.30%

September 2007 through August 2008   1.30% for the first month, plus an additional
                                     1/12th of the positive difference between
                                     2.85% and 1.35% for each month thereafter.

and (ii) on and after the Distribution Date in September 2008 if a Trigger Event is in effect.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.23.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

     "Servicing Fee Rate": 0.50% per annum.

     "Servicing Representative": Any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Startup Day": As defined in Section 10.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section
4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

     "Stepdown Date": The earlier of (a) the later of (i) the Distribution Date in September 2008 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 45.10% and (b) the date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

     "Subordinate Cap Agreement": The interest rate cap agreement consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a Schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York
Law) and the related Confirmation thereto, between the Trustee and the Cap Provider, attached as Exhibit B-4 hereto, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Subordinated Net WAC Rate": For any Distribution Date and the Mezzanine Certificates and the Class B Certificates, a per annum rate equal to the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest SUB GRP for such Distribution Date multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     "Sub-Servicing Account": An account or accounts established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     "Subsequent Recoveries": The Gross Subsequent Recoveries net of amounts payable or reimbursable to the Master Servicer for related (i) Advances, (ii) Servicing Advances and (iii) Servicing Fees.

     "Substitution Adjustments": As defined in Section 2.03(d) hereof.

     "Supplemental Final Maturity Reserve Amount": With respect to any Distribution Date (a) prior to the Distribution Date in August 2022, zero, (b) on and after the Distribution Date in August 2022 up to and including the Distribution Date in August 2035, the amount of the Net Monthly Excess Cashflow for such Distribution Date remaining after the distribution pursuant to Section 4.01(d)(i)(tt) and (c) after the Distribution Date in August 2035, zero.

     "Supplemental Interest Account": As defined in Section 4.90(a) hereof.

     "Swap Agreement": The swap agreement relating to the Class III-A1 Certificates consisting of a 1992 ISDA Master Agreement (Multicurrency Border) and a schedule dated as of the Closing Date and a 1994 ISDA Credit Support Annex (Bilateral Form New York Law) and the related confirmation thereto, between the Trustee on behalf of the Trust and the Swap Counterparty, attached as Exhibit G hereto, as such agreement may be amended and supplemented in accordance with its terms.

     "Swap Counterparty Payment": With respect to the Swap Payment Date is an amount equal to the product of (i) USD-LIBOR-BBA for that Swap Payment Date plus the Spread (as defined in the Swap Agreement), (ii) the Swap Notional Amount for that Swap Payment Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period and the denominator of which is 360, subject to reduction in the circumstances set forth in the Swap Agreement.

     "Swap Counterparty": Credit Suisse First Boston International, or any successor in interest thereto in accordance with the Swap Agreement.

     "Swap Default": The effective designation of an Early Termination Date in respect of the Swap Agreement following the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

     "Swap Event of Default": An "Event of Default" as such term is defined in the Swap Agreement.

     "Swap Fee Amount": With respect to each Distribution Date, the portion of the Trust Swap Payment based on the Swap Fee Rate for such Distribution Date.

     "Swap Fee Rate": The per annum rate set forth in the Swap Agreement as the "Party B Spread."

     "Swap Notional Amount": With respect to any Swap Payment Date is an amount equal to the lesser of (i) Certificate Principal Balance of the Class III-A1 Certificates as of the last day of the related Accrual Period and (ii) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) multiplied by the Group III Fraction.

     "Swap Payment Date": The date of the related Distribution Date.

     "Swap Reimbursement Amount": With respect to any Distribution Date, the excess, if any, of the Swap Counterparty Payment for such Distribution Date over an amount equal to the product of (a) the lesser of (1) the Formula Rate for the Class III-A1 Certificates for the related Accrual Period and (2) the Net WAC Rate with respect to the Group III Senior Certificates for the related Accrual Period, (b) the Swap Notional Amount and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360.

     "Swap Termination Date": The earliest of (i) the Distribution Date on which the Certificate Principal Balance of the Class III-A1 Certificates is reduced to zero, (ii) the Distribution Date on which the Terminator purchases all Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01(a) of this Agreement, (iii) the day on which all of the Trust's obligations under this Agreement expire pursuant to Section 9.01, and (iv) the Distribution Date in August 2035.

     "Swap Termination Payment": Upon the designation of an "Early Termination Date" as defined in the Swap Agreement, the payment to be made by the Trust to the Supplemental Interest Account for payment to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Account for payment to the Trust, as applicable, pursuant to the terms of the Swap Agreement.

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Event": As defined in the Swap Agreement.

     "Termination Price": As defined in Section 9.01(a) hereof.

     "Terminator": As defined in Section 9.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event has occurred with respect to such Distribution Date.

     "Trust": Long Beach Mortgage Loan Trust 2005-WL2, the trust created hereunder.

     "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC CX, REMIC PX, REMIC SwapX, the Reserve Fund, the Supplemental Interest Account, the Final Maturity Reserve Account and any Master Servicer Prepayment Charge Payment Amounts and the Trust's rights under each of the Cap Agreements and the Swap Agreement.

     "Trust REMIC": Any of REMIC 1, REMIC 2, REMIC 3, REMIC CX, REMIC PX and REMIC SwapX.

     "Trust Swap Payment": With respect to each Swap Payment Date, an amount equal to the product of (a) the lesser of (1) the sum of (A) the Formula Rate for the Class III-A1 Certificates for the related Distribution Date and (B) the Swap Fee Rate for the related Calculation Period and (2) the Net WAC Rate with respect to the Group III Senior Certificates for the related Distribution Date,
(b) the Swap Notional Amount and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period and the denominator of which 360, subject to reduction in the circumstances set forth in the Swap Agreement.

     "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Distribution Date, one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due


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during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Trustee Fee Rate": 0.00% per annum.

     "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular Interests pursuant to Section 1.03.

     "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate, the Uncertificated REMIC 2 Pass-Through Rate and the Uncertificated REMIC 3 Pass-Through Rate.

     "Uncertificated Principal Balance": With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses and increased by Subsequent Recoveries as provided in Section 4.06, and the Uncertificated Principal Balance of REMIC 2 Regular Interest ZZ shall be increased by interest deferrals as provided in
Section 4.05. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. Notwithstanding the foregoing, the Uncertificated Principal Balance of (i) the Class C Interest shall always be equal to (i) the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 3 Regular Interests over (B) the sum of the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Interest minus (ii) the amount, if any, paid to the Class A Certificates on the first Distribution Date as Extra Principal Distribution Amount.

     "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest A and P and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of such Mortgage Loans as of the Due Date preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interests G1-A and G1-B and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of such Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interests G2-A and G2-B, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of such Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interests G3-A and G3-B and any Distribution Date, a per annum rate equal


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to the weighted average of the Adjusted Net Mortgage Rates of the Group III
Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of such Group III Mortgage Loans as of the Due Date preceding the month of such Distribution Date.

     "Uncertificated REMIC 2 Pass-Through Rate": With respect to REMIC 2 Regular Interests A and P, a per annum rate equal to the weighted average of the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rates with respect to REMIC 1 Regular Interests A, G1-A, G1-B, G2-A, G2-B, G3-A, G3-B, and P for such Distribution Date over (ii) on each Distribution Date starting with the Distribution Date in September 2012 and ending with the Distribution Date in August 2035, the Final Maturity Reserve Rate, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 1 Regular Interests as of the Due Date in the month preceding the month of such Distribution Date.

     With respect to REMIC 2 Regular Interests G1-SR, a per annum rate equal to the excess, if any, of the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest G1-A for such Distribution Date over, on each Distribution Date starting with the Distribution Date in September 2012 and ending with the Distribution Date in August 2035, the Final Maturity Reserve Rate.

     With respect to REMIC 2 Regular Interest G2-SR, a per annum rate equal to the excess, if any, of the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest G2-A for such Distribution Date over, on each Distribution Date starting with the Distribution Date in September 2012 and ending with the Distribution Date in August 2035, the Final Maturity Reserve Rate.

     With respect to REMIC 2 Regular Interest G3-SR, a per annum rate equal to the excess, if any, of the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest G3-A for such Distribution Date over, on each Distribution Date starting with the Distribution Date in September 2012 and ending with the Distribution Date in August 2035, the Final Maturity Reserve Rate.

     With respect to REMIC 2 Regular Interests SUB-A and Swap, a per annum rate equal to the weighted average of the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rates with respect to REMIC 1 Regular Interests G1-B, G2-B, and G3-B for such Distribution Date over (ii) on each Distribution Date starting with the Distribution Date in September 2012 and ending with the Distribution Date in August 2035, the Final Maturity Reserve Rate, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 1 Regular Interests as of the Due Date in the month preceding the month of such Distribution Date.

     With respect to any Distribution Date and REMIC 2 Regular Interest FMR IO,
(i) 0.00% per annum for each Distribution Date starting with the Distribution Date in September 2005 through the Distribution Date in August 2012, (ii) 0.60% per annum for each Distribution Date starting with the Distribution Date in September 2012 through the Distribution Date in August 2035, and (iii) 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, REMIC 2 Regular Interest FMR IO will be entitled to a percentage of the interest payable on each REMIC 1 Regular Interest, with the percentage equal to (i) on each Distribution Date starting with the Distribution Date in September 2005 through the Distribution Date in August 2012, the excess of the REMIC 1 Uncertificated Pass-Through Rate of such Regular


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Interest over the REMIC 1 Uncertificated Pass-Through Rate of such Regular
Interest, (ii) on each Distribution Date starting with the Distribution Date in September 2012 through the Distribution Date in August 2035, the excess of the REMIC 1 Uncertificated Pass-Through Rate of such Regular Interest over the difference between the REMIC 1 Uncertificated Pass-Through Rate of such Regular Interest and 0.60%, and (iii) 0.00% thereafter.

     "Uncertificated REMIC 3 Pass-Through Rate": With respect to any Distribution Date and REMIC 3 Regular Interests AA, IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2,
B3, ZZ, P, and XX, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 2 Pass-Through Rates with respect to REMIC 2 Regular Interests A, G1-SR, G2-SR, G3-SR, SUB-A, and P for such Distribution Date, and
(y) the excess, if any of (i) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest Swap over (ii) the product of the Swap Fee Rate and ten, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 2 Regular Interests as of the Due Date in the month preceding the month of such Distribution Date.

     With respect to any Distribution Date and REMIC Regular Interest 1GRP, a per annum rate equal to the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest G1-SR.

     With respect to any Distribution Date and REMIC Regular Interest 2GRP, a per annum rate equal to the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest G2-SR.

     With respect to any Distribution Date and REMIC Regular Interest 3GRP, a per annum rate equal to the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest G3-SR.

     With respect to REMIC 3 Regular Interest SUB GRP, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest SUB-A for such Distribution Date, and (y) the excess, if any of (i) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest Swap over (ii) the Swap Fee Rate, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 2 Regular Interests as of the Due Date in the month preceding the month of such Distribution Date.

     With respect to any Distribution Date and the REMIC 3 Regular Interest Swap IO, a per annum rate equal to the Swap Fee Rate for such Distribution Date. For federal income tax purposes, the REMIC 3 Regular Interest Swap IO will be entitled to a percentage (equal to ten times the Swap Fee Rate for the Distribution Date) of the interest payable on REMIC 2 Regular Interest Swap IO.

     With respect to any Distribution Date and REMIC 3 Regular Interest FMR IO,
(i) 0.00% per annum for each Distribution Date starting with the Distribution Date in September 2005 through the Distribution Date in August 2012, (ii) 0.50% per annum for each Distribution Date starting with the Distribution Date in September 2012 through the Distribution Date in August 2035, and (iii) 0.00% per annum for each Distribution Date thereafter. For federal income tax


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purposes, REMIC 3 Regular Interest FMR IO will be entitled to 100% of the interest payable on REMIC 2 Regular Interest FMR IO.

     "Undercollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person" or "U.S. Person": (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

     "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates for the related Accrual Period.

     "USD-LIBOR-BBA": As defined in the Swap Agreement in the Annex to the 2000 ISDA Definitions.


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     "Value": With respect to any Mortgaged Property, the lesser of (i) the
Origination Value thereof and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is the Origination Value thereof.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class C Certificates and the Class P Certificates are held by one or more foreign entities and serve as collateral for the NIM Notes, the total combined voting power of such Classes of Certificates shall not exceed 8.9%. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. The Class R-CX Certificates and the Class R-PX Certificates shall not have Voting Rights.

     "Washington Mutual Custodian": None of the Mortgage Loans are held by the Washington Mutual Custodian as custodian. References to the Washington Mutual Custodian are left in this Agreement for administrative convenience and shall be completely disregarded. There is no Washington Mutual Custodian under this Agreement and no Person shall have any rights of the Washington Mutual Custodian under this Agreement.

Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03 Allocation of Certain Interest Shortfalls.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Interest for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Interest to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest, and then among the Class A Certificates, the Mezzanine Certificates and the Class B Certificates on a pro rata basis based on, and to the extent of, interest for the related Accrual


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Period at the then applicable respective Pass-Through Rate on the respective
Certificate Principal Balance of each such Certificate.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to the Class C Interest pursuant to the paragraph above shall be allocated among the Class C Certificates on a pro rata basis based on one month's interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated:

          (a) 50% of any Net Prepayment Interest and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to AA and ZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among AA, IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2, B3, ZZ and P, pro rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 3 Regular Interest; and

          (b) 50% of any Net Prepayment Interest and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC 3 Regular Interest 1GRP, 2GRP, 3GRP, SUB GRP, and XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 3 Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among all the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests FMR IO and P) pro rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 3 Regular Interest.

          For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among all the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest P) pro rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Section 1.04 Rights of the NIMS Insurer.

          (a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS


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Insurer shall not have any rights hereunder (except as provided in Section 9.01)
so long as any NIMS Insurer Default is continuing.

          (b) Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor's rights under Section 17 thereof), all other assets included or to be included in REMIC 1. Such assignment includes all scheduled payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or prior to the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement and the PMI Policy. In addition, on or prior to the Closing Date, the Trustee shall execute the Cap Agreements and the Swap Agreement and the Depositor hereby directs the Trustee to do so.

     If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee as custodian (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage File"):

          (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case


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of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

          (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (c) an original Assignment in blank;

          (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

          (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

     The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form: "Deutsche Bank National Trust Company, as Trustee under applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency does not require recordation in order for such Rating Agency to assign the initial ratings to the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Other NIM Notes and the initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.


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Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

     If any of the documents referred to in Sections 2.01(b), (c), (d) or (e) above (collectively, the "Recording Documents") has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Master Servicer, in its capacity as the Seller, to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the applicable Custodian of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of
(y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the applicable Custodian promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Trustee or the applicable Custodian within one year after the Closing Date, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian within such time period an Officer's Certificate stating the date by which the Master Servicer, in its capacity as the Seller, expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian by the date specified in its previous Officer's Certificate delivered to the Trustee or the applicable Custodian, as the case may be, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian by such date an additional Officer's Certificate stating a revised date by which the Master Servicer, in its capacity as the Seller, expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(f) above, the Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy. The Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the applicable Custodian are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the applicable Custodian. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.


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     The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a "high-cost" or "predatory" loan under any state or local law or regulation applicable to the originator), and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a "high cost" or "predatory" loan under any state or local law or regulation applicable to the originator). It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, a "High Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), or a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) or a "High Cost Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (Mass. Gen. Laws Ch. 183C. Sections1 et seq.).

Section 2.02 Acceptance of REMIC 1 by the Trustee.

     Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee or a Custodian on behalf of the Trustee, as applicable, acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 1" under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trustee or the Custodian, as applicable, agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date, with respect to each Mortgage Loan and to certify to the Trustee, the NIMS Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Closing Date Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trustee or the Washington Mutual Custodian, as applicable and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on the Trustee's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, neither the Trustee nor any Custodian is under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine,


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enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

     Prior to the first anniversary date of this Agreement, the Trustee shall deliver (or, with respect to the Mortgage Loans held by another Custodian, such Custodian shall deliver) to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee holding such Mortgage Files or any Custodian holding such Mortgage Files finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify or such other Custodian shall notify the Depositor, the Seller, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to Prepayment Charges.

          (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (it being understood that (i) in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made or (ii) with respect to the representation and warranty set forth in the last sentence of
Section 6(xxxix), Section 6(xlvi), the first sentence of Section 6(xlvii),
Section 6(lxi) and Section 6(lxiv) of the Mortgage Loan Purchase Agreement, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest of the Certificateholders in the related Mortgage Loan), the Trustee shall promptly notify the Depositor, the Seller, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach (except as described in Section 2.03(e)), and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan


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Purchase Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase
Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee or a Custodian, as applicable, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the Trustee or a Custodian on behalf of the Trustee, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it or such Custodian, as applicable, and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor any Custodian shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trustee on behalf of the Certificateholders and the NIMS Insurer.

          (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

          (c) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

     Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or
(viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.04(a)(viii) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.


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          (d) Any substitution of Qualified Substitute Mortgage Loans for
Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1.

     As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or, with respect to the Mortgage Loans held by another Custodian, to such Custodian) on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustments (as described below), if any, in connection with such substitution. The Trustee shall acknowledge or with respect to the Mortgage Loans held by another Custodian such other Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver or with respect to the Mortgage Loans held by another Custodian, such other Custodian shall deliver to the Depositor, the Seller, the NIMS Insurer and the Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 1 and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give or cause to be given written notice to the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to the NIMS Insurer and the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

     For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amounts (the "Substitution Adjustments"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans in Loan Group I, Loan Group II or Loan Group III, respectively, exceeds the aggregate of the Stated Principal Balance of the Qualified Substitute Mortgage Loans that will become part of Loan Group I, Loan Group II or Loan Group III, respectively, as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances with


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respect to such Deleted Mortgage Loan. On the date of such substitution, the
Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the sum of Substitution Adjustments, if any (which for federal income tax purposes will be treated as payment for the repurchase of that portion of the Deleted Mortgage Loans), and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans (or acknowledgement of such receipt by another Custodian) and certification by the Master Servicer of such deposit, shall release or, if such Mortgage File is held by another Custodian, such Custodian shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver or, if such Mortgage File is held by another Custodian, such Custodian shall execute and deliver such instruments of transfer or assignment, without recourse, as the Seller shall deliver to it or such Custodian, as applicable, and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on contributions after the startup day under Section 860G(d)(1) of the Code, or (b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (e) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) and Section 2.03(d). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04 Representations, Warranties and Covenants of the Master Servicer.

          (a) The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the


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          extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full power and authority to service each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

               (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

               (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;


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               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

               (vii) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the representation, warranty and covenant contained in this clause (vii) is made by the Master Servicer only in its capacity as Seller; and

               (viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

               (ix) With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations. The Master Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

          (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master Servicer


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Prepayment Charge Payment Amount) shall constitute the sole remedy against the
Master Servicer available to the Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or (ii) pursuant to Section 7.01 hereof.

Section 2.05 Representations and Warranties of the Depositor.

     The Depositor hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Master Servicer, that as of the Closing Date or as of such date specifically provided herein:

               (i) Each of this Agreement and the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all of its right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage,


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          loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement;

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement; and


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               (x) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Depositor the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06 Issuance of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or a Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07 Reserved.

Section 2.08 Conveyance of REMIC Regular Interests and Acceptance of REMICs by the Trustee; Issuance of Certificates.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of REMIC 3, as the holder of the REMIC 2 Regular Interest, and the holder of the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC 3, as the holder of the REMIC 2 Regular Interests, and the holder of the Class R-2 Interest. The interests evidenced by the Class R-2 Interest and the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

          (b) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, the Trustee has delivered to or upon the order of the Depositor, the REMIC 2 Regular Interests (which are uncertificated) evidencing (together with the Class R-2 Interest) the entire beneficial ownership interest in REMIC 2.

          (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the


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benefit of REMIC 4, as the holders of the REMIC 3 Regular Interests, and the holder of the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC 4, as the holders of the REMIC 3 Regular Interests, and the holder of the Class R-3 Interest. The interests evidenced by the Class R-3 Interest and the REMIC 3 Regular Interests constitute the entire beneficial ownership interest in REMIC 3.

          (d) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, the Trustee has delivered to or upon the order of the Depositor, the REMIC 3 Regular Interests (which are uncertificated) evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

          (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Regular Interests for the benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates, the Class R-CX Certificates and the Class R-PX Certificates), REMIC CX, as holder of the Class C Interest, REMIC PX, as holder of the Class P Interest, REMIC SwapX, as holder of the Class Swap IO Interest, and the Class R-4 Interest. The Trustee acknowledges receipt of the REMIC 3 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates, the Class R-CX Certificates and the Class R-PX Certificates), REMIC CX, as holder of the Class C Interest, REMIC PX, as holder of the Class P Interest, REMIC SwapX, as holder of the Class Swap IO Interest, and the Class R-4 Interest. The interests evidenced by the Class R-4 Interest, the Regular Certificates (other than the Class C Certificates and the Class P Certificates), and the REMIC 4 Regular Interests, constitute the entire beneficial ownership interest in REMIC 4.

          (f) In exchange for the REMIC 3 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and the Class P Certificates) in authorized denominations evidencing (together with the Class R-4 Interest and the REMIC 4 Regular Interests) the entire beneficial ownership interest in REMIC
4. The Trustee acknowledges that it holds the Class FMR IO Interest for the benefit of the holders of the Class C Certificates.

          (g) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the holders of the Class C Certificates and the Class R-CX Interest. The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C Certificates and the Class R-CX Certificates. The interests evidenced by the Class C Certificates and the Class R-CX Certificates constitute the entire beneficial ownership interest in REMIC CX.

          (h) In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of


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the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations evidencing (together with the Class R-CX Interest) the entire beneficial ownership interest in REMIC CX.

          (i) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the holders of the Class P Certificates and the Class R-PX Interest. The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class P Certificates and the Class R-PX Certificates. The interests evidenced by the Class P Certificates and the Class R-PX Certificates constitute the entire beneficial ownership interest in REMIC PX.

          (j) In exchange for the Class P Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations evidencing (together with the Class R-PX Interest) the entire beneficial ownership interest in REMIC PX.

          (k) Concurrently with the assignments and deliveries to the Trustee and the acceptances by the Trustee, pursuant to Section 2.01, Section 2.02 and this Section 2.08, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor (i) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest, (ii) the Class R-CX Certificates evidencing the Class R-CX Interest and the R-SwapX Interest and
(iii) the Class R-PX Certificates evidencing the Class R-PX Interest.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01 Master Servicer to Act as Master Servicer.

     The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans in the local areas where the related Mortgaged Property is located but without regard to:

               (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;


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

               (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

               (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

               (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

     To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and the Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee, shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer and each Sub-Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and the Certificateholders. The Trustee, at the direction of the Master Servicer, shall execute a separate power of attorney in favor of (and furnish such power of attorney to) the Master Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

     Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from collections on the related Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in


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effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or contributions after the startup day under the REMIC Provisions.

     The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

     With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

Section 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

          (a) The Master Servicer may enter into Sub-Servicing Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, any of the Other NIM Notes or any of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMS Insurer and (ii) that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer shall have consented to such Sub-Servicing Agreements (which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. That certain Subservicing Agreement by and between the Master Servicer and Washington Mutual Bank dated April 9, 2001 is hereby acknowledged as being permitted under this Agreement and meeting the requirements applicable to Sub-Servicing Agreements set forth in this Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.


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

     Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgagee by the Department of Housing and Urban Development pursuant to Section 203 of the National Housing Act of 1934, as amended, or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.


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Section 3.03 Successor Sub-Servicers.

     The Master Servicer, with the written consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

     Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, and the Trustee shall so terminate such Sub-Servicing Agreement at the direction of the NIMS Insurer in the event that the Master Servicer (or the Trustee, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

Section 3.04 Liability of the Master Servicer.

     Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

     Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, the NIMS Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.

     In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its


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

designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

     The Master Servicer at its own expense and without reimbursement shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments.

     The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer's prior written consent shall be


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required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Closing Date Mortgage Loans as of the Cut-off Date. Notwithstanding anything herein to the contrary, the Master Servicer may waive a Prepayment Charge pursuant to the conditions set forth in Section 2.04(a)(viii). With respect to any such waiver of a Prepayment Charge, the Master Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit M hereto stating that the conditions set forth in Section 2.04(a)(viii) have been met with respect to the related Mortgage Loan. Notwithstanding anything herein to the contrary, the Master Servicer shall not be liable to any Person for failure to deliver such Officer's Certificate, and the failure to deliver such Officer's Certificate shall not constitute a breach of the representation, warranty and covenant in Section 2.04(a)(viii). Promptly upon receipt of such Officer's Certificate, the Trustee shall deliver such Officer's Certificate to the indenture trustee under the Indenture.

Section 3.08 Sub-Servicing Accounts.

     In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more segregated accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

     The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting


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the payment of any such items as required under the terms of this Agreement.
Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items;
(ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10 Collection Account and Distribution Account.

          (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (net of the related Servicing Fee and the related Prepayment Interest Excess) on each Mortgage Loan;

               (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by


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          the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01) and all Gross Subsequent Recoveries;

               (iv) any amounts required to be deposited pursuant to Section
          3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

               (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

               (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 9.01 and all Master Servicer Prepayment Charge Payment Amounts required to be deposited in the Collection Account pursuant to Section 2.03;

               (vii) all Substitution Adjustments;

               (viii) all Prepayment Charges collected by the Master Servicer;
          and

               (ix) without duplication, all payments of claims received by the Master Servicer under the PMI Policy, if any.

     For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any Prepayment Interest Excess and payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit on the same day in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each Business Day as


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of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to
Section 3.11 and shall pay such amounts to the Persons entitled thereto. In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the parties hereto, including, but not limited to, each party's name, address, and other identifying information.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the NIMS Insurer, the Depositor and the Rating Agencies of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the NIMS Insurer, the Depositor and the Rating Agencies of the location of the Distribution Account when established and prior to any change thereof.

          (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw, and the Trustee shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

               (i) any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee by an Advancing Person;

               (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

               (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to
          Section 9.01;

               (iv) any amounts required to be deposited pursuant to Section
          3.24 in connection with any Prepayment Interest Shortfalls; and

               (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.


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          (e) Promptly upon receipt of any Stayed Funds, whether from the Master
Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11 Withdrawals from the Collection Account and Distribution Account.

          (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account, for any of the following purposes or as described in Section 4.04, without priority:

               (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

               (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related Mortgage Loans in accordance with the provisions of Section 4.04;

               (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds, Gross Subsequent Recoveries or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

               (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

               (v) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

               (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

               (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

               (viii) to reimburse the NIMS Insurer, the Master Servicer or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of


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          this Agreement that were included in the Purchase Price of the
          Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided, however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of $25,000;

               (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

               (x) to clear and terminate the Collection Account pursuant to
          Section 9.01.

     The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

          (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

               (i) to make distributions to Certificateholders and into the Supplemental Interest Account and the Final Maturity Reserve Account in accordance with Section 4.01;

               (ii) to pay to itself amounts to which it is entitled pursuant to
          Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

               (iii) to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

               (iv) to reimburse itself pursuant to Section 7.02 or pursuant to
          Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

               (v) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

               (vi) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

               (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.27;

               (viii) to clear and terminate the Distribution Account pursuant to Section 9.01;


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               (ix) to pay the PMI Insurer the PMI Insurer Fee based on
          information received from the Master Servicer; and

               (x) to pay itself the Trustee Fees.

Section 3.12 Investment of Funds in the Collection Account and the Distribution Account.

          (a) The Master Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, the Distribution Account is also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.


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          (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13 Reserved.

Section 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal


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Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the


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maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and the NIMS Insurer that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16 Realization Upon Defaulted Mortgage Loans.

          (a) The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in


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default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in
Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

          (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     Notwithstanding the foregoing, with respect to the Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing the Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement


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being prior to the rights of Certificateholders to receive any amount in the
Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

     If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

          (c) The Holder of the Class C Certificates (except if such Holder is the Seller or any of its Affiliates) may at its option purchase from REMIC 1 any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which such Holder determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Holder of the Class C Certificates shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date. In the event the Holder of the Class C Certificates does not exercise its option to purchase from REMIC 1 any such Mortgage Loan or related REO Property, the Master Servicer may at its option purchase from REMIC 1 any such Mortgage Loan or related REO Property, at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO Property became 90 days delinquent or otherwise in default for 90 days or more. In the event the Master Servicer does not exercise its option to purchase from REMIC 1 any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer shall be entitled to purchase such Mortgage Loan or related REO Property; provided, however, that the NIM Insurer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Holder of the Class C Certificates, the Master Servicer or the NIMS Insurer, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Holder of the Class C Certificates, the Master Servicer or the NIMS Insurer, as applicable, shall furnish and as shall be necessary to vest in the Holder of the Class C Certificates, the Master Servicer or the NIMS


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Insurer, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

          (d) Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Gross Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17 Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and the applicable Custodian holding the related Mortgage File by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as applicable, shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee or the applicable Custodian shall, upon request of the Master Servicer and delivery to the Trustee or the applicable Custodian of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee or the applicable Custodian, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or the applicable Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or


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pursuing legal action or other proceedings for the foreclosure of the Mortgaged
Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee or the applicable Custodian a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the applicable Custodian to the Master Servicer or its designee.

          (c) At the direction of the Master Servicer and upon written certification of a Servicing Representative, each of the Trustee or the applicable Custodian shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer or the Sub-Servicer to execute such documents on its behalf, provided that each of the Trustee or the applicable Custodian shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing Agreement. Each such certification shall include a request that such pleadings or documents be executed by the Trustee or the applicable Custodian and a statement as to the reason such documents or pleadings are required.

          (d) If any Mortgage Loan is repurchased, substituted or purchased in accordance with Section 2.03, Section 3.16(c) or Section 9.01, the Trustee shall execute and deliver the Mortgage Loan Assignment Agreement in the form of Exhibit E-3 with respect to such Mortgage Loan, transferring such Mortgage Loan to the Person entitled thereto pursuant to such Section 2.03, Section 3.16(c) or
Section 9.01, as applicable.

Section 3.18 Servicing Compensation.

     As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds, Liquidation Proceeds or Gross Subsequent Recoveries to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

     Additional servicing compensation in the form of Prepayment Interest Excess, assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other


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similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19 Reports to the Trustee; Collection Account Statements.

     Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.20 Statement as to Compliance.

     The Master Servicer shall deliver to the Trustee, the Depositor, the NIMS Insurer and each Rating Agency on or before March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.


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Section 3.21 Independent Public Accountants' Servicing Report.

     Not later than March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22 Access to Certain Documentation.

          The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the NIMS Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

Section 3.23 Title, Management and Disposition of REO Property.

          (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master


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Servicer, on behalf of REMIC 1 (and on behalf of the Trustee for the benefit of the Certificateholders), shall sell any REO Property as soon as practicable and, in any event, shall either sell any REO Property before the close of the third taxable year after the year REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by REMIC 1 of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. If an extension of the three-year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer may allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

          (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;


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               (ii) all real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

     Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

               (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize any construction on any REO Property, other than construction permitted under Section 856(e)(4)(B) of the Code; or

               (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

     The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;


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               (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

          (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

          (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

          (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect


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to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the
Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24 Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

     The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

Section 3.25 Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26 Reserve Fund.

     No later than the Closing Date, the Trustee, on behalf of the Certificateholders, shall establish and maintain with itself a separate, segregated non-interest bearing trust account titled, "Reserve Fund, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2." The Trustee shall account for the right to receive payments from the Reserve Fund as property that the Trustee holds separate and apart from the REMIC Regular Interests.

          (a) The following amounts shall be deposited into the Reserve Fund:

               (i) On each Distribution Date, the Trustee shall deposit all amounts received with respect to the Cap Agreements;

               (ii) On the Closing Date, the Depositor shall deposit, or cause to be deposited, into the Reserve Fund $1,000;

               (iii) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any of the Class A Certificates, the Mezzanine Certificates or the Class B Certificates, the Trustee has been directed by the


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          Holders of the Class C Certificates to, and therefore shall, deposit into the Reserve Fund the amounts described in Section 4.01(d)(i)(ss); and

               (iv) On each Distribution Date as to which there are no Net WAC Rate Carryover Amounts, the Trustee shall deposit into the Reserve Fund on behalf of the Holders of the Class C Certificates, from amounts otherwise distributable to such Class C Certificates, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

          (b) The Reserve Fund shall be segregated into two separate portions, for which the Trustee shall keep separate accounts. "Portion 1" of the Reserve Fund shall consist of amounts deposited pursuant to Section 3.26(a)(i), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund. "Portion 2" of the Reserve Fund shall consist of amounts deposited pursuant to Sections 3.26(a)(ii), (a)(iii), and (a)(iv), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund. Amounts distributed from the Reserve Fund under Sections 4.01(d)(ii) and 3.26(c) shall be deemed to be distributed first from Portion 1 of the Reserve Fund to the extent thereof and then from Portion 2.

          (c) Each Portion of the Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created hereunder. For federal and state income tax purposes, the Trustee shall be deemed to be the owner of Portion 1 of the Reserve Fund and no amount shall be transferred by any REMIC to Portion 1 of the Reserve Fund. For federal and state income tax purposes, the Holders of the Class C Certificates shall be deemed to be the owners of Portion 2 of the Reserve Fund and all amounts deposited into Portion 2 of the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 4 to REMIC CX in respect of the Class C Interest, and then distributed by REMIC CX to the Holders of the Class C Certificates. For federal and state income tax purposes, payments in respect of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code
Section 860G(a)(1).

          (d) By accepting a Class C Certificate, each Holder of a Class C Certificate shall be deemed to have directed the Trustee to, and the Trustee shall pursuant to such direction, deposit into the Reserve Fund the amounts described in Section 3.26(a)(iii) and (a)(iv) above on each Distribution Date. By accepting a Class C Certificate, each Holder of a Class C Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

          (e) At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining Portion 2 of the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee


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or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to Portion 2 of the Reserve Fund is received by the Trustee, the Trustee shall invest the funds in Portion 2 of the Reserve Fund in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments. Notwithstanding the foregoing, any funds in Portion 2 of the Reserve Fund shall be invested in Deutsche Bank Cash Management Fund 541 for so long as such investment complies with clause (vi) of the definition of Permitted Investments. All income and gain earned upon such investment shall be deposited into Portion 2 of the Reserve Fund. The Trustee shall hold the funds in Portion 1 of the Reserve Fund uninvested in an Eligible Account.

          (f) For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

Section 3.27 Advance Facility.

          (a) The Trustee, on behalf of the Trust Fund, at the direction of the Master Servicer and with the consent of the NIMS Insurer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Article VI hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering into such facility.

          (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under
Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master


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Servicer would have been permitted to reimburse itself for such Advances and/or
Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.

          (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

Section 3.28 PMI Policy; Claims Under the PMI Policy

     Notwithstanding anything to the contrary elsewhere in this Article III, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, as trustee on behalf of the Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account. On each Distribution Date, the Trustee shall pay to the PMI Insurer the PMI Insurer Fee for such Distribution Date from the amounts on deposit in the Distribution Account prior to making any distributions to the Certificateholders.

Section 3.29 Swap Agreement.

     The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust the Swap Agreement and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust in accordance with the terms of the Swap Agreement. The Depositor hereby authorizes and directs the Trustee to ratify on behalf of the Trust, as the Trust's own actions, the terms agreed to by the Depositor in relation to the Swap Agreement, as reflected in the Swap Agreement, and the Trustee hereby so ratifies the Swap Agreement. The Trustee shall amend the Swap Agreement in accordance with its terms and as requested by a party to the Swap Agreement to cure any ambiguity in or correct or supplement any provision of, the Swap Agreement, provided, however, that any such amendment will not have a material adverse effect on a Certificateholder as evidenced by a written confirmation from each Rating Agency that such amendment would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates. On the Closing Date, the Trustee shall enter into the Swap Agreement, on behalf of the Trust, with the Swap Counterparty. The Swap Agreement shall be part of the Trust Fund but not part of any REMIC. The Swap Counterparty is the calculation agent under the Swap Agreement and shall calculate all amounts pursuant to the Swap Agreement and notify the Trustee of all such amounts.


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Section 3.30 Cap Agreements.

          (a) The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust each of the Cap Agreements and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust in accordance with the terms of each of the Cap Agreements.

          (b) If a Counterparty Rating Agency Downgrade (as defined in Part I(h) of Schedule to each of the Cap Agreements) occurs, the Trustee shall, promptly after a Responsible Officer of the Trustee has received actual knowledge or written notice of the reduction or withdrawal of the rating (it being understood that the Trustee has no duty to monitor the ratings of the Cap Provider), request the Cap Provider to take actions required to be taken by the Cap Provider by Part I(h) of Schedule to each of the Cap Agreements.

          (c) In the event that any of the Cap Agreements is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby or replacement of such Cap Agreement by the Cap Provider in accordance with Section 3.30(b)), the Depositor shall, to the extent a replacement contract is available, direct the Trustee to obtain from a counterparty designated by the Depositor a replacement contract comparable to such Cap Agreement (which both such counterparty and such replacement contract shall be acceptable to the Trustee and the Holders of the Certificates entitled to at least 50% of the Voting Rights) providing interest rate protection which is equal to the then-existing protection provided by such Cap Agreement, provided, however, that if the cost of any such replacement contract providing the same interest rate protection would be greater than the amount of any early termination payment received by the Trustee under the related Cap Agreement, the amount of interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of such early termination payment.

          (d) If any payments are owed to the Cap Provider, the Trustee shall request the Cap Provider to furnish IRS Form W-8ECI to the Trustee or other documentary evidence necessary to establish that no withholding is required under the Code.

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01 Distributions.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of the Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount or the Group III Interest Remittance Amount remaining for such Distribution Date:


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               (i) The Group I Interest Remittance Amount shall be distributed as follows:

                    (A) first, to the Final Maturity Reserve Account, the Group
               I Final Maturity Reserve Amount for such Distribution Date;

                    (B) second, to the Final Maturity Reserve Account, the Group
               II Final Maturity Reserve Amount and the Group III Final Maturity Reserve Amount, in each case, to the extent not paid pursuant to Sections 4.01(a)(ii)(A) and (iii)(B), pro rata, based on the amounts due;

                    (C) third, concurrently, to the Class I-A1 Certificates and the Class I-A2 Certificates, the Monthly Interest Distributable Amount for such Classes, allocated between the Class I-A1 Certificates and the Class I-A2 Certificates, pro rata, based on their respective entitlements;

                    (D) fourth, concurrently, to the Class II-A1 Certificates, the Class II-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, the Monthly Interest Distributable Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(ii)(C) and (iii)(D), allocated among the Class II-A1 Certificates, the Class II-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements;

                    (E) fifth, concurrently, to the Class I-A1 Certificates and the Class I-A2 Certificates, any Unpaid Interest Shortfall Amount for such Classes, allocated between the Class I-A1 Certificates and the Class I-A2 Certificates, pro rata, based on their respective entitlements;

                    (F) sixth, to the Supplemental Interest Account for payment to the Swap Counterparty, the Trust Swap Payment, provided a Swap Default has not occurred and is not continuing, and any Swap Termination Payment (if a Swap Default is attributable to the Trust) as applicable for the related Distribution Date, to the extent not paid pursuant to Section 4.01(a)(iii)(A); and

                    (G) seventh, concurrently, (a) so long as an Early
               Termination Date has not been effectively designated, to the Supplemental Interest Account, for payment to the Swap Counterparty, any due and unpaid Trust Swap Payments from previous Distribution Dates, with interest thereon at the Pass-Through Rate for the Class III-A1 Certificates for the related Distribution Date, to the extent not paid pursuant to
               Section 4.01(a)(iii)(F), and (b) concurrently, to the Class II-A1 Certificates, the Class II-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred


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

               and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, any Unpaid Interest Shortfall Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(ii)(E) and (iii)(F), allocated among the Class II-A1 Certificates, the Class II-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements; provided, however, if the amount available to make the required distributions pursuant to clauses (a) and (b) of this Section 4.01(a)(i)(G) is insufficient, such available amount will be allocated between such clauses, pro rata, based upon the amounts required to be distributed pursuant to such clauses.

               (ii) The Group II Interest Remittance Amount shall be distributed as follows:

                    (A) first, to the Final Maturity Reserve Account, the Group
               II Final Maturity Reserve Amount for such Distribution Date;

                    (B) second, to the Final Maturity Reserve Account, the Group
               I Final Maturity Reserve Amount and the Group III Final Maturity Reserve Amount, in each case, to the extent not paid pursuant to Sections 4.01(a)(i)(A) and (iii)(B), pro rata, based on the amounts due;

                    (C) third, concurrently, to the Class II-A1 Certificates and the Class II-A2 Certificates, the Monthly Interest Distributable Amount for such Classes, allocated between the Class II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their respective entitlements;

                    (D) fourth, concurrently, to the Class I-A1 Certificates,
               the Class I-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, the Monthly Interest Distributable Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(i)(C) and (iii)(D), allocated among the Class I-A1 Certificates, the Class I-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements;

                    (E) fifth, concurrently, to the Class II-A1 Certificates and the Class II-A2 Certificates, any Unpaid Interest Shortfall Amount for such Classes, allocated between the Class II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their respective entitlements;


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

                    (F) sixth, to the Supplemental Interest Account for payment to the Swap Counterparty, the Trust Swap Payment, provided a Swap Default has not occurred and is not continuing, and any Swap Termination Payment (if a Swap Default is attributable to the Trust) as applicable for the related Distribution Date, to the extent not paid pursuant to Section 4.01(a)(iii)(A); and

                    (G) seventh, concurrently, (a) so long as an Early
               Termination Date has not been effectively designated, to the Supplemental Interest Account, for payment to the Swap Counterparty, any due and unpaid Trust Swap Payments from previous Distribution Dates, with interest thereon at the Pass-Through Rate for the Class III-A1 Certificates for the related Distribution Date, to the extent not paid pursuant to
               Section 4.01(a)(iii)(F), and (b) concurrently, to the Class I-A1 Certificates, the Class I-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, any Unpaid Interest Shortfall Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(i)(E) and (iii)(F), allocated among the Class I-A1 Certificates, the Class I-A2 Certificates, the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements; provided, however, if the amount available to make the required distributions pursuant to clauses
               (a) and (b) of this Section 4.01(a)(ii)(G) is insufficient, such available amount will be allocated between such clauses, pro rata, based upon the amounts required to be distributed pursuant to such clauses.

               (iii) the Group III Interest Remittance Amount will be distributed as follows:

                    (A) first, to the Supplemental Interest Account for payment to the Swap Counterparty, the Trust Swap Payment, provided a Swap Default has not occurred and is not continuing, and any Swap Termination Payment (if a Swap Default is attributable to the Trust) as applicable for the related Distribution Date;

                    (B) second, to the Final Maturity Reserve Account, the Group
               III Final Maturity Reserve Amount for such Distribution Date;

                    (C) third, to the Final Maturity Reserve Account, the Group
               I Final Maturity Reserve Amount and the Group II Final Maturity Reserve Amount, in each case, to the extent not paid pursuant to Sections 4.01(a)(i)(A) and (ii)(A), pro rata, based on the amounts due;

                    (D) fourth, concurrently, to the Class III-A1 Certificates
               (if a Swap Default has occurred and is continuing), the Class III-A1A


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

               Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, the Monthly Interest Distributable Amount for such Classes, in each case allocated among the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements;

                    (E) fifth, concurrently, to the Class I-A1 Certificates, the
               Class I-A2 Certificates, the Class II-A1 Certificates and the Class II-A2 Certificates, the Monthly Interest Distributable Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(i)(C) and (ii)(C), allocated among the Class I-A1 Certificates, the Class I-A2 Certificates, the Class II-A1 Certificates and the Class II-A2 Certificates pro rata, based on their respective entitlements;

                    (F) sixth, concurrently, (a) so long as an Early Termination
               Date has not been effectively designated, to the Supplemental Interest Account, for payment to the Swap Counterparty, any due and unpaid Trust Swap Payments from previous Distribution Dates, with interest thereon at the Pass-Through Rate for the Class III-A1 Certificates for the related Distribution Date, and (b) concurrently, to the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, any Unpaid Interest Shortfall Amount for such Classes, allocated among the Class III-A1 Certificates (if a Swap Default has occurred and is continuing), the Class III-A1A Certificates, the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on their respective entitlements; provided, however, if the amount available to make the required distributions pursuant to clauses (a) and (b) of this Section 4.01(a)(iii)(F) is insufficient, such available amount will be allocated between such clauses, pro rata, based upon the amounts required to be distributed pursuant to such clauses; and

                    (G) seventh, concurrently, to the Class I-A1 Certificates, the Class I-A2 Certificates, the Class II-A1 Certificates and the Class II-A2 Certificates, any Unpaid Interest Shortfall Amount for such Classes, to the extent not paid pursuant to Sections 4.01(a)(i)(E) and (ii)(E), allocated among the Class I-A1 Certificates, the Class I-A2 Certificates, the Class II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their respective entitlements.


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

               (iv) The sum of any Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount remaining undistributed following the distributions pursuant to clauses (i), (ii) and (iii) above shall be distributed as follows:

                    first, to the Class M-1 Certificates, the related Monthly
               Interest Distributable Amount;

                    second, to the Class M-2 Certificates, the related Monthly
               Interest Distributable Amount;

                    third, to the Class M-3 Certificates, the related Monthly
               Interest Distributable Amount;

                    fourth, to the Class M-4 Certificates, the related Monthly
               Interest Distributable Amount;

                    fifth, to the Class M-5 Certificates, the related Monthly
               Interest Distributable Amount;

                    sixth, to the Class M-6 Certificates, the related Monthly
               Interest Distributable Amount;

                    seventh, to the Class M-7 Certificates, the related Monthly
               Interest Distributable Amount;

                    eighth, to the Class M-8 Certificates, the related Monthly
               Interest Distributable Amount;

                    ninth, to the Class M-9 Certificates, the related Monthly
               Interest Distributable Amount;

                    tenth, to the Class M-10 Certificates, the related Monthly
               Interest Distributable Amount;

                    eleventh, to the Class B-1 Certificates, the related Monthly
               Interest Distributable Amount;

                    twelfth, to the Class B-2 Certificates, the related Monthly
               Interest Distributable Amount; and

                    thirteenth, to the Class B-3 Certificates, the related
               Monthly Interest Distributable Amount.

               (v) Any Group I Interest Remittance Amount, Group II Interest Remittance Amount or Group III Interest Remittance Amount remaining undistributed following distributions pursuant to clause (iv) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.


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

               (vi) For distributions pursuant to clauses (i)(B), (D), (F) and
          (G), (ii)(B), (D), (F) and (G), and (iii)(C), (E) and (G) of this
          Section 4.01(a), each such priority of distribution from the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount, respectively, will be distributed: concurrently among Sections 4.01(a)(i)(B),(ii)(B) and
          (iii)(C); concurrently among Sections 4.01(a)(i)(D),(ii)(D) and
          (iii)(E); concurrently between Sections 4.01(a)(i)(F) and (ii)(F); and concurrently among Sections 4.01(a)(i)(G),(ii)(G) and (iii)(G), in each case, in proportion to the amounts distributable under each clause.

          (b) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount in the following amounts and order of priority:

               (i) first,

                    (A) the Group I Principal Distribution Amount will be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts and the Group III Principal Distribution Amount for such Distribution Date; then

                         (II) to the Group I Senior Certificates (allocated
                    between the Group I Senior Certificates in the priority described in Section 4.01(b)(iv), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group II Senior Certificates
                    (allocated between the Group II Senior Certificates in the priority described in Section 4.01(b)(v) and the Group III Senior Certificates (allocated among the Group III Senior Certificates in the priority described in Section 4.01(b)(vi), pro rata, based on the aggregate Certificate Principal Balances of the Group II Senior Certificates and the Group III Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(b)(i)(B)(II) and
                    (C)(II), until the Certificate Principal Balances thereof have been reduced to zero.


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                    (B) the Group II Principal Distribution Amount will be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts and the Group III Principal Distribution Amount for such Distribution Date; then

                         (II) to the Group II Senior Certificates (allocated
                    between the Group II Senior Certificates in the priority described in Section 4.01(b)(v), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group I Senior Certificates
                    (allocated between the Group I Senior Certificates in the priority described in Section 4.01(b)(iv) and the Group III Senior Certificates (allocated among the Group III Senior Certificates in the priority described in Section 4.01(b)(vi), pro rata, based on the aggregate Certificate Principal Balances of the Group I Senior Certificates and the Group III Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(b)(i)(A)(II) and
                    (C)(II), until the Certificate Principal Balances thereof have been reduced to zero.

                    (C) the Group III Principal Distribution Amount will be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts for such Distribution Date; then

                         (II) to the Group III Senior Certificates (allocated
                    among the Group III Senior Certificates in the priority described in Section 4.01(b)(vi), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group I Senior Certificates
                    (allocated between the Group I Senior Certificates in the priority described in Section 4.01(b)(iv) and the Group II Senior Certificates (allocated between the Group II Senior Certificates in the priority described in Section 4.01(b)(v), pro rata, based on the aggregate Certificate Principal Balances of the Group I Senior Certificates and the Group II Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(b)(i)(A)(II) and


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                    (B)(II), until the Certificate Principal Balances thereof
                    have been reduced to zero.

               (ii) second, the sum of any Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed following the distributions pursuant to Section 4.01(b)(i) shall be distributed in the following order of priority:

                    first, to the Class M-1 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    second, to the Class M-2 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    third, to the Class M-3 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    fourth, to the Class M-4 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    fifth, to the Class M-5 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    sixth, to the Class M-6 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    seventh, to the Class M-7 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                    eighth, to the Class M-8 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    ninth, to the Class M-9 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    tenth, to the Class M-10 Certificates, until the Certificate
               Principal Balance thereof has been reduced to zero;

                    eleventh, to the Class B-1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                    twelfth, to the Class B-2 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    thirteenth, to the Class B-3 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero.


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

               (iii) Any principal remaining undistributed pursuant to Sections 4.01(b)(i) and 4.01(b)(ii) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

               (iv) With respect to the Group I Senior Certificates, on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, all principal distributions will be allocated concurrently to the Class I-A1 Certificates and the Class I-A2 Certificates, pro rata, based on their Certificate Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group I Mortgage Loans or if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class I-A1 Certificates and the Class I-A2 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

               (v) With respect to the Group II Senior Certificates, on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, all principal distributions will be allocated concurrently to the Class II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their Certificate Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans or if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class II-A1 Certificates and the Class II-A2 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

               (vi) With respect to the Group III Senior Certificates, on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, all principal distributions will be allocated concurrently to (i) the Class III-A1 Certificates and the Class III-A1A Certificates and (ii) the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on the aggregate Certificate Principal Balance of the Class III-A1 Certificates and the Class III-A1A Certificates and the aggregate Certificate Principal Balance of the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates. With respect to the Class III-A1 Certificates and the Class III-A1A Certificates, on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, all principal distributions will be allocated concurrently to the Class III-A1 Certificates and the Class III-A1A Certificates, pro rata, based on their Certificate Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and


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

          Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group III Mortgage Loans or if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class III-A1 Certificates and the Class III-A1A Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero. With respect to the Class III-A2 Certificates, the Class III-A3 and the Class III-A4 Certificates, on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, all principal distributions among the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates will be allocated sequentially, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group III Mortgage Loans, principal distributions among the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates will be allocated concurrently, pro rata, based on their Certificate Principal Balances.

               (vii) For distributions pursuant to clauses (i)(A)(I) and (III),
          (i)(B)(I) and (III), and (i)(C)(III) of this Section 4.01(b), each such priority of distribution from the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, respectively, will be distributed: concurrently between clauses (i)(A)(I) and (i)(B)(I); and concurrently among clauses (i)(a)(III), (i)(B)(III) and (i)(C)(III), in each case, in proportion to the amounts distributable under each clause.

          (c) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount in the following amounts and order of priority:

               (i) first,

                    (A) the Group I Principal Distribution Amount shall be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts and the Group III Principal Distribution Amount for such Distribution Date; then

                         (II) to the Group I Senior Certificates, the Group I
                    Senior Principal Distribution Amount (allocated between the Group I Senior Certificates in the priority described in Section


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

                    4.01(c)(iv), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group II Senior
                    Certificates, the Group II Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(B)(II) (allocated between the Group II Senior Certificates in the priority described in Section 4.01(c)(v), and the Group III Senior Certificates, the Group III Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(C)(II) (allocated among the Group III Senior Certificates in the priority described in Section 4.01(c)(vi), pro rata, based on the aggregate Certificate Principal Balances of the Group II Senior Certificates and the Group III Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(c)(i)(B)(II) and (C)(II), until the Certificate Principal Balances thereof have been reduced to zero.

                    (B) the Group II Principal Distribution Amount shall be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts and the Group III Principal Distribution Amount for such Distribution Date; then

                         (II) to the Group II Senior Certificates, the Group II
                    Senior Principal Distribution Amount (allocated between the Group II Senior Certificates in the priority described in
                    Section 4.01(c)(v), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group I Senior Certificates,
                    the Group I Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(A)(II) (allocated between the Group I Senior Certificates in the priority described in Section 4.01(c)(iv), and the Group III Senior Certificates, the Group III Senior Principal Distribution Amount, to the extent not paid pursuant to
                    Section 4.01(c)(i)(C)(II) (allocated among the Group III Senior Certificates in the priority described in Section 4.01(c)(vi), pro rata, based on the aggregate Certificate Principal Balances of the Group I Senior Certificates and the Group III Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(c)(i)(A)(II) and
                    (C)(II), until the Certificate Principal Balances thereof have been reduced to zero.


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

                    (C) the Group III Principal Distribution Amount will be
               distributed as follows:

                         (I) to the Supplemental Interest Account for payment to
                    the Swap Counterparty, any unpaid Swap Termination Payment (only if the Swap Default is attributable to the Trust) remaining unpaid after giving effect to the distributions of the Interest Remittance Amounts for such Distribution Date; then

                         (II) to the Group III Senior Certificates, the Group
                    III Senior Principal Distribution Amount (allocated among the Group III Senior Certificates in the priority described in Section 4.01(c)(vi), until the Certificate Principal Balances thereof have been reduced to zero; and then

                         (III) concurrently, to the Group I Senior Certificates,
                    the Group I Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(A)(II) (allocated between the Group I Senior Certificates in the priority described in Section 4.01(c)(iv), and the Group II Senior Certificates, the Group II Senior Principal Distribution Amount, to the extent not paid pursuant to
                    Section 4.01(c)(i)(B)(II) (allocated between the Group II Senior Certificates in the priority described in Section 4.01(c)(v), pro rata, based on the aggregate Certificate Principal Balances of the Group I Senior Certificates and the Group II Senior Certificates after giving effect to the distributions pursuant to Sections 4.01(c)(i)(A)(II) and
                    (B)(II), until the Certificate Principal Balances thereof have been reduced to zero.

               (ii) second, the sum of any Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed following the distribution pursuant to Section 4.01(c)(i) shall be distributed in the following order of priority:

                    first, to the Class M-1 Certificates, the Class M-1
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    second, to the Class M-2 Certificates, the Class M-2
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    third, to the Class M-3 Certificates, the Class M-3
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;


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

                    fourth, to the Class M-4 Certificates, the Class M-4
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    fifth, to the Class M-5 Certificates, the Class M-5
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    sixth, to the Class M-6 Certificates, the Class M-6
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    seventh, to the Class M-7 Certificates, the Class M-7
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    eighth, to the Class M-8 Certificates, the Class M-8
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    ninth, to the Class M-9 Certificates, the Class M-9
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    tenth, to the Class M-10 Certificates, the Class M-10
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    eleventh, to the Class B-1 Certificates, the Class B-1
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    twelfth, to the Class B-2 Certificates, the Class B-2
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                    thirteenth, to the Class B-3 Certificates, the Class B-3
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

               (iii) Any principal remaining undistributed following distributions pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

               (iv) With respect to the Group I Senior Certificates, on any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, all principal distributions will be allocated concurrently to the Class I-A1 Certificates and the Class I-A2 Certificates, pro rata, based on their Certificate


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

          Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group I Mortgage Loans, principal distributions will be allocated sequentially, to the Class I-A1 Certificates and the Class I-A2 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

               (v) With respect to the Group II Senior Certificates, on any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, all principal distributions will be allocated concurrently to the Class II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their Certificate Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions will be allocated sequentially, to the Class II-A1 Certificates and the Class II-A2 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

               (vi) With respect to the Group III Senior Certificates, on any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, all principal distributions will be allocated concurrently to (i) the Class III-A1 Certificates and the Class III-A1A Certificates and (ii) the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates, pro rata, based on the aggregate Certificate Principal Balance of the Class III-A1 Certificates and the Class III-A1A Certificates and the aggregate Certificate Principal Balance of the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates. With respect to the Class III-A1 Certificates and the Class III-A1A Certificates, on any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, all principal distributions will be allocated concurrently to the Class III-A1 Certificates and the Class III-A1A Certificates, pro rata, based on their Certificate Principal Balances, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group III Mortgage Loans, principal distributions will be allocated sequentially, to the Class III-A1 Certificates and the Class III-A1A Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero. With respect to the Class III-A2 Certificates, the Class III-A3 and the Class III-A4 Certificates, on any Distribution Date on or after the Stepdown Date or on which a Trigger Event is not in effect, all principal distributions among the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates will be allocated sequentially, in that order, in each case until the Certificate Principal Balances thereof have been reduced to


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

          zero, with the exception that beginning on the first Distribution Date on or after which the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group III Mortgage Loans, principal distributions among the Class III-A2 Certificates, the Class III-A3 Certificates and the Class III-A4 Certificates will be allocated concurrently, pro rata, based on their Certificate Principal Balances.

               (vii) For distributions pursuant to clauses (i)(A)(I) and (III),
          (i)(B)(I) and (III), and (i)(C)(III) of this Section 4.01(c), each such priority of distribution from the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount, respectively, will be distributed: concurrently between clauses (i)(A)(I) and (i)(B)(I); and concurrently among clauses (i)(a)(III), (i)(B)(III) and (i)(C)(III), in each case, in proportion to the amounts distributable under each clause.

               (d) (i) On each Distribution Date, the Trustee shall distribute any Net Monthly Excess Cashflow in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

                    (a) to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the sum of any Extra Principal Distribution Amount and the Remaining Principal Distribution Amount for such Distribution Date, payable to such Class or Classes of Certificates as part of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount or the Group III Principal Distribution Amount, as applicable, pursuant to Section 4.01(b) or Section 4.01(c) above, as applicable;

                    (b) concurrently, to the Class A Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount on such Distribution Date, allocated among such classes, pro rata, based on their respective entitlements;

                    (c) concurrently, to the Class I-A2 Certificates, the Class
               II-A2 Certificates and the Class III-A1A Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Classes for such Distribution Date, allocated between such Classes pro rata, based on their Certificate Principal Balances;

                    (d) to the Class M-1 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;


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

                    (e) to the Class M-1 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (f) to the Class M-2 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (g) to the Class M-2 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (h) to the Class M-3 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (i) to the Class M-3 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (j) to the Class M-4 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (k) to the Class M-4 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (l) to the Class M-5 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (m) to the Class M-5 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (n) to the Class M-6 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (o) to the Class M-6 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (p) to the Class M-7 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;


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

                    (q) to the Class M-7 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (r) to the Class M-8 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (s) to the Class M-8 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (t) to the Class M-9 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (u) to the Class M-9 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (v) to the Class M-10 Certificates, in an amount equal to
               the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (w) to the Class M-10 Certificates, in an amount equal to
               the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (x) to the Class B-1 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (y) to the Class B-1 Certificates, in an amount equal to the
               Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (z) to the Class B-2 Certificates, in an amount equal to the
               Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (aa) to the Class B-2 Certificates, in an amount equal to
               the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (bb) to the Class B-3 Certificates, in an amount equal to
               the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;


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

                    (cc) to the Class B-3 Certificates, in an amount equal to
               the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (dd) to the Supplemental Interest Account, for payment to
               the Swap Counterparty, in an amount equal to any Swap Reimbursement Amount for such Distribution Date;

                    (ee) to the Class A Certificates, pro rata based on their
               respective entitlement pursuant to this clause, in an amount equal to each such Class' previously allocated and not reimbursed share of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (ff) to the Class M-1 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (gg) to the Class M-2 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (hh) to the Class M-3 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (ii) to the Class M-4 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (jj) to the Class M-5 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (kk) to the Class M-6 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (ll) to the Class M-7 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (mm) to the Class M-8 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (nn) to the Class M-9 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;


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

                    (oo) to the Class M-10 Certificates, previously allocated
               and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (pp) to the Class B-1 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (qq) to the Class B-2 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (rr) to the Class B-3 Certificates, previously allocated and not reimbursed related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

                    (ss) concurrently (i) to the Supplemental Interest Account, for payment to the Swap Counterparty, in an amount equal to any unpaid Swap Reimbursement Amounts for prior Distribution Date, with interest thereon at the Formula Rate applicable to the Class III-A1 Certificates for the related Distribution Date, and (ii) to the Reserve Fund, the amount equal to the difference between
               (x) the sum of (A) any excess of the sum of the Net WAC Rate Carryover Amounts with respect to the Group I Senior Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Group I Senior Cap Agreement, (B) any excess of the sum of the Net WAC Rate Carryover Amounts with respect to the Group II Senior Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Group II Senior Cap Agreement, (C) any excess of the sum of the Net WAC Rate Carryover Amounts with respect to the Group III Senior Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Group III Senior Cap Agreement, and (D) any excess of the sum of the Net WAC Rate Carryover Amounts with respect to the Mezzanine Certificates and the Class B Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Subordinate Cap Agreement and (y) any amounts deposited in the Reserve Fund pursuant to this Section 4.01(d)(i)(ss) that were not distributed on prior Distribution Dates (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of Certificates on such Distribution Date, to the Reserve Fund, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000); provided, however, if the amount available to make the required distributions pursuant to clauses (a) and (b) of this Section 4.01(d)(i)(ss) is insufficient, such available amount will be allocated between such clauses, pro rata, based on the amounts required to be distributed pursuant to such clauses;


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                    (tt) to the Supplemental Interest Account, for payment to
               the Swap Counterparty, any Swap Termination Payment (only if the Swap Default is attributable to the Swap Counterparty) for such Distribution Date;

                    (uu) to the Final Maturity Reserve Account, the Supplemental
               Final Maturity Reserve Amount for such Distribution Date;

                    (vv) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to REMIC PX, as holder of the Class P Interest, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero;

                    (ww) to REMIC CX, as holder of the Class C Interest, the sum of (A) the Monthly Interest Distributable Amount for the Class C Interest plus (B) until the Uncertificated Principal Balance of the Class C Interest is reduced to zero, any Overcollateralization Release Amount for such Distribution Date, plus (C) until the Uncertificated Principal Balance of the Class C Interest is reduced to zero, on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates has been reduced to zero, any remaining amounts (in all cases, net of such portion of amounts payable pursuant to this Section 4.01(d)(i)(ww) that were paid pursuant to Section 4.01(d)(i)(ss) above); and

                    (xx) any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-2 Interest).

               (ii) On each Distribution Date, after making the distributions of the Available Funds as provided in this Section 4.01 (except for distributions pursuant to Section 4.01(d)(iii)) and after depositing in the Reserve Fund any payments received under the Cap Agreements, the Trustee shall withdraw from the Reserve Fund the amounts on deposit therein and shall distribute such amounts in the following order of priority:

               (a) first, concurrently, (A) amounts in the Reserve Fund received with respect to the Group I Senior Cap Agreement shall be distributed, concurrently, to the Group I Senior Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated between the Group I Senior Certificates, pro rata, based on the Net WAC Rate Carryover Amounts, (B) amounts in the Reserve Fund received with respect to the Group II Senior Cap Agreement shall be distributed, concurrently, to the Group II Senior Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Group II Senior Certificates, pro rata, based on the Net WAC Rate Carryover Amounts, (C) amounts in the


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                    Reserve Fund received with respect to the Group III Senior
                    Cap Agreement shall be distributed, concurrently, to the Group III Senior Certificates (other than the Class III-A1 Certificates), up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Group III Senior Certificates, pro rata, based on the Net WAC Rate Carryover Amounts, and (D) amounts in the Reserve Fund received with respect to the Subordinate Cap Agreement shall be distributed to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates, in each case, to the extent of amounts received with respect to the related Cap Agreement remaining in the Reserve Fund.

               (b)  second, amounts deposited in the Reserve Fund pursuant to
                    Section 4.01(d)(i)(ss) shall be distributed first, concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount to the extent not paid pursuant to Section 4.01(d)(ii)(a), allocated among the Class A Certificates, pro rata, based on the Net WAC Rate Carryover Amounts; then, to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Net WAC Rate Carryover Amount to the extent not paid pursuant to Section 4.01(d)(ii)(a), in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates, in each case to the extent of such amounts remaining in the Reserve Fund.

     On the Distribution Date on which the Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates out of the Reserve
Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the Group I Senior Cap Agreement. On the Distribution Date on which the Certificate Principal Balance of the Group II Senior Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates,


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the Mezzanine Certificates and the Class B Certificates out of the Reserve
Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the Group II Senior Cap Agreement. On the Distribution Date on which the Certificate Principal Balance of the Group III Senior Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates out of the Reserve Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the Group III Senior Cap Agreement. On the Distribution Date on which the Certificate Principal Balance of the Mezzanine Certificates and the Class B Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates out of the Reserve Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the Subordinate Cap Agreement. On the Distribution Date on which the Trustee has distributed to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund, the Trustee shall distribute all remaining amounts in Portion 2 of the Reserve Fund to the Class C Certificates.

               (iii) On the earlier of the Distribution Date in August 2035 and the termination of the Trust after giving effect to all other distributions pursuant to this Section 4.01, the Trustee shall withdraw from the Final Maturity Reserve Account funds on deposit therein and shall distribute such amounts in the following order of priority:

               (a) concurrently, to the Class A Certificates, in reduction of their respective Certificate Principal Balances, pro rata, based on their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

               (b) to the Mezzanine Certificates and the Class B Certificates, in reduction of their respective Certificate Principal Balances, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates, in each case until the Certificate Principal Balances thereof have been reduced to zero;

               (c) concurrently, to the Class A Certificates, up to the amount of the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, in each case allocated among the Class A Certificates, pro rata,


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                    based on their Monthly Interest Distributable Amounts and
                    any Unpaid Interest Shortfall Amounts;

               (d) to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Monthly Interest Distributable Amount for such Classes remaining unpaid after giving effect to all other distributions pursuant to this
                    Section 4.01, allocated among the Mezzanine Certificates and the Class B Certificates in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates;

               (e) to the Mezzanine Certificates and the Class B Certificates, up to the amount of any related Unpaid Interest Shortfall Amount for such Classes remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, allocated among the Mezzanine Certificates and the Class B Certificates in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates;

               (f) concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, allocated among the Class A Certificates, pro rata, based on their unpaid Net WAC Rate Carryover Amounts;

               (g) to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Net WAC Rate Carryover Amount remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the


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                    Class B-1 Certificates, twelfth to the Class B-2
                    Certificates and thirteenth to the Class B-3 Certificates;

               (h) concurrently, to the Class I-A2 Certificates, the Class II-A2 Certificates and the Class III-A1A Certificates, up to the amount of the related Allocated Realized Loss Amount remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, allocated among the Class I-A2 Certificates, the Class II-A2 Certificates and the Class III-A1A Certificates, pro rata, based on their unpaid Allocated Realized Loss Amounts;

               (i) to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Allocated Realized Loss Amount remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates;

               (j) to the Supplemental Interest Account for payment to the Swap Counterparty, any unpaid Trust Swap Payments, Swap Reimbursement Amounts and Swap Termination Payments;

               (k) concurrently, to the Class A Certificates, up to the amount of the related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, allocated among the Class A Certificates, pro rata, based on their unpaid Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

               (l) to the Mezzanine Certificates and the Class B Certificates, up to the amount of the related Prepayment Interest Shortfalls and Relief Act Interest Shortfalls remaining unpaid after giving effect to all other distributions pursuant to this Section 4.01, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates; and


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               (m)  to the Class C Certificates, any remaining amount.

               (iv) On each Distribution Date, the Trustee shall withdraw from the Supplemental Interest Account the amounts equal to the Trust Swap Payments and any Swap Reimbursement Amounts that are required to be deposited in the Supplemental Interest Account pursuant to this
          Section 4.01 with respect to such Distribution Date and shall distribute such amounts to the Swap Counterparty on such Distribution Date. On each Distribution Date, the Trustee shall withdraw from the Supplemental Interest Account the Swap Counterparty Payment deposited therein by the Swap Counterparty and shall distribute it to the Class III-A1 Certificates in the amount of the related Monthly Interest Distributable Amount for such Class for such Distribution Date.

               (v) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Trustee to the Class P Interest, and shall not be available for distribution to any other Class of Certificates. On each Distribution Date, all amounts representing any Master Servicer Prepayment Charge Payment Amounts paid by or collected by the Master Servicer during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Trustee to the Class P Interest, and shall not be available for distribution to any other Class of Certificates. The payment of the foregoing amounts in respect of such Regular Interests shall not reduce the Uncertificated Principal Balance thereof.

          (e) Without limiting the provisions of Section 9.01(b), by acceptance of the Class R Certificates the Holders of the Class R Certificates agree, and it is the understanding of the parties hereto, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class C Certificates to be paid to the Holders of the Class C Certificates. By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the Original Class Certificate Principal Balance or Original Class Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate


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Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          (g) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than three (3) days before the related Distribution Date, mail to the NIMS Insurer and each Holder on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such


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trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Credit Suisse First Boston LLC and WaMu Capital Corp., equally, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          (i) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class I-A2 Certificate, Class II-A2 Certificate, Class III-A1A Certificate, Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both
(a) allocated to such Certificate in respect of Realized Losses pursuant to
Section 4.06 and (b) distributed to such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01, and (ii) in no event shall the Uncertificated Principal Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section
4.06 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05.

          (j) Any amounts distributed to REMIC CX on any Distribution Date in respect of the Class C Interest under Section 4.01(d)(i) shall, on such Distribution Date, be distributed by REMIC CX to the Holders of the Class C Certificates. Any amounts remaining in REMIC CX shall be distributed to the Holders of the Class R-CX Certificates in respect of the Class R-CX Interest. Any amounts distributed to REMIC PX on any Distribution Date in respect of the Class P Interest shall, on such Distribution Date, be distributed by REMIC PX to the Holders of the Class P Certificates. Any amounts remaining in REMIC PX shall be distributed to the Holders of the Class R-PX Certificates in respect of the Class R-PX Interest. For the avoidance of doubt, the provisions of Sections 4.01(f), 4.01(g) and 4.01(h) shall apply to the Class C Certificates and the Class P Certificates.

Section 4.02 Preference Claims.

     The Trustee shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates, the Master Servicer and the Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the


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Trustee, as indenture trustee or indenture administrator with respect to the
Insured NIM Notes or the holder of any Insured NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.

Section 4.03 Statements.

          (a) On each Distribution Date, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the NIMS Insurer, the indenture trustee under the Indenture and the Rating Agencies, and two Business Days prior to each Distribution Date, the Trustee shall prepare and make available to the Swap Counterparty and any designee of the Swap Counterparty, a statement by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a)), based on information provided to the Trustee by the Master Servicer, the Cap Provider or the Swap Counterparty as to the distributions made on such Distribution Date:

               (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), allocable to interest, separately identified;

               (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool, for such Distribution Date;

               (iv) by Loan Group and in the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (v) the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount and the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount for such Distribution Date;

               (vi) the aggregate amount of Advances for the related Due Period, the amount of unrecovered Advances (after giving effect to Advances made on the Distribution Date) outstanding and the amount of Nonrecoverable Advances for such Distribution Date;


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               (vii) the aggregate Stated Principal Balance of the Group I
          Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans at the Close of Business at the end of the related Due Period;

               (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

               (ix) by Loan Group and in the aggregate, the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days,
          (b) delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month provided, however that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

               (x) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

               (xi) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

               (xii) by Loan Group and in the aggregate, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

               (xiii) by Loan Group and in the aggregate, the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

               (xiv) the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

               (xv) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the Notional Amount of the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

               (xvi) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall


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          Amount, if any, with respect to the Class A Certificates, the
          Mezzanine Certificates and the Class B Certificates for such Distribution Date;

               (xvii) by Loan Group and in the aggregate, the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

               (xviii) the Credit Enhancement Percentage for such Distribution Date;

               (xix) the related Net WAC Rate Carryover Amount for the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

               (xx) the Trustee Fee on such Distribution Date;

               (xxi) whether a Stepdown Date, a Trigger Event or a Sequential Trigger Event has occurred;

               (xxii) the Available Funds;

               (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates for the immediately succeeding Distribution Date;

               (xxiv) by Loan Group and in the aggregate, the Principal Balance of Mortgage Loans repurchased by the Seller;

               (xxv) any other information that is required by the Code and regulations thereunder to be made available to Certificateholders;

               (xxvi) the amount on deposit in the Reserve Fund;

               (xxvii) (A) the dollar amount of payments received related to claims under the PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the aggregate dollar amount of payments received related to claims under the PMI Policy since the Cut-off Date (and the number of Mortgage Loans to which such payments related);

               (xxviii) (A) the dollar amount of claims made under the PMI Policy that were denied during the related Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the aggregate dollar amount of claims made under the PMI Policy that were denied since the Cut-off Date (and the number of Mortgage Loans to which such denials related);


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               (xxix) for such Distribution Date, the amount of any payment made by the Cap Provider under each of the Cap Agreements;

               (xxx) the amount of Subsequent Recoveries and Gross Subsequent Recoveries for the related Prepayment Period and the cumulative amount of Subsequent Recoveries and Gross Subsequent Recoveries in the aggregate and for each of Loan Group I, Loan Group II and Loan Group III;

               (xxxi) the Trust Swap Payment, the Swap Counterparty Payment, the Swap Termination Payment payable by the Trust, the Swap Termination Payment payable by the Swap Counterparty, and the Swap Reimbursement Payment for such Distribution Date and any Trust Swap Payments, Swap Counterparty Payments, Swap Termination Payments and Swap Reimbursement Payments unpaid from prior Distribution Dates;

               (xxxii) the Group I Final Maturity Reserve Amount, the Group II Final Maturity Reserve Amount, the Group III Final Maturity Reserve Amount, the Supplemental Final Maturity Reserve Amount, the Aggregate Final Maturity Reserve Amount and the aggregate amount on deposit in the Final Maturity Reserve Account for such Distribution Date and on the earlier of the Distribution Date in August 2035 and the termination of the Trust Fund, the amount distributed from the Final Maturity Reserve Account; and

               (xxxiii) with respect to each Mortgage Loan prepaid in full or in part during the related Prepayment Period, whether the Prepayment Charge is required with respect to such Mortgage Loan, the amount of such Prepayment Charge and the amount actually collected with respect to such Prepayment Charge.

     The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the NIMS Insurer, the Cap Provider, the Swap Counterparty and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.tss.db.com/invr. Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the


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information set forth in subclauses (i) through (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall forward to the Holders of the Residual Certificates and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

          (e) On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

Section 4.04 Remittance Reports; Advances.

          (a) On or before the 18th day of each calendar month commencing in September 2005, or if such 18th day is not a Business Day, the Business Day immediately following such 18th day, but in no event later than such date which would allow the Trustee to submit a claim to the NIMS Insurer under the Indenture, the Master Servicer shall deliver to the NIMS Insurer and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the NIMS Insurer and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than each Master Servicer Remittance Date (or, in the case of certain information, as agreed between the Trustee and the Master Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

          (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were


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delinquent as of the close of business on the related Determination Date, plus
(ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to
Section 3.23 for distribution on such Distribution Date.

     On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

          (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
Section 4.04(d) below, and, with respect to any Mortgage Loan, shall continue until the payment of the Mortgage Loan in full or the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the Depositor and the Trustee.

Section 4.05 Distributions on the REMIC Regular Interests.

          (a) On each Distribution Date, the Trustee shall cause the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount, the Group III Interest


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Remittance Amount, the Group I Principal Remittance Amount, the Group II
Principal Remittance Amount and the Group III Principal Remittance Amount, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

               (i) first, to the Holders of REMIC 1 Regular Interests A, G1-A, G1-B, G2-A, G2-B, G3-A, G3-B, and P, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates.

               (ii) second, to the Holders of REMIC 1 Regular Interests G1-A, G1-B, G2-A, G2-B, G3-A, and G3-B in such a manner as to keep: (A) the Uncertificated Principal Balance of REMIC 1 Regular Interest G1-A equal to 1/10 the aggregate Certificate Principal Balance of the Group I Senior Certificates; (B) the Uncertificated Principal Balance of REMIC 1 Regular Interest G1-B equal to 1/10 the Group I Subordinate Amount; (C) the Uncertificated Principal Balance of REMIC 1 Regular Interest G2-A equal to 1/10 the aggregate Certificate Principal Balance of the Group II Senior Certificates; (D) the Uncertificated Principal Balance of REMIC 1 Regular Interest G2-B equal to 1/10 the Group II Subordinate Amount; (E) the Uncertificated Principal Balance of REMIC 1 Regular Interest G3-A equal to 1/10 the aggregate Certificate Principal Balance of the Group III Senior Certificates; and (F) the Uncertificated Principal Balance of REMIC 1 Regular Interest G3-B equal to 1/10 the Group III Subordinate Amount; in each case until the Uncertificated Principal Balances of such REMIC 1 Regular Interests have been reduced to zero; and

               (iii) then, to the Holders of REMIC 1 Regular Interests A and P, in that order, in each case until the Uncertificated Principal Balances of such REMIC 1 Regular Interests have been reduced to zero; and

               (iv) thereafter, to the Holders of the Class R Certificates in respect of the Class R-1 Interest.

          (b) On each Distribution Date, the Trustee shall cause the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount, the Group III Interest Remittance Amount, the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount, in the following order of priority, to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

               (i) first, to the Holders of REMIC 2 Regular Interest FMR IO, an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1 Regular Interest for such Distribution Date plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;


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               (ii) second, to the Holders of REMIC 2 Regular Interests A,
          G1-SR, G2-SR, G3-SR, SUB-A, Swap, and P, pro rata, an amount equal to
          (A) the Uncertificated Accrued Interest for each such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

               (iii) third, to the Holders of REMIC 2 Regular Interests G1-SR, G2-SR, G3-SR, SUB-A, and Swap in such a manner as to keep: (A) the Uncertificated Principal Balance of REMIC 2 Regular Interest G1-SR equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest G1-A; (B) the Uncertificated Principal Balance of REMIC 2 Regular Interest G2-SR equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest G2-A; (C) the Uncertificated Principal Balance of REMIC 2 Regular Interest G3-SR equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest G3-A; (D) the Uncertificated Principal Balance of REMIC 2 Regular Interest Swap equal to 1/10 the Certificate Balance of the Class III-A1 Certificates; and (E) the Uncertificated Principal Balance of REMIC 2 Regular Interest SUB-A equal to the excess of (x) 1/10 of the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount over (y) the Uncertificated Principal Balance of REMIC 2 Regular Interest Swap; in each case until the Uncertificated Principal Balances of such REMIC 2 Regular Interests have been reduced to zero; and

               (iii) then, to the Holders of REMIC 2 Regular Interests A and P, in that order, in each case until the Uncertificated Principal Balances of such REMIC 2 Regular Interests have been reduced to zero; and

               (iv) thereafter, to the Holders of the Class R Certificates in respect of the Class R-2 Interest.

          (c) On each Distribution Date, the Trustee shall cause the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount, the Group III Interest Remittance Amount, the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount, in the following order of priority, to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

               (i) first, to the Holders of REMIC 3 Regular Interests FMR IO and Swap IO an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 3 Regular Interest for such Distribution Date, plus
          (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

               (ii) second, to the Holders of REMIC 3 Regular Interests AA, IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2, B3 and ZZ, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from


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          previous Distribution Dates. Amounts payable as Uncertificated Accrued
          Interest in respect of REMIC 3 Regular Interest ZZ shall be reduced and deferred when the REMIC 3 Overcollateralized Amount is less than the REMIC 3 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 3 Regular Interests IA1, IA2, IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10,
          B1, B2 and B3 in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates;

               (iii) third, to the Holders of REMIC 3 Regular Interest 1GRP, 2GRP, 3GRP, SUB GRP, and XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

               (iv) fourth, an amount equal to 50% of the remainder of the Available Funds for such Distribution Date after the distributions in clauses (i), (ii), and (iii) allocated as follows:

                    (a) 98.00% to the Holders of REMIC 3 Regular Interests AA
               and P, in that order, until the Uncertificated Principal Balance of such REMIC 3 Regular Interest is reduced to zero, provided, however, that REMIC 3 Regular Interest P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 3 Regular Interest P, until $100 has been distributed pursuant to this clause;

                    (b) to the Holders of REMIC 3 Regular Interests IA1, IA2,
               IIA1, IIA2, IIIA1, IIIA1A, IIIA2, IIIA3, IIIA4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10, B1, B2 and B3, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 3 Regular Interests are reduced to zero;

                    (c) to the Holders of REMIC 3 Regular Interest ZZ, 1.00% of
               such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

                    (d) any remaining amount to the Holders of the Class R
               Certificates (in respect of the Class R-1 Interest);

               (iv) fourth, an amount equal to 50% of the remainder of the Available Funds for such Distribution Date, after the distributions in clauses (i), (ii), and (iii) allocated as follows:


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                    (a) first to the Holders of REMIC 3 Regular Interest 1GRP,
               2GRP, 3GRP, and SUB GRP in such a manner as to keep the Uncertificated Principal Balance of each REMIC 3 Regular Interest ending with the designation "GRP" equal to 1% of the aggregate Certificate Principal Balances of the Senior Certificates in the related Loan Group (determined as of the current Distribution
               Date), and the Uncertificated Principal Balance of REMIC 3 Regular Interest SUB GRP equal to 1% of the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount, as of the current Distribution Date; and then to the Holder of REMIC 3 Regular Interest XX, in each case until the Uncertificated Principal Balances of the REMIC 3 Regular Interests have been reduced to zero; and

                    (b) any remaining amount to the Holders of the Class R
               Certificates (in respect of the Class R-1 Interest).

                    (d) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to REMIC 2 in respect of the REMIC 1 Regular Interest P, from REMIC 2 to REMIC 3 in respect of the REMIC 2 Regular Interest P, from REMIC 3 to REMIC 4 in respect of REMIC 3 Regular Interest P, and from REMIC 4 to the Holders of REMIC 3 Regular Interest P. The payment of the foregoing amounts to the Holders of such REMIC Regular Interest P shall not reduce the Uncertificated Principal Balances thereof.

Section 4.06 Allocation of Realized Losses.

          (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the NIMS Insurer and the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

          (b) If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates on such Distribution Date, the Uncertificated Principal Balance of the


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Class C Interest is equal to zero, Realized Losses equal to the
Undercollateralized Amount shall be allocated by the Trustee on such Distribution Date as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, tenth, to the Class M-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In addition, after the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class B Certificates is reduced to zero, the remaining Realized Losses on the Group I Mortgage Loans will be allocated to the Class I-A2 Certificates, the remaining Realized Losses on the Group II Mortgage Loans will be allocated to the Class II-A2 Certificates and an amount equal to the remaining Realized Losses on the Group III Mortgage Loans multiplied by the Group III Fraction will be allocated to the Class III-A1A Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate Principal Balance of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates shall be to the Certificate Principal Balance of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to such Class I-A2 Certificates, Class II-A2 Certificates, Class III-A1A Certificates, Mezzanine Certificates and Class B Certificates on such Distribution Date.

          Any allocation of Realized Losses to a Class I-A2 Certificate, Class II-A2 Certificate, Class III-A1A Certificate, Mezzanine Certificate or Class B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Class A Certificates (other than the Class I-A2 Certificates, the Class II-A2 Certificates and the Class III-A1A Certificates) or the Class P Certificates. Any Realized Losses that reduce the distributions in respect of and/or the Uncertificated Principal Balance of the Class C Interest, shall be allocated by the Trustee to reduce the distributions in respect of and/or the Certificate Principal Balance of the Class C Certificates.


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          (c) (i) Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest A. If the Uncertificated Principal Balance of REMIC 1 Regular Interest A has been reduced to zero, Realized Losses on the Mortgage Loans in any Loan Group shall be allocated to the REMIC 1 Regular Interests related to such Loan Group in such a manner as to keep the Uncertificated Principal Balances of the REMIC 1 Regular Interests with the designation "-A" equal to 10% of the aggregate Certificate Principal Balance of the Senior Certificates in such Loan Group, and to keep the Uncertificated Principal Balances of the REMIC 1 Regular Interests with the designation "-B" equal to 10% of the Subordinate Amount for such Loan Group.

          (ii) Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 2 Regular Interest A. If the Uncertificated Principal Balance of REMIC 2 Regular Interest A has been reduced to zero, Realized Losses on the Mortgage Loans in any Loan Group shall be allocated to the REMIC 2 Regular Interests related to such Loan Group in such a manner as to keep the Uncertificated Principal Balances of the REMIC 2 Regular Interests with the designation "-SR" equal to 10% of the aggregate Certificate Principal Balance of the Senior Certificates in such Loan Group, to keep the Uncertificated Principal Balances of the REMIC 2 Regular Interest Swap equal to 10% of the aggregate Certificate Principal Balance of the Class III-A1 Certificates, and to keep the Uncertificated Principal Balance of REMIC 2 Regular Interest SUB-A equal to the excess of (x) 10% of the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount over (y) the Uncertificated Principal Balance of REMIC 2 Regular Interest Swap.

          (iii) 50% of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 3 Regular Interests in the specified percentages, as follows:

          first, to Uncertificated Accrued Interest payable to the REMIC 3 Regular Interests AA and ZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively;

          second, to the Uncertificated Principal Balances of the REMIC 3 Regular Interests AA and ZZ up to an aggregate amount equal to the REMIC 3 Principal Loss Allocation Amount, 98% and 2%, respectively;

          third, to the Uncertificated Principal Balances of REMIC 3 Regular Interests AA, B3 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest B3 has been reduced to zero;

          fourth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, B2 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest B2 has been reduced to zero;

          fifth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, B1 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest B1 has been reduced to zero;


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          sixth, to the Uncertificated Principal Balances of REMIC 3 Regular
Interest AA, M10 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M10 has been reduced to zero;

          seventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M9 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M9 has been reduced to zero;

          eighth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M8 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M8 has been reduced to zero;

          ninth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M7 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M7 has been reduced to zero;

          tenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M6 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M6 has been reduced to zero;

          eleventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M5 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M5 has been reduced to zero;

          twelfth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M4 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M4 has been reduced to zero;

          thirteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M3 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M3 has been reduced to zero;

          fourteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M2 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M2 has been reduced to zero; and

          fifteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest AA, M1 and ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest M1 has been reduced to zero.

          (iv) 50% of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 3 Regular Interest 1GRP, 2GRP, 3GRP, SUB GRP, and XX, as follows:

     after all distributions have been made on such Distribution Date, Realized Losses shall be applied in such a manner as to keep the Uncertificated Principal Balance of each REMIC 3 Regular Interest ending with the designation "GRP" equal to 1% of the aggregate Certificate Principal Balances of the Senior Certificates in the related Loan Group (determined as of the


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current Distribution Date), and the Uncertificated Principal Balance of REMIC 3
Regular Interest SUB GRP equal to 1% of the sum of the Group I Subordinate Amount, the Group II Subordinate Amount, and the Group III Subordinate Amount; and then to REMIC 3 Regular Interest XX.

          (d) If on any Distribution Date Allocated Realized Loss Amounts are to be reinstated due to Subsequent Recoveries, the Allocated Realized Loss Amounts shall be reinstated by the Trustee on such Distribution Date to increase the Certificate Principal Balances of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates in the following order of priority, in each case until the related Allocated Realized Loss Amount has been reduced to zero: first, any Allocated Realized Loss Amounts to be reinstated due to Subsequent Recoveries with respect to the Group I Mortgage Loans shall be reinstated to the Class I-A2 Certificates, any Allocated Realized Loss Amounts to be reinstated due to Subsequent Recoveries with respect to the Group II Mortgage Loans shall be reinstated to the Class II-A2 Certificates and any Allocated Realized Loss Amounts to be reinstated due to Subsequent Recoveries with respect to the Group III Mortgage Loans shall be reinstated to the Class III-A1A Certificates; and then any Allocated Realized Loss Amounts to be reinstated due to Subsequent Recoveries with respect to all Mortgage Loans shall be reinstated to the Mezzanine Certificates and the Class B Certificates in the following order: first, to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-9 Certificates, tenth to the Class M-10 Certificates, eleventh to the Class B-1 Certificates, twelfth to the Class B-2 Certificates and thirteenth to the Class B-3 Certificates. All Subsequent Recoveries to be allocated to the Certificate Principal Balances of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates or the Class B Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate Principal Balance of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates shall be to the Certificate Principal Balance of the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to the Class I-A2 Certificates, the Class II-A2 Certificates, the Class III-A1A Certificates, the Mezzanine Certificates and the Class B Certificates on such Distribution Date.

          Any Allocated Realized Loss Amounts to be reinstated to a Certificate on any Distribution Date due to Subsequent Recoveries shall be made by increasing the Certificate Principal Balance thereof by the amount so reinstated. No allocations of any Subsequent Recoveries shall be made to the Class A Certificates (other than the Class I-A2 Certificates, the Class II-A2 Certificates and the Class III-A1A Certificates) or the Class P Certificates.

          (e) (i) If on any Distribution Date Subsequent Recoveries occurred in the related Prepayment Period, the amount of such Subsequent Recoveries shall be allocated among the REMIC 1 Regular Interests first in such a manner as to maintain the Uncertificated Balances


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of the REMIC 1 Regular Interests in the manner described in Section 4.06(c)(i)
and then shall be allocated to REMIC 1 Regular Interest A.

          (ii) If on any Distribution Date Subsequent Recoveries occurred in the related Prepayment Period, the amount of such Subsequent Recoveries shall be allocated among the REMIC 2 Regular Interests first in such a manner as to maintain the Uncertificated Balances of the REMIC 2 Regular Interests in the manner described in Section 4.06(c)(ii) and then shall be allocated to REMIC 2 Regular Interest A.

          (iii) If on any Distribution Date Subsequent Recoveries occurred in the related Prepayment Period, the amount of such Subsequent Recoveries shall be allocated among the REMIC 1 Regular Interests as follows:

                    (i) 50% of the Subsequent Recoveries from all Loan Groups
               shall be allocated among the REMIC 3 Regular Interests in the same proportions and amounts, but in the reverse order, as Realized Losses were allocated under Section 4.06(c)(iii).

                    (ii) 50% of the Subsequent Recoveries from all Loan Groups shall be allocated in the same proportions, but in reverse order, as the Realized Losses were allocated under Section 4.06(c)(iv).

Section 4.07 Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

Section 4.08 Commission Reporting.

          (a) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards and applicable regulations, file with the Commission via the Electronic Data Gathering Analysis and Retrieval system, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an Exhibit thereto. Prior to January 30, in the year following the year of execution of this Agreement, the Trustee shall file in accordance with industry standards a Form 15 Suspension Notification with respect to the Trust Fund. Prior to March 30, in the year following the year of execution of this Agreement, the Depositor shall execute and the Trustee shall file a Form 10-K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund together with the accompanying certification described below. The Trustee shall provide the Form 10-K to the Depositor by March 20 (or the preceding Business Day if such day is not a Business Day) of the year that such Form 10-K is required to be filed. The Depositor shall execute such Form 10-K and return the original to the Trustee by March 25 (or the preceding Business Day if such day is not a Business Day). The Trustee shall prepare, execute, file and deliver on behalf of the


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Depositor Form 8-Ks required to be filed under the Exchange Act so long as no certification in respect of such Form 8-K is required by the Commission. The Depositor shall prepare and the appropriate person shall execute, in accordance with the Exchange Act or any other applicable law, any certification required under the Exchange Act or any other applicable law to accompany the Form 10-K or any other periodic report. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor, provided, however, that the Trustee shall not execute the Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

Section 4.09 Supplemental Interest Account.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing account for the benefit of the Holders of the Class III-A1 Certificates (the "Supplemental Interest Account"), into which the Depositor shall initially deposit $1,000. The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

          (b) The Trustee shall deposit into the Supplemental Interest Account any amounts required to be paid by the Trust for payment to the Supplemental Interest Account pursuant to Section 4.01 and shall distribute from the Supplemental Interest Account any such amounts to the Swap Counterparty as required by Section 4.01(d)(iv). The Trustee shall deposit into the Supplemental Interest Account any amounts received from the Swap Counterparty and shall distribute from the Supplemental Interest Account any such amounts to the Holders of the Class III-A1 Certificates as required pursuant to Section 4.01(d)(iv).

          (c) Funds in the Supplemental Interest Account shall be invested in Eligible Investments. The Class C Certificates shall evidence ownership of the Supplemental Interest Account for federal income tax purposes and the Holders of the majority of the Percentage Interest thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. In the absence of written instructions from the Holders of the Class C Certificates as to investment of funds on deposit in the Supplemental Interest Account, such funds shall be invested in Deutsche Bank Cash Management Fund 541 for so long as such investment complies with clause (vi) of the definition of Permitted Investments.

          (d) Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Account shall be distributed pursuant to the priorities set forth in Section 4.01(d)(iii).


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Section 4.10 Final Maturity Reserve Account.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing account for the benefit of the Holders of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates (the "Final Maturity Reserve Account"), into which the Depositor shall initially deposit $1,000. The Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

          (b) The Trustee shall deposit into the Final Maturity Reserve Account any Group I Final Maturity Reserve Amount, Group II Final Maturity Reserve Amount, Group III Final Maturity Reserve Amount and the Supplemental Final Maturity Reserve Amount pursuant to Section 4.01. The Trustee shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 4.01(d)(iii).

          (c) Funds in the Final Maturity Reserve Account shall be held by the Trustee uninvested. The Class C Certificates shall evidence ownership of the Final Maturity Reserve Account for federal income tax purposes.

          (d) Upon termination of the Trust Fund, any amounts remaining in the Final Maturity Reserve Account to which the Swap Counterparty is entitled shall be distributed as provided in Section 4.01(d)(iv) and any amounts remaining in the Final Maturity Reserve Account to which the Trust is entitled shall be distributed pursuant to the priorities in Section 4.01(d)(iii).

          (e) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Account shall be treated as selling a portion of its Certificate to the Holder of the Class C Certificates and as having received the amount of the principal payment from the Holder of the Class C Certificates as the proceeds of the sale. The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Certificate Principal Balance of such Certificate. Principal payments received from the Final Maturity Reserve Account shall not be treated as distributions from any REMIC created hereby. All principal distributions from the Final Maturity Reserve Account shall be accounted for hereunder in accordance with this Section 4.10(e).

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01 The Certificates.

          (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1.

     The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-27. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.


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

     Upon original issue, the Certificates shall be executed by the Trustee and authenticated and delivered by the Trustee, to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (b) The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold the Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and if the Trustee is not the Book-Entry Custodian, the Trustee and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

     The Trustee, the Master Servicer, the NIMS Insurer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry


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Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. The Depositor is hereby authorized to execute and deliver on behalf of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Issuer (as defined in the Letter of Representations) thereunder. The Trustee is hereby authorized to execute and deliver as agent of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Agent (as defined in the Letter of Representations) thereunder. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor,
(ii) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants with a position in the Book Entry Certificates agree to initiate such termination, or
(iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.


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

          (b) No transfer, sale, pledge or other disposition of any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer of any Class B Certificate to be made without registration under the Securities Act (other than in connection with the initial sale of the Class B Certificates to the initial purchasers or the initial issuance thereof), then the Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Class B Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit J-1A hereto and a certificate from such Class B Certificateholder's prospective transferee substantially in the form attached as Exhibit J-1B hereto (which in the case of the Book-Entry Certificates, the Class B Certificateholder and the Class B Certificateholder's prospective transferee will be deemed to have represented such certification). In the event of any such transfer of any Class C Certificate, Class P Certificate or Residual Certificate (other than in connection with (i) the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust, the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) No transfer of a Class A Certificate, Mezzanine Certificate or Class B Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the Class A Certificate, the Mezzanine Certificate or the Class B Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38,


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PTCE 95-60 or PTCE 96-23. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A Certificate, Mezzanine Certificate or Class B Certificate on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect. If the Class A Certificate, the Mezzanine Certificate or the Class B Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

     No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. Section 2510.3-101 ("Plan Assets") unless, in the case of the Class C Certificates or the Class P Certificates, the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller,
(ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of each transferee, the Seller or such an Affiliate. Each transferee of a Class C Certificate, Class P Certificate or Residual Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above).


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     If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          (d) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                    A. an affidavit in the form of Exhibit K hereto from the
               proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                    B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of


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          registration of transfer of such Residual Certificate. The Trustee shall not be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on such transfer.

     The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of any of the Other NIM Notes, the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee designated from time to time for such purpose pursuant to Section 8.12, the Trustee shall execute and authenticate and deliver, in


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the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trustee and disposed of pursuant to its standard procedures.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and (in the case of a Class C Certificate or Class P Certificate) the NIMS Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners.

     The Master Servicer, the Depositor, the Trustee, the NIMS Insurer and any agent of the Master Servicer, the Depositor, the Trustee or the NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.


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                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01 Liability of the Master Servicer and the Depositor.

     The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

     Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Other NIM Notes, the Class A Certificates, the Mezzanine Certificates and the Class B Certificates and the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Trustee).

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

     None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or the Depositor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or


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negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

     The Master Servicer (except the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Trustee, the Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor or the Trust Fund may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Depositor and/or the Trust Fund in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.


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Section 6.04 Limitation on Resignation of Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the NIMS Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of any of the Other NIM Notes, the Class A Certificates, the Mezzanine Certificates or the Class B Certificates or the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer). Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

Section 6.05 Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of the Master Servicer.

     The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or


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governmental authority having jurisdiction over the Depositor, the NIMS Insurer, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use, and the NIMS Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

Section 7.01 Master Servicer Events of Default.

     "Master Servicer Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to maintain a Sub-Servicing Agreement with an eligible Sub-Servicer to the extent required in accordance with
          Section 3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Representative of the Master Servicer; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of


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          a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

               (vi) [Reserved]; or

               (vii) any failure of the Master Servicer to make, or cause an Advancing Person to make, any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to
          Section 4.04 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date; or

               (viii) the Master Servicer ceases to be an approved seller or servicer of Fannie Mae.

     If a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the NIMS Insurer or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMS Insurer and the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clauses (vii) or (viii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer (delivered immediately by facsimile and effective on the date of acknowledgement of receipt in the case of a Master Servicer Event of Default described in clause (vii)), the NIMS Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of


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and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this
Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, any of the Trust REMICs or this Agreement.

     The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02 Trustee to Act; Appointment of Successor.

          (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of


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transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein. After the Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the NIMS Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

     No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

     Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this Section 7.02 (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trustee with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred


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hereunder. After such deductions, the remainder of such sum shall be paid by the
Trustee to the Master Servicer at the time of such sale.

          (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trustee shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03 Notification to Certificateholders.

          (a) Upon any termination of the Master Servicer pursuant to Section
7.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the NIMS Insurer.

          (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates and to the NIMS Insurer notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.04 Waiver of Master Servicer Events of Default.

     The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may, with the consent of the NIMS Insurer, waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS Insurer (as evidenced by the written consent of the NIMS Insurer). Upon any such waiver of a default or


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Master Servicer Event of Default, such default or Master Servicer Event of
Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01 Duties of Trustee.

     The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and


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               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02 Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer or such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or


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          document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIMS Insurer or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIMS Insurer or such Certificateholders as a condition to taking any such action;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

               (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the Supplemental Interest Account at the direction of the Master Servicer pursuant to Section 3.12 or the Holders of the majority of the Percentage Interest in the Class C Certificates, pursuant to
          Section 4.09, as applicable; and

               (viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the signature of the Trustee, the execution and authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor, and the Trustee shall not assume any responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than execution and authentication of the


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Trustee on the Certificates) or of any Mortgage Loan or related document. The
Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

Section 8.04 Trustee May Own Certificates.

     The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer or their Affiliates.

Section 8.05 Trustee's Fees and Expenses.

          (a) On the Closing Date, the Depositor shall pay to the Trustee as specified in a separate agreement between the Depositor and the Trustee. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee for such Distribution Date and one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account. The right to receive the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     The Trustee, and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations (including, without limitation, its obligation to enter into the Cap Agreements and the Swap Agreement) and duties under this Agreement, other than any loss, liability or expense (i) in any way relating to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, including as a result of a breach of the Trustee's obligations under Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

     As a limitation on the foregoing with respect to certain expenses of the Trustee, the Trustee shall receive from the Trust Fund amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or


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other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, "Third Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). The Trustee shall have no obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The Certificateholders shall hold the Trustee harmless for any consequences to such Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

          (b) Without limiting the Master Servicer's indemnification obligations under Section 6.03, the Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment under this Section 8.05(b) made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

Section 8.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting Rights. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer, may remove the Trustee and the Depositor may appoint a successor Trustee, acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

     The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer, may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the NIMS Insurer, the Certificateholders and the Master Servicer by the Depositor.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08 Successor Trustee.

     Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the ratings of any of the Other NIM Notes or of any Class of Certificates or of the shadow ratings of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) by any Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of


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Certificates at their addresses as shown in the Certificate Register. If the
Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09 Merger or Consolidation of Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1, or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1, and to vest in such Person or Persons, in such capacity, such title to REMIC 1, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment or the NIMS Insurer shall not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 1, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this


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Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Appointment of Custodians.

     The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee and the consent of the NIMS Insurer, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian (other than the Washington Mutual Custodian) in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder. The Trustee shall at all times remain responsible under the terms of this Agreement notwithstanding the fact that certain duties have been assigned to the Custodian (other than the Washington Mutual Custodian), but only to the extent the Trustee is responsible for its own acts hereunder. Any documents delivered by the Depositor or the Master Servicer to a Custodian other than the Trustee, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by such a Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder. In order to comply with its duties under the U.S. Patriot Act, the Custodian shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address, and other identifying information.

Section 8.12 Appointment of Office or Agency.

     The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates


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and this Agreement may be served. As of the Closing Date, the Trustee designates its offices located at the office of Trustee's agent, located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, TN 37211-3658, Attn: Transfer
Unit for such purpose.

Section 8.13 Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

               (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

               (ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) this Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Termination Upon Purchase or Liquidation of All Mortgage Loans.

          (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 4 Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon the payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in


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REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1 shall be at a price (the "Termination Price") equal to (a) if the Terminator is the Master Servicer, 100% of the aggregate Stated Principal Balance of all the Mortgage Loans included in REMIC 1 and accrued interest on the Stated Principal Balance of each such Mortgage Loan at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the related Mortgagor or by an advance by the Master Servicer to but not including the first day of the month in which such purchase is to be effected, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion and (b) if the Terminator is the Holder of a majority of the Percentage Interest in the Class C Certificates or the NIMS Insurer, the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion, and (B) the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

          (b) The Holder of a majority of the Percentage Interest in the Class C Certificates (except if such Holder is the Seller or any of its Affiliates) shall have the right, and if the Holder of a majority of the Percentage Interest in the Class C Certificates does not exercise such right, the Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the "Terminator") to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans. Additionally, if the Terminator is the Master Servicer, the Terminator may elect to purchase all of the Mortgage Loans and each REO Property in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the Termination Price
(A) is equal to or less than the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.01(c)) and
(B) will result in distributions on the Certificates sufficient (together with all amounts received under the Indenture other than on account of the Certificates) to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS


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Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid (unless the NIMS Insurer consents to a lesser Termination Price). By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree for so long as any NIM Notes are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

          (c) Notice of the liquidation of the REMIC 1 Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 1 Regular Interests or the related Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee designated in such notice for purposes of such surrender. The Trustee shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section
3.11 and (ii) any other amounts otherwise payable by the Trustee to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trustee by a Servicing Representative of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

          (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section
4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders


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

concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Credit Suisse First Boston LLC and WaMu Capital Corp., equally, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

          Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02 Additional Termination Requirements.

          (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

               (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each Trust REMIC, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC 1 to the Terminator for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

          (b) At the expense of the Terminator, the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the Section 9.02(a).

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.


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                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01 REMIC Administration.

          (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of which forms and returns shall promptly be furnished by the Trustee to the NIMS Insurer. For the purposes of the REMIC election in respect of REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interest shall be designated as the Residual Interest in REMIC 1. For the purposes of the REMIC election in respect of REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2. The REMIC 3 Regular Interests shall be designated as the Regular Interests in REMIC 3 and the Class R-3 Interest shall be designated as the Residual Interest in REMIC 3. For the purposes of the REMIC election in respect of REMIC 4, (i) the Regular Certificates (other than the Class C Certificates, the Class Swap IO Certificates and the Class P Certificates) and the REMIC 4 Regular Interests shall be designated as the Regular Interests in REMIC 4 and (ii) the Class R-4 Interest shall be designated as the Residual Interest in REMIC 4. For the purposes of the REMIC election in respect of REMIC CX, the Class C Certificates shall be designated as the Regular Interests in REMIC CX and the Class R-CX Interest shall be designated as the Residual Interest in REMIC CX. For the purposes of the REMIC election in respect of REMIC PX, the Class P Certificates shall be designated as the Regular Interests in REMIC PX and the Class R-PX Interest shall be designated as the Residual Interest in REMIC PX. For the purposes of the REMIC election in respect of REMIC SwapX, the Class Swap IO Certificates shall be designated as the Regular Interests in REMIC SwapX and the Class R-SwapX Interest shall be designated as the Residual Interest in REMIC SwapX. The Trustee shall not permit the creation of any "interests" in REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC CX, REMIC SwapX or REMIC PX (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests, the REMIC 4 Regular Interests and the interests represented by the Certificates.

          (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The Trustee shall pay, out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and
(ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental


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

taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trustee in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder other than REMIC CX, REMIC SwapX and REMIC PX. The holder of the largest Percentage Interest of the Class R-CX Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of REMIC CX and REMIC SwapX. The holder of the largest Percentage Interest of the Class R-PX Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations
Section 301.6231(a)(7)-1, as the tax matters person of REMIC PX. By its acceptance thereof, each such holder hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

          (d) The Trustee shall prepare, sign and file in a timely manner, all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its respective obligations under this Article.

          (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate (or other person designated in Section 860E(e)(3) of the Code) and to the Internal Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMS Insurer.


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

          (f) The Trustee shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do specific actions in order to assist in the maintenance of such status). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Section 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. The Trustee shall deliver to the NIMS Insurer a copy of any such advice or opinion. In addition, prior to taking any action with respect to any Trust REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC 1 will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) If any tax is imposed on prohibited transactions of any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of any such REMIC pursuant to Section 860G(c) of the Code, or on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or (iii) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.


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

          (h) On or before April 15 of each calendar year commencing after the date of this Agreement, the Trustee shall deliver to the Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

          (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

          (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (l) The Trustee shall treat each of the Reserve Fund, the Supplemental Interest Account and the Final Maturity Reserve Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class C Certificates and that is not an asset of any REMIC. The Trustee shall treat the beneficial owners of the Certificates (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of the Certificates (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in REMIC 4 corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class C Shortfall"). A Class C Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class C Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding Certificate Principal Balance to the extent of such balance. In addition, pursuant to such notional principal contract, the beneficial owner of the Class C Certificates shall be treated as having agreed to pay (a)(i) Net WAC Rate Carryover Amounts and (ii) on any Distribution Date on or after September 2012 through the Distribution Date in August 2035, if amounts are not paid into the Final Maturity Reserve Account (because either the constant prepayment rate of the Mortgage Loans is above 5% on such Distribution Date or the Final Maturity Reserve Funding Date has occurred), any amounts that would have been paid to the Final Maturity Reserve if the constant prepayment rate of the Mortgage Loans was below 5% or the Final Maturity Reserve Funding Date had not occurred, to the extent such amounts are used to make payments on such Certificates to the Holders of the Certificates (other than the Class P Certificates, the Class C Certificates and the


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

Residual Certificates) pursuant to the terms of this Agreement and (b) to the holders of the Class III-A1 Certificates any Net Swap Payments payable to such Holders pursuant to the terms of this Agreement. Any payments on the Certificates in light of the foregoing shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates of a Class C Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in the REMIC 4 and as having been paid by such beneficial owners to the Supplemental Interest Account pursuant to the notional principal contract. Thus, each Certificate (other than the Class P Certificates, the Class C Certificates and the Residual Certificates) shall be treated as representing ownership of not only regular interests in REMIC 4, but also ownership of an interest in (and obligations with respect to) a notional principal contract. For purposes of determining the issue price of the regular interests in REMIC 4, the Trustee shall assume that the notional principal contract has a value of $10,000 as of the Closing Date in favor of the Certificates (other than the Class C Certificates, the Class P Certificates and the Residual Certificates) and shall allocate such value proportionately to each such Class of Certificates based on such Class's initial Certificate Principal Balance.

Section 10.02 Prohibited Transactions and Activities.

     None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.03 Trustee, Master Servicer and Depositor Indemnification.

          (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer as a result of a breach of the Trustee's covenants set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

          (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of a


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

breach of the Master Servicer's covenants set forth in Article III or this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

          (c) The Depositor agrees to indemnify the Trust Fund, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Master Servicer or the Trustee as a result of a breach of the Depositor's covenants set forth in this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, and if necessary, with the consent of the Swap Counterparty and/or the Cap Provider (as described below), and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the NIMS Insurer, the Depositor and the Master Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS Insurer, adversely affect in any material respect the interests of any Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, and if necessary, with the consent of the Swap Counterparty and/or the Cap Provider (as described below), and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of


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

modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in
(i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

     In addition to the provisions of this Section 11.01 and as long as the Swap Counterparty remains the Swap Counterparty under the Swap Agreement or is owed any amounts under this Agreement, the consent of the Swap Counterparty shall be necessary for the adoption of any proposed amendment of this Agreement that, in the Swap Counterparty's reasonable determination, materially affects the Swap Counterparty's rights under this Agreement, including, but not limited to, the right to receive any Trust Swap Payment or Swap Termination Payment due and owing to it under this Agreement; provided that any such consent of the Swap Counterparty shall not be unreasonably withheld.

     Notwithstanding any contrary provision of this Agreement, the Trustee and the NIMS Insurer shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     The cost of any Opinion of Counsel to be delivered pursuant to this Section
11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

     The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02 Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable


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

jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


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

Section 11.04 Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1400 South Douglass Road, Suite 100, Anaheim, California 92806, Attention: General Counsel (telecopy number: (206) 554-2717), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration Services LB05W2 (telecopy number (714) 247-6478) or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee, (c) in the case of the Depositor, Long Beach Securities Corp., 1400 South Douglass Road, Suite 100, Anaheim, California 92806, Attention: General Counsel (telecopy number: (206) 554-2717), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, (d) in the case of the Swap Counterparty, as provided in the Swap Agreement, and (e) in the case of the NIMS Insurer, the NIMS Insurer's address or telecopy number as set forth in the Indenture, or such other addresses or telecopy number as may be furnished to the other parties hereto in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Notice to the Rating Agencies, the Cap Provider, the Swap Counterparty and the NIMS Insurer.

     The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies, the Cap Provider, the Swap Counterparty and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

     1. Any amendment to this Agreement;


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

     2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

     3. The resignation or termination of the Master Servicer or the Trustee;

     4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

     5. The final payment to the Holders of any Class of Certificates;

     6. Any change in the location of the Collection Account or the Distribution Account;

     7. The Trustee were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

     8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

     In addition, the Trustee shall promptly make available to each Rating Agency, the Cap Provider and the Swap Counterparty copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

     1. each annual statement as to compliance described in Section 3.20 hereof;

     2. each annual independent public accountants' servicing report described in Section 3.21 hereof.

     Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Long Beach Mortgage Loan Trust 2005-WL2, (ii) Fitch, Inc., One State Street Plaza, New York, New York 10004, (iii) Standard & Poor's Rating Services, Inc., 55 Water Street, New York, New York 10041, (iv) Credit Suisse First Boston International, One Cabot Square, London E14 4QJ, England, Attention: Head of Credit Risk Management and the NIMS Insurer at the address provided in Section 11.05.

     In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee or the Certificateholders.

Section 11.08 Article and Section References.

     All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.


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

Section 11.09 Third-Party Beneficiaries.

          (a) The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the NIMS Insurer hereunder (i) shall be suspended whenever rights of the NIMS Insurer under the Indenture (other than the right to consent to amendments to the Indenture) are suspended and (ii) except in the case of any right to indemnification hereunder shall permanently terminate upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

          (b) The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Swap Counterparty hereunder shall permanently terminate upon the later to occur of (i) the expiration of the Swap Agreement, and (ii) the payment in full to the Swap Counterparty, of any amounts owed to it under the Swap Agreement.

Section 11.10 Grant of Security Interest.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property specified in Section 2.01 by the Depositor to the Trustee be, and be construed as, a sale and not a pledge to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans or other property conveyed to the Trustee pursuant to Section 2.01 are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in
Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and all other property conveyed to the Trustee pursuant to
Section 2.01 in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the


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

preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.


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

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        LONG BEACH SECURITIES CORP.,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                        Name: James Mark
                                        Title: Authorized Officer


                                        LONG BEACH MORTGAGE COMPANY,
                                           as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name: Richard Fisher
                                        Title: Senior Vice President


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name: Ronaldo Reyes
                                        Title: Vice President


                                        By:
                                            ------------------------------------
                                        Name: Hang Luu
                                        Title: Authorized Signer

STATE OF WASHINGTON   )
                      ) ss.:
COUNTY OF KING        )

     On August ___, 2005 before me, _____________________________, personally appeared JAMES MARK, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature _________________________________

                                                                          (Seal)

STATE OF WASHINGTON   )
                      ) ss.:
COUNTY OF KING        )

     On August ___, 2005 before me, _____________________________, personally appeared RICHARD FISHER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature _________________________________

                                                                          (Seal)

STATE OF CALIFORNIA   )
                      ) ss.:
COUNTY OF ORANGE      )

     On August ___, 2005 before me, _____________________________, personally appeared RONALDO REYES, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature _________________________________

                                                                          (Seal)

STATE OF CALIFORNIA   )
                      ) ss.:
COUNTY OF ORANGE      )

     On August ___, 2005 before me, _____________________________, personally appeared HANG LUU, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature _________________________________

                                                                          (Seal)

                                   EXHIBIT A-1

                             CLASS I-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      [____]%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      I-A1

Final Scheduled Distribution
Date                                :      August, 2035


                                     I-A1-1

Assumed Final Maturity Date         :      August, 2045


                                     I-A1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class I-A1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A1 Certificate (obtained by dividing the Denomination of this Class I-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class I-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class I-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     I-A1-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________


This is one of the Class I-A1
Certificates referenced in the within-
mentioned Agreement


By__________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     I-A1-4

                       [Reverse of Class I-A1 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     I-A1-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     I-A1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                     I-A1-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     I-A1-8

                                   EXHIBIT A-2

                             CLASS I-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      [____]%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      I-A2

Final Scheduled Distribution
Date                                :      August, 2035


                                     I-A2-1

Assumed Final Maturity Date         :      August, 2045


                                     I-A2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class I-A2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A2 Certificate (obtained by dividing the Denomination of this Class I-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class I-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class I-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     I-A2-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________


This is one of the Class I-A2
Certificates referenced in the within-
mentioned Agreement


By__________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     I-A2-4

                       [Reverse of Class I-A2 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     I-A2-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     I-A2-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                     I-A2-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     I-A2-8

                                   EXHIBIT A-3

                            CLASS II-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      [____]%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      II-A1

Final Scheduled Distribution
Date                                :      August, 2035


                                     II-A1-1

Assumed Final Maturity Date         :      August, 2045


                                     II-A1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class II-A1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A1 Certificate (obtained by dividing the Denomination of this Class II-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class II-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class II-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     II-A1-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class II-A1 Certificates referenced in the within-mentioned
Agreement


By________________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     II-A1-4

                      [Reverse of Class II-A1 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     II-A1-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     II-A1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                     II-A1-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     II-A1-8

                                   EXHIBIT A-4

                            CLASS II-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      II-A2

Final Scheduled Distribution
Date                                :      August, 2035


                                     II-A2-1

Assumed Final Maturity Date         :      August, 2045


                                     II-A2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class II-A2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A2 Certificate (obtained by dividing the Denomination of this Class II-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class II-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class II-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     II-A2-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005

                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class II-A2 Certificates referenced in the within-mentioned
Agreement


By_____________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     II-A2-4

                      [Reverse of Class II-A2 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     II-A2-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     II-A2-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                     II-A2-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     II-A2-8

                                   EXHIBIT A-5

                            CLASS III-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      III-A1

Final Scheduled Distribution
Date                                :      August, 2035


                                    III-A1-1

Assumed Final Maturity Date         :      August, 2045


                                    III-A1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                  Class III-A1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class III-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class III-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class III-A1 Certificate (obtained by dividing the Denomination of this Class III-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class III-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class III-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class III-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class III-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    III-A1-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class III-A1 Certificates referenced in the within-mentioned
Agreement


By_____________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                    III-A1-4

                      [Reverse of Class III-A1 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    III-A1-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    III-A1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                    III-A1-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    III-A1-8

                                   EXHIBIT A-6

                           CLASS III-A1A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      III-A1A

Final Scheduled Distribution
Date                                :      August, 2035


                                    III-A1A-1

Assumed Final Maturity Date         :      August, 2045


                                    III-A1A-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                  Class III-A1A

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class III-A1A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class III-A1A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class III-A1A Certificate (obtained by dividing the Denomination of this Class III-A1A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class III-A1A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class III-A1A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class III-A1A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class III-A1A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    III-A1A-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class III-A1A Certificates referenced in the within-mentioned
Agreement


By_______________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                    III-A1A-4

                     [Reverse of Class III-A1A Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    III-A1A-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    III-A1A-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                    III-A1A-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    III-A1A-8

                                   EXHIBIT A-7

                            CLASS III-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      III-A2

Final Scheduled Distribution
Date                                :      August, 2035


                                    III-A2-1

Assumed Final Maturity Date         :      August, 2045


                                    III-A2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                  Class III-A2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class III-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class III-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class III-A2 Certificate (obtained by dividing the Denomination of this Class III-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class III-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class III-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class III-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class III-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    III-A2-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class III-A2 Certificates referenced in the within-mentioned
Agreement


By_____________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                    III-A2-4

                      [Reverse of Class III-A2 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    III-A2-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    III-A2-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                    III-A2-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    III-A2-8

                                   EXHIBIT A-8

                            CLASS III-A3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      III-A3

Final Scheduled Distribution
Date                                :      August, 2035


                                    III-A3-1

Assumed Final Maturity Date         :      August, 2045


                                    III-A3-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                  Class III-A3

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class III-A3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class III-A3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class III-A3 Certificate (obtained by dividing the Denomination of this Class III-A3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class III-A3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class III-A3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class III-A3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class III-A3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    III-A3-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class III-A3 Certificates referenced in the within-mentioned
Agreement


By_____________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                    III-A3-4

                      [Reverse of Class III-A3 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    III-A3-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    III-A3-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                    III-A3-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    III-A3-8

                                   EXHIBIT A-9

                            CLASS III-A4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      III-A4

Final Scheduled Distribution
Date                                :      August, 2035


                                    III-A1-1

Assumed Final Maturity Date         :      August, 2045


                                    III-A1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                  Class III-A4

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class III-A4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class III-A4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class III-A4 Certificate (obtained by dividing the Denomination of this Class III-A4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class III-A4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class III-A4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class III-A4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class III-A4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    III-A1-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class III-A4 Certificates referenced in the within-mentioned
Agreement


By___________________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                    III-A1-4

                      [Reverse of Class III-A4 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    III-A1-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    III-A1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                    III-A1-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
______________________________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    III-A1-8

                                  EXHIBIT A-10

                             CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES AND THE CLASS III-A4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]


                                      M-1-1

Class                               :      M-1

Final Scheduled Distribution
Date                                :      August, 2035

Assumed Final Maturity Date         :      August, 2045


                                      M-1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-1-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement


By______________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-1-4

                       [Reverse of Class M-1 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-1-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                      M-1-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to ____________________.
_____________________________
Applicable statements should be mailed to ____________________________________
_____________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-1-8

                                  EXHIBIT A-11

                             CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[_______]

Original Class Certificate
Principal Balance of this Class     :      $[_______]

Percentage Interest                 :      100.00%


                                      M-2-1

Pass-Through Rate                   :      Variable

CUSIP                               :      [____]

Class                               :      M-2

Final Scheduled Distribution
Date                                :      August, 2035

Assumed Final Maturity Date         :      August, 2045


                                      M-2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-2-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August ___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By________________________________________________

This is one of the Class M-2 Certificates referenced in the within-mentioned Agreement


By__________________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-2-4

                       [Reverse of Class M-2 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-2-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-2-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:________________________
                                      ______________________________________
                                      Signature by or on behalf of assignor


                                      M-2-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to ____________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
_____________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-2-8

                                  EXHIBIT A-12

                             CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%


                                      M-3-1

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-3

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-3-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-3

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-3-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August___, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-3 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-3-4

                       [Reverse of Class M-3 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-3-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-3-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-3-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-3-8

                                  EXHIBIT A-13

                             CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%


                                      M-4-1

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-4

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-4-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-4

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-4-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-4 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-4-4

                       [Reverse of Class M-4 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-4-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-4-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-4-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-4-8

                                  EXHIBIT A-14

                             CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%


                                      M-5-1

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-5

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-5-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-5

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-5-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-5 Certificates referenced in the within-mentioned Agreement


By____________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-5-4

                       [Reverse of Class M-5 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-5-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-5-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-5-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-5-8

                                  EXHIBIT A-15

                             CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%


                                      M-6-1

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-6

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-6-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-6

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-6-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-6 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-6-4

                       [Reverse of Class M-6 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-6-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-6-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-6-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-6-8

                                  EXHIBIT A-16

                             CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]


                                      M-7-1

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-7

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-7-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-7

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-7-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-7 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-7-4

                       [Reverse of Class M-7 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-7-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-7-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-7-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or,  if  mailed  by check, to ________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-7-8

                                  EXHIBIT A-17

                             CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]


                                      M-8-1

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-8

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-8-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-8

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-8-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-8 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-8-4

                       [Reverse of Class M-8 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-8-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-8-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated: _________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-8-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-8-8

                                  EXHIBIT A-18

                             CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]


                                      M-9-1

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-9

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      M-9-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class M-9

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      M-9-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-9 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      M-9-4

                       [Reverse of Class M-9 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      M-9-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M-9-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      M-9-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      M-9-8

                                  EXHIBIT A-19

                             CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]


                                     M-10-1

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      M-10

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                     M-10-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class M-10

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-10 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     M-10-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class M-10 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     M-10-4

                       [Reverse of Class M-10 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     M-10-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     M-10-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                     M-10-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     M-10-8

                                  EXHIBIT A-20

                             CLASS B-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES AND THE CLASS M-10 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005

First Distribution Date            :      September 26, 2005


                                     B-1-1

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      B-1

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      B-1-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class B-1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the Denomination of this Class B-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer of this Certificate is to be made without registration under the 1933 Act (other than in connection with the initial sale of thereof to the initial purchasers or the initial issuance thereof), then the Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit J-1A to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit J-1B to the Agreement (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee will be deemed to have represented such certification). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      B-1-3

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class B-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class B-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      B-1-4

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class B-1 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      B-1-5

                       [Reverse of Class B-1 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      B-1-6

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      B-1-7

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      B-1-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      B-1-9

                                  EXHIBIT A-21

                             CLASS B-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES AND THE CLASS B-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005


                                      B-2-1

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      B-2

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      B-2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class B-2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the Denomination of this Class B-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer of this Certificate is to be made without registration under the 1933 Act (other than in connection with the initial sale of thereof to the initial purchasers or the initial issuance thereof), then the Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit J-1A to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit J-1B to the Agreement (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee will be deemed to have represented such certification). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      B-2-3

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class B-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class B-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      B-2-4

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class B-2 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      B-2-5

                       [Reverse of Class B-2 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      B-2-6

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      B-2-7

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated: __________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      B-2-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      B-2-9

                                  EXHIBIT A-22

                             CLASS B-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                    :      1

Cut-off Date                       :      With respect to any Mortgage Loan, August 1,
                                          2005


                                      B-2-1

First Distribution Date            :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                   :      $[_______]

Original Class Certificate
Principal Balance of this Class    :      $[_______]

Percentage Interest                :      100.00%

Pass-Through Rate                  :      Variable

CUSIP                              :      [____]

Class                              :      B-3

Final Scheduled Distribution
Date                               :      August, 2035

Assumed Final Maturity Date        :      August, 2045


                                      B-2-2

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                    Class B-3

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the Denomination of this Class B-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer of this Certificate is to be made without registration under the 1933 Act (other than in connection with the initial sale of thereof to the initial purchasers or the initial issuance thereof), then the Trustee shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit J-1A to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit J-1B to the Agreement (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder's prospective transferee will be deemed to have represented such certification). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      B-2-3

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class B-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class B-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      B-2-4

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:   DEUTSCHE BANK NATIONAL TRUST
                                 COMPANY
                                 not in its individual capacity, but solely as Trustee


                           By_________________________________________________

This is one of the Class B-3 Certificates referenced in the within-mentioned Agreement


By___________________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                      B-2-5

                       [Reverse of Class B-3 Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      B-2-6

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      B-2-7

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:__________________________
                                       _____________________________________
                                       Signature by or on behalf of assignor


                                      B-2-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                      B-2-9

                                  EXHIBIT A-23

                              CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS III-A1 CERTIFICATES, THE CLASS III-A1A CERTIFICATES, THE CLASS III-A2 CERTIFICATES, THE CLASS III-A3 CERTIFICATES, THE CLASS III-A4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Original Certificate Principal
Balance                             :      $[_______]

Initial Notional Amount of this
Certificate ("Denomination")        :      $[_______]

Original Notional Amount of
this Class                          :      $[_______]

Percentage                          :      100.00%

Pass-Through Rate                   :      Variable

Class                               :      C

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                     Class C

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Credit Suisse First Boston LLC is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Notional Amount) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By_________________________________________________


This is one of the Class C Certificates
referenced in the within-mentioned Agreement


By____________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee

                        [Reverse of Class C Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:___________________________
                                          _____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.

                                  EXHIBIT A-24

                               CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $100.00

Original Class Certificate
Principal Balance of this Class     :      $100.00

Percentage Interest                 :      100.00%

Class                               :      P

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                     Class P

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Credit Suisse First Boston LLC is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By_________________________________________________


This is one of the Class P Certificates
referenced in the within-mentioned Agreement


By_________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee

                        [Reverse of Class P Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:___________________________
                                          _____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.

                                  EXHIBIT A-25

                              CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS "RESIDUAL INTERESTS" IN FOUR SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Percentage Interest                 :      100.00%

Class                               :      R

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                     Class R

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Credit Suisse First Boston LLC is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By_________________________________________________


This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By_________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee

                        [Reverse of Class R Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      By acceptance of the Class R Certificates the Holders of the Class R Certificates agree that, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to Section 4.01(d)(i)(yy) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Trustee out of the Trust Fund, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the Class C Certificates. By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:___________________________
                                          _____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.

                                  EXHIBIT A-26

                             CLASS R-CX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-CX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Percentage Interest                 :      100.00%

Class                               :      R-CX


                                     R-CX-1

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class R-CX

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Credit Suisse First Boston LLC is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,


                                     R-CX-2
indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R-CX Certificate in violation of the restrictions mentioned above.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


                                     R-CX-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By_________________________________________________


This is one of the Class R-CX Certificates referenced in the within-mentioned Agreement


By_________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     R-CX-4

                       [Reverse of Class R-CX Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     R-CX-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     R-CX-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:___________________________
                                          _____________________________________
                                          Signature by or on behalf of assignor


                                     R-CX-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     R-CX-8

                                  EXHIBIT A-27

                             CLASS R-PX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-PX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                     :      1

Cut-off Date                        :      With respect to any Mortgage Loan, August 1,
                                           2005

First Distribution Date             :      September 26, 2005

Percentage Interest                 :      100.00%

Class                               :      R-PX


                                     R-PX-1

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2
                                   Class R-PX

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that Credit Suisse First Boston LLC is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

      No transfer, sale, pledge or other disposition of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,


                                     R-PX-2
indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

      Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R-PX Certificate in violation of the restrictions mentioned above.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


                                     R-PX-3

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: August __, 2005
                           LONG BEACH MORTGAGE LOAN TRUST 2005-WL2

                           By:  DEUTSCHE BANK NATIONAL TRUST
                                COMPANY
                                not in its individual capacity, but solely as Trustee


                           By_________________________________________________


This is one of the Class R-PX Certificates referenced in the within-mentioned Agreement


By_________________________________
      Authorized Signatory of
      Deutsche Bank National Trust Company,
      as Trustee


                                     R-PX-4

                       [Reverse of Class R-PX Certificate]

                     Long Beach Mortgage Loan Trust 2005-WL2
                           Asset-Backed Certificates,
                                 Series 2005-WL2

      This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     R-PX-5

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Holders of the majority of the Percentage Interest of the Class C Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August, 2045.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     R-PX-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:___________________________
                                          _____________________________________
                                          Signature by or on behalf of assignor


                                     R-PX-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________,
account number _______________________________________________________________,
or, if mailed by check, to ___________________________________________________.
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     R-PX-8

                                   EXHIBIT B-1

                      FORM OF GROUP I SENIOR CAP AGREEMENT


                              FACSIMILE COVER SHEET


To:                          Long Beach Mortgage Loan Trust 2005-WL2

Attention:                   Heakyung Chung, CSFBi Marketer

Fax number:                  To be hand delivered by Heakyung Chung

Date:                        30 August 2005

Pages (including cover page):      7

Our Reference No: External ID: 53079408N3 / Risk ID: 447309949 / 965

      Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:               FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370         Telephone numbers: (212) 538-4437 / (212)
Facsimile number: (917) 326-8603          538-8297 / (212)325-5119
Email: list.otc-inc-accept-ny@csfb.com    Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

      We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.


                                      B-1-1

                                                                  30 August 2005


Long Beach Mortgage Loan Trust 2005-WL2


                           (I) EXTERNAL ID: 53079408N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

IN THIS CONFIRMATION "CSFBI" MEANS CREDIT SUISSE FIRST BOSTON INTERNATIONAL AND "COUNTERPARTY" MEANS LONG BEACH MORTGAGE LOAN TRUST 2005-WL2.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 23 August 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      Terms used herein and not defined herein, in the 2000 ISDA Definitions or the Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "PSA"), among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, and Deutsche Bank Trust Company, as Trustee.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

            Transaction Type:             Rate Cap Transaction


                                      B-1-2

            Notional Amount:              Initially, USD 346,249,529, and
                                          thereafter the lesser of (i) the
                                          amount set forth in the Additional
                                          Terms opposite the related Calculation
                                          Period and (ii) the aggregate
                                          outstanding Certificate Principal
                                          Balance of the Group I Senior
                                          Certificates immediately prior to the
                                          Distribution Date corresponding to the
                                          related Calculation Period

            Trade Date:                   24 August 2005

            Effective Date:               30 August 2005

            Termination Date:             25 November 2008, subject to
                                          adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

      Fixed Amounts:

            Fixed Rate Payer:             Counterparty

            Fixed Rate Payer
            Payment Date:                 30 August 2005, inclusive, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention

            Fixed Amount:                 USD 36,000

      CSFBi Floating Amounts:

            CSFBi Floating Rate
            Payment Dates:                The 25th of each month, commencing on
                                          25 October 2005, and ending on the
                                          Termination Date, inclusive, subject
                                          to adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

            CSFBi Floating Rate Payer
            initial Calculation Period    From and including 25 September 2005
                                          up to but excluding the Payment Date
                                          scheduled to occur on 25 October 2005.


            CSFBi cap rate:               See Additional Terms

            Floating Rate Option:         USD-LIBOR-BBA


                                      B-1-3

            Designated Maturity:          1 month

            Spread:                       None

            Floating Rate:                As defined in the 2000 ISDA
                                          Definitions, provided that, if the
                                          Floating Rate for any Calculation
                                          Period would exceed 10.23 per cent.,
                                          the Floating Rate for such Calculation
                                          Period shall be deemed to be 10.23
                                          percent.


            Floating Rate
            Day Count Fraction:           Actual/360

            Reset Dates:                  The first day of each Calculation Period

            Compounding:                  Inapplicable


      Business Days:                      New York

      Calculation Agent:                  CSFBi


      Account Details:

            Payments to CSFBi:            As advised separately in writing

            Payments to Counterparty:     As advised separately in writing


Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.


                                      B-1-4

                                ADDITIONAL TERMS

--------------------------------------------------------------------------------
    CALCULATION PERIOD UP TO           NOTIONAL AMOUNT:           CSFBI CAP
     BUT EXCLUDING THE CSFBI                                         RATE:
      FLOATING RATE PAYMENT
     DATE SCHEDULED TO OCCUR
               ON:

--------------------------------------------------------------------------------
         25 October 2005               USD 346,249,529               6.75%
--------------------------------------------------------------------------------
        25 November 2005               USD 340,911,708               6.52%
--------------------------------------------------------------------------------
        25 December 2005               USD 334,741,471               6.75%
--------------------------------------------------------------------------------
         25 January 2006               USD 327,753,440               6.53%
--------------------------------------------------------------------------------
        25 February 2006               USD 319,967,179               6.53%
--------------------------------------------------------------------------------
          25 March 2006                USD 311,406,544               7.26%
--------------------------------------------------------------------------------
          25 April 2006                USD 302,100,480               6.53%
--------------------------------------------------------------------------------
           25 May 2006                 USD 292,082,635               6.76%
--------------------------------------------------------------------------------
          25 June 2006                 USD 281,463,608               6.53%
--------------------------------------------------------------------------------
          25 July 2006                 USD 271,123,531               6.77%
--------------------------------------------------------------------------------
         25 August 2006                USD 261,061,813               6.54%
--------------------------------------------------------------------------------
        25 September 2006              USD 251,270,819               6.54%
--------------------------------------------------------------------------------
         25 October 2006               USD 241,743,272               6.77%
--------------------------------------------------------------------------------
        25 November 2006               USD 232,472,088               6.54%
--------------------------------------------------------------------------------
        25 December 2006               USD 223,450,373               6.77%
--------------------------------------------------------------------------------
         25 January 2007               USD 214,671,419               6.55%
--------------------------------------------------------------------------------
        25 February 2007               USD 206,128,699               6.55%
--------------------------------------------------------------------------------
          25 March 2007                USD 197,815,862               7.28%
--------------------------------------------------------------------------------
          25 April 2007                USD 189,726,725               6.55%
--------------------------------------------------------------------------------
           25 May 2007                 USD 181,855,274               6.78%
--------------------------------------------------------------------------------
          25 June 2007                 USD 173,418,118               7.98%
--------------------------------------------------------------------------------
          25 July 2007                 USD 157,270,702               8.25%
--------------------------------------------------------------------------------
         25 August 2007                USD 142,060,791               7.97%
--------------------------------------------------------------------------------
        25 September 2007              USD 127,800,999               7.96%
--------------------------------------------------------------------------------
         25 October 2007               USD 114,893,895               8.22%
--------------------------------------------------------------------------------


                                      B-1-5

--------------------------------------------------------------------------------
    CALCULATION PERIOD UP TO           NOTIONAL AMOUNT:           CSFBI CAP
     BUT EXCLUDING THE CSFBI                                         RATE:
      FLOATING RATE PAYMENT
     DATE SCHEDULED TO OCCUR
               ON:

--------------------------------------------------------------------------------
        25 November 2007               USD 107,549,299               7.94%
--------------------------------------------------------------------------------
        25 December 2007               USD 100,501,149               8.95%
--------------------------------------------------------------------------------
         25 January 2008               USD 93,694,759                8.65%
--------------------------------------------------------------------------------
        25 February 2008               USD 87,121,182                8.65%
--------------------------------------------------------------------------------
          25 March 2008                USD 80,772,353                9.26%
--------------------------------------------------------------------------------
          25 April 2008                USD 74,640,490                8.66%
--------------------------------------------------------------------------------
           25 May 2008                 USD 68,718,082                9.15%
--------------------------------------------------------------------------------
          25 June 2008                 USD 63,000,073                9.56%
--------------------------------------------------------------------------------
          25 July 2008                 USD 57,477,528                9.89%
--------------------------------------------------------------------------------
         25 August 2008                USD 52,143,305                9.56%
--------------------------------------------------------------------------------
        25 September 2008              USD 46,990,861                9.55%
--------------------------------------------------------------------------------
         25 October 2008               USD 46,990,861                9.87%
--------------------------------------------------------------------------------
        25 November 2008               USD 46,990,861                9.60%
--------------------------------------------------------------------------------


                                      B-1-6

                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT

                           dated as of August 23, 2005


                                     between


     CREDIT SUISSE FIRST BOSTON        AND  LONG BEACH MORTGAGE LOAN TRUST 2005-
     INTERNATIONAL                                          WL2
             ("PARTY A")                                ("PARTY B")


                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:-


(A) SPECIFIED ENTITY. "Specified Entity" shall have no meaning in relation to Party A or Party B.

(B) SPECIFIED TRANSACTION. "Specified Transaction" shall have the meaning specified in Section 14.

(C) CERTAIN EVENTS OF DEFAULT. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

      Section 5(a)(i) (Failure To Pay or Deliver) will apply to Party A and will apply to Party B.
      Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or to Party B.
      Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B provided that Section 5(a)(iii) will apply to Party B to the extent that, and for so long as, Party A has posted collateral under the Credit Support Annex attached hereto.
      Section 5(a)(iv) (Misrepresentation) will not apply to Party A or to Party B.
      Section 5(a)(v) (Default Under Specified Transaction) will not apply to Party A or Party B.
      Section 5(a)(vi) (Cross Default) will not apply to Party A or to Party B.
      Section 5(a)(vii) (Bankruptcy) will apply to Party A and will apply to Party B, provided that Section 5(a)(viii)(2) will not apply to Party B.
      Section 5(a)(viii) (Merger Without Assumption) will apply to Party A and will not apply to Party B.


                                      B-1-7

(D) TERMINATION EVENTS. The "Illegality" provision of Section 5(b)(i), the "Tax Event" provision of Section 5(b)(ii), the "Tax Event Upon Merger" provision of Section 5(b)(iii) will apply to Party A and to Party B and the "Credit Event Upon Merger" provision of Section 5(b)(iv) will apply to Party A. Notwithstanding the terms of Sections 5 and 6, if Party B has satisfied its payment obligations under Section 2(a)(i) of this Agreement, then, unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment or posts collateral to Party B pursuant to the Credit Support Annex attached hereto, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall only be entitled to designate an Early Termination Event pursuant to Section 6 of this Agreement as a result of a Termination Event set forth in either
      Section 5(b)(i) or Section 5(b)(ii) of this Agreement with respect to Party A as the affected Party or Section 5(b)(iii) of this Agreement with respect to Party A as the Burdened Party. For the purposes of each Transaction which forms part of this Agreement and for as long as Party A has posted no collateral under the Credit Support Annex attached hereto, Party B's only obligation under Section 2(a)(i) of this Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(E) AUTOMATIC EARLY TERMINATION. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(F) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply.

(G)   TERMINATION CURRENCY. "Termination Currency" means United States Dollars.

(H) ADDITIONAL TERMINATION EVENT. The following shall be an Additional Termination Event with respect to Party B as the sole Affected Party:-

      COUNTERPARTY RATING AGENCY DOWNGRADE. If the Counterparty no longer has a long-term credit rating of at least "A" (or its equivalent) from at least one of the Rating Agencies (a "COUNTERPARTY RATING AGENCY DOWNGRADE"), provided that neither of the following events shall occur: Party A shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, either (1) obtain a substitute Counterparty that is a bank or other financial institution that has a rating that is in one of the three highest long-term credit rating categories from at least one of the Rating Agencies rating the Certificates, (2) obtain a guaranty of or a contingent agreement of another person with a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies to honor Party A's obligations hereunder, (3) post collateral under the Credit Support Annex attached hereto and made a part hereof, or (4) establish any other arrangement satisfactory to the Rating Agencies to restore the ratings of the Offered Certificates. As used herein: (i) "MOODY'S" means Moody's Investors Service, Inc., or any successor nationally recognized statistical rating organization, (ii) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor nationally recognized statistical rating organization, (iii) "FITCH" means Fitch Ratings, or any successor nationally recognized statistical rating organization, and (iv) "RATING AGENCY" means Moody's, S&P, or Fitch.


                                      B-1-8

                                     PART 2
                               TAX REPRESENTATIONS

(A) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B each makes the following representation:-

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d);

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)   PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f),

      (i)   Party A makes the following representation to Party B:

            (A) Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in
                Section 840A of the UK Income and Corporation Taxes Act of 1988.

            (B) Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

            (C) Party A's Withholding Foreign Partnership Employer
                Identification Number is 98-0330001.

            (D) Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

      (ii)  Party B makes no Payee Tax Representations.


                                      B-1-9

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

Each party agrees to deliver the following documents as applicable:-


(a) For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:-
None

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:-

PARTY REQUIRED        FORM/DOCUMENT/                DATE BY WHICH TO BE           COVERED BY
TO DELIVER            CERTIFICATE                   DELIVERED                     SECTION 3(D)
DOCUMENT                                                                          REPRESENTATION

Party A and           Evidence reasonably           Upon execution this           Yes
Party B               satisfactory to the           Agreement and, if
                      other party as to the         requested, upon
                      names, true signatures        execution of any
                      and authority of the          Confirmation
                      officers or officials
                      signing this Agreement
                      or any Confirmation on
                      its behalf


Party A               Certified copies of the       At or promptly                Yes
                      charter and by-laws of        following execution of
                      such party (or a              this Agreement.
                      resolution containing
                      excerpts of such
                      party's by-laws), and
                      of the resolutions of
                      the board of directors
                      of such party, or other
                      applicable document,


                                     B-1-10

                      authorizing the
                      execution and delivery
                      of this Agreement and
                      each Confirmation by
                      such party

Party A               A copy of the annual          Upon request, as soon         Yes
                      report for such party         as publicly available
                      containing audited or
                      certified financial
                      statements for the most
                      recently ended
                      financial year

Party A and           An opinion of counsel         Upon execution of this        No
Party B               to such party                 Agreement
                      reasonably satisfactory
                      in form and substance
                      to the other party
                      covering the
                      enforceability of this
                      Agreement against such
                      other party.

Party B               All opinions of counsel       Upon execution of this        No
                      to Party B and counsel        Agreement
                      to the Servicer,
                      delivered as of the
                      Closing Date


Party B               Executed copies of the        Upon request.                 No
                      Pooling Agreement and
                      such other documents as
                      requested by Party A.


                                     B-1-11

Party B               Such other information        Upon request                  No
                      in connection with the
                      Certificates or the
                      Pooling Agreement in
                      the possession of Party
                      B as Party A may
                      reasonably request.


                                     B-1-12

                                     PART 4
                                  MISCELLANEOUS


(a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):-


(i) (1) Address for notices or communications to Party A (other than by facsimile):-

         Address:  One Cabot Square     Attention:    (1)   Head of Credit Risk Management;
                   London E14 4QJ                     (2)   Managing Director -
                   England                                  Operations Department;
                                                      (3)   Managing Director - Legal
                                                            Department

         Telex No.:264521                Answerback:   CSFBI G

         (For all purposes.)


                         (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-


         Facsimile No.:  020 7888 2686
         Attention:      Managing Director - Legal Department

         Telephone number for oral confirmation of receipt of facsimile in legible form: 020 7888 2028

         Designated responsible employee for the purposes of Section 12(a)(iii):
Senior Legal Secretary


(ii)     Address for notices or communications to Party B:-

      Address:           c/o Deutsche Bank National       Attention:      LB05W2
                         Trust Company,
                         1761 East St. Andrew Place,
                         Santa Ana, California 92705-
                         4934

      Telephone No.:     714-247-6000


                                     B-1-13

      (For all purposes.)

      With copies to:-

      Address:           Credit Suisse First Boston LLC   Attention:      Joseph Little
                         11 Madison Avenue
                         New York, N.Y. 10010
                         United States

     Telephone No.:      (212) 325-4917                   Facsimile No.:  (212) 742-5181


(b)   PROCESS AGENT. For the purpose of Section 13(c):-

      Party A appoints as its Process Agent:- Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010 (Attention:- General Counsel, Legal and Compliance Department)

             Party B appoints as its Process Agent:- Not Applicable.


(c)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c):-

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   CALCULATION AGENT. The Calculation Agent is Party A.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Not applicable.


(g)   CREDIT SUPPORT PROVIDER.

      Credit Support Provider means in relation to Party A: Not applicable.

      Credit Support Provider means in relation to Party B: Not applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) NETTING OF PAYMENTS. Section 2(c)(ii) of this Agreement will not apply to the Transactions.


                                     B-1-14

(j) AFFILIATE. Affiliate will have the meaning specified in Section 14, provided that Party B shall be deemed to have no Affiliates.

                                     PART 5
                                OTHER PROVISIONS


(a)   DEFINITIONS.
      Capitalized terms used in this Agreement that are not otherwise defined herein and are defined in the Pooling Agreement shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement dated as of August 1, 2005 between Long Beach Securities Corp. as Depositor, Long Beach Mortgage Company as Seller and Master Servicer and Deutsche Bank National Trust Company, as Trustee for the Trust (the "TRUSTEE") as amended from time to time (the "POOLING AGREEMENT"). In the event of an inconsistency between the terms in the Pooling Agreement and this Agreement, this Agreement shall govern.

(b) INDEPENDENT RELIANCE. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

      "(g) INDEPENDENT RELIANCE. Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party. Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party."


(c) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

      "to another account in the same legal and tax jurisdiction as the original account"

(d) RECORDING OF CONVERSATIONS. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties.

(e) WAIVER OF RIGHT TO TRIAL BY JURY. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable by, among other things, the mutual waivers and certifications in this Section.


                                     B-1-15

(g) NON-PETITION. Without impairing any right afforded to it under the Pooling Agreement as a third-party beneficiary, Party A agrees that it shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. Federal or state bankruptcy or similar laws (of any other jurisdiction) until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Certificates issued under the Pooling Agreement.

(h)   TRANSFER. Section 7 is hereby amended to read in its entirety as follows:

      Except as stated under Section 6(b)(ii), and except for the assignment by way of security under the Pooling Agreement, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax;
      (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.

      Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this
      Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(i) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an


                                     B-1-16

      Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(j) REGARDING PARTY A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of the Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling Agreement, or any other agreements or documents used by any party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of the Trust, including the furnishing of any information to Party B which is not specifically required under this Agreement; or
      (vii) any other aspect of the Trust's existence.

(k) COMMODITY EXCHANGE ACT. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i) such party is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act (the "CEA");

(ii) neither this Agreement nor any Transaction has been executed or traded on a "trading facility" as such term is defined in the CEA; and

(iii) such party is entering into each Transaction in connection with its business or a line of business and the terms of this Agreement and each Transaction have been individually tailored and negotiated.

(l) SET-OFF. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim, except that if the Trust fails to make a payment under this Agreement to Party A, Party A will be entitled to set off against its obligations under this Agreement the amounts owed under this Agreement by the Trust to Party A but unpaid as of the date of any payment made by Party A to the Trust.

(m) LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee not in its individual capacity but solely as Trustee of the Long Beach Mortgage Loan Trust 2005-WL2 (the "TRUST") under the Pooling Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of Party B has not been made or intended as a representation, warranty, covenant, undertaking or agreement by Deutsche Bank National Trust Company, in its individual capacity, but is made and intended for the purpose of binding only the Trust in accordance with the terms of the Pooling Agreement, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, in its individual capacity, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under


                                     B-1-17
      the parties hereto and (d) under no circumstances shall Deutsche Bank National Trust Company, in its individual capacity, be liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related document, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Pooling Agreement.

(n) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.


                                     B-1-18

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

CREDIT SUISSE FIRST BOSTON                 LONG BEACH MORTGAGE LOAN TRUST
INTERNATIONAL                              2005-WL2

                                           BY DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, NOT IN ITS INDIVIDUAL
                                           CAPACITY BUT SOLELY AS TRUSTEE ON
                                           BEHALF OF LONG BEACH MORTGAGE
                                           LOAN TRUST 2005-WL2


By: _______________________________        By: _________________________________
    Name:                                      Name:
    Title:                                     Title:



By: _______________________________        By: _________________________________
    Name:                                      Name:
    Title:                                     Title:


                                     B-1-19

                             ELECTIONS AND VARIABLES

                        TO THE ISDA CREDIT SUPPORT ANNEX
                           DATED AS OF AUGUST 23, 2005
                                     BETWEEN

   CREDIT SUISSE FIRST BOSTON              AND          LONG BEACH MORTGAGE LOAN
         INTERNATIONAL                                       TRUST 2005-WL2
          ("PARTY A")                                         ("PARTY B")

PARAGRAPH 13.

(a)      SECURITY INTEREST FOR "OBLIGATIONS".

The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

         With respect to Party A:   None.

         With respect to Party B:   None.

(b)      CREDIT SUPPORT OBLIGATIONS.

         (i)   DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

               (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph
                   3(a).

               (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

               (C) "CREDIT SUPPORT AMOUNT" has the meaning specified in
                   Paragraph 3.

         (ii) ELIGIBLE COLLATERAL. On any date, the following items will qualify as "ELIGIBLE COLLATERAL" for each party:

                                                                                                                  VALUATION
                                                                                                                  PERCENTAGE
               (A)       Cash                                                                                       100%

               (B)       negotiable  debt  obligations  issued  after  18  July  1984  by the  U.S.                 100%
                         Treasury Department having a residual on such date of less than 1 year

               (C)       negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury                  97%
                         Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years

               (D)       negotiable  debt  obligations  issued  after  18  July  1984  by the  U.S.                  95%
                         Treasury  Department  having a residual  maturity on such date equal to or greater than 5 years but less than 10 years

               (E)       (1) Agency Securities having a remaining stated maturity of up to ten years from            97%
                         the Valuation Date. "Agency Securities" means unsecured, unsubordinated negotiable debt obligations issued by the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Home Loan Mortgage


                                     B-1-20

                         Corporation, or the Federal Home Loan Banks, but excluding Interest-only and principal-only securities.

                         (2) Agency Securities having a remaining stated maturity of greater than ten
                         years, but not more than 30 years, from the Valuation Date.                                 96%

               (F)       In respect of a party, such other assets as the other party may from time to time   Such percentage as
                         specify in writing as qualifying as Eligible Collateral for the purpose of this     shall, from time to
                         Annex (provided that any such assets shall cease to qualify as Eligible             time, be specified by
                         Collateral if such other party subsequently specifies in writing that they shall    the other party as
                         no longer qualify as Eligible Collateral). For the avoidance of doubt there are     applying to such
                         no other assets which, as of the date of this Annex, qualify as Eligible            Eligible Collateral.
                         Collateral for either party.

               (iii)    OTHER ELIGIBLE SUPPORT. With respect to a party, such Other Eligible Support as the other party may from time to time specify in writing as qualifying as "OTHER ELIGIBLE SUPPORT" and for the avoidance of doubt there are no items which qualify as Other Eligible Support for either party as of the date of this Annex.

               (iv)     THRESHOLDS.

                        (A) "INDEPENDENT AMOUNT" means with respect to Party A and Party B: Zero.

                        (B) "THRESHOLD" means with respect to Party A:     Infinity; provided that should Party A fail to have a
                              long-term credit rating of at least "A" (or its equivalent) from at least one of the Rating Agencies
                              (as defined in the Schedule), then, for as long as such credit rating is below "A" (or its equivalent), the Threshold with respect to Party A shall be zero (0).

                              "THRESHOLD" means with respect to Party B:   Infinity

                        (C) "MINIMUM TRANSFER AMOUNT" means with respect to Party A:   $250,000.

                              "MINIMUM TRANSFER AMOUNT" means with respect to Party B: Not applicable.

                        (D) ROUNDING. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of U.S.$10,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.

(c)            VALUATION AND TIMING.

               (i)      "VALUATION AGENT" means Party A.

               (ii) "VALUATION DATE" means the first day of each calendar week that is a Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount; or such other Local Business Day that either party may elect to designate a Valuation Date by notice to the Valuation Agent.

               (iii) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.


                                     B-1-21

               (iv) "NOTIFICATION TIME" means 4:00 p.m., London time, on a Local Business Day.

(d)            CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES.

               (i) Subject to Paragraphs 13(d)(ii) and 13(d)(iii), for the purposes of this Annex the following events will each be a "SPECIFIED CONDITION" for the party or parties in respect of which a cross has been placed under such party's name (that party being the Affected Party if the event occurs with respect to that party):

                                                                                              Party A      Party B
                         -  Illegality                                                           X            X

                         -  Credit Event Upon Merger                                             X            X

                         -  Additional Termination Event(s):
                            An event  which,  with the giving of notice or the passage of        X            X
                            time, or both, would constitute one or more of the foregoing events

               (ii) For the purposes of sub-Paragraphs 4(a)(ii), 8(a)(2) and 8(b), the words "SPECIFIED CONDITION" shall be deleted and the words "Termination Event" shall be substituted therefor and provided further that for the purposes of Paragraph 8(b) the words "or been designated" shall be deleted in their entirety;

               (iii) For the purposes of sub-Paragraph 8(a)(1) the words "SPECIFIED CONDITION" shall be deleted in their entirety.

(e)      SUBSTITUTION.

         (i)   "SUBSTITUTION DATE" has the meaning specified in Paragraph
               4(d)(ii).

         (ii) CONSENT. The Pledgor does not need to obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d).

         (iii) RETURN PROCEDURE. In Paragraph 4(d)(ii) the words "not later than the Local Business Day following" shall be deleted and replaced with the words "as soon as practical after".


                                     B-1-22

(f)      DISPUTE RESOLUTION.

         (i) "RESOLUTION TIME" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

         (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

               (A)      with respect to any Cash; the amount thereof;

               (B) with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last mid-market price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the mid-market price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last mid-market price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and


               (C) with respect to any Eligible Collateral other than Cash and securities; the fair market value of such Eligible Collateral on such date, as determined in any reasonable manner chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage.

         (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)      HOLDING AND USING POSTED COLLATERAL.

         (i)   ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS:

               Party A:  Not applicable

               Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that

                        (1) whichever of Party B or its Custodian that is holding Posted Collateral, shall at all times have a long term debt or deposit rating of at least A from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and at least A2 from Moody's Investors Service, Inc. (or their respective successors) and have net capital in excess of U.S.$500 million;

                        (2) the Custodian for Party B shall first be approved by Party A and shall be an account holder in the US Federal Reserve System; and

               (3)      Party B is not a Defaulting Party.


                                     B-1-23

(h)      DISTRIBUTIONS AND INTEREST AMOUNT.

         (i) INTEREST RATE. The "INTEREST RATE" will be, the effective rate for Federal Funds, as published on Telerate Page 118, provided that if, for any reason, Telerate Page 118 should be unavailable the Interest Rate shall be such rate as the Secured Party shall reasonably determine.

         (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month, to the extent that a Delivery Amount would not be created or increased by that transfer in which event such Interest Amount will be retained by the Secured Party, and on any Local Business Day on which all Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

         (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i) ADDITIONAL REPRESENTATION(S). There are no additional representations by either party.

(j)      OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

         (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

         (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

         (i)   shall be given to or made at the following addresses:

               If to Party A:

                Address:            One Cabot Square,               Attention:        Collateral Management Unit
                                    London E14 4QJ
                                    England
                Telephone:          +44 20 7883 8083
                Facsimile:          +44 20 7883 7987

               If to Party B:

               Address:              c/o Deutsche Bank National Trust      Attention:        LB05W2
                                     Company
                                     1761 East St. Andrew Place,
                                     Santa Ana,
                                     California 92705-4934

               Telephone             714-247-6000
               No.:

               or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;


                                     B-1-24

         (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)      ADDRESS FOR TRANSFERS.

         Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

         Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(m)      OTHER PROVISIONS.

         (i)   ADDITIONAL DEFINITIONS. As used in this Annex:

                     "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

               "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree);

         (ii)  TRANSFER TIMING

               (a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

                     "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

               (b) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

         (iii) HOLDING COLLATERAL. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.


                                     B-1-25

CREDIT SUISSE FIRST BOSTON            LONG BEACH MORTGAGE LOAN TRUST 2005-WL2
INTERNATIONAL

                                      By  Deutsche Bank National Trust
                                          Company, not in its individual
                                          capacity but solely as Trustee on
                                          behalf of Long Beach Mortgage Loan
                                          Trust 2005-WL2


By:____________________________       By:________________________________
    Name:                                 Name:
    Title:                                Title:




By:____________________________       By:________________________________
    Name:                                 Name:
    Title:                                Title:


                                     B-1-26

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                      Yours faithfully,

                                      Credit Suisse First Boston International



                                      By:_____________________________________
                                         Name:
                                         Title:



Confirmed as of the date first written above:

Long Beach Mortgage Loan Trust 2005-WL2
By Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee on behalf of the Trust



By:___________________________________
   Name:
   Title:


By:___________________________________
   Name:
   Title:


                                     B-1-27

                                   EXHIBIT B-2

                      FORM OF GROUP II SENIOR CAP AGREEMENT


                              FACSIMILE COVER SHEET


To:                          Long Beach Mortgage Loan Trust 2005-WL2

Attention:                   Heakyung Chung, CSFBi Marketer

Fax number:                  To be hand delivered by Heakyung Chung

Date:                        30 August 2005

Pages (including cover page):     7

Our Reference No: External ID: 53079417N3 / Risk ID: 447309978 / 993

      Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:               FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370         Telephone numbers: (212) 538-4437 /
Facsimile number: (917) 326-8603          (212) 538-8297 / (212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com    Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

      We are delighted to have entered into this transaction with you.


CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.


                                      B-2-1

                                                                  30 August 2005

Long Beach Mortgage Loan Trust 2005-WL2


                          (II) EXTERNAL ID: 53079417N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

IN THIS CONFIRMATION "CSFBI" MEANS CREDIT SUISSE FIRST BOSTON INTERNATIONAL AND "COUNTERPARTY" MEANS LONG BEACH MORTGAGE LOAN TRUST 2005-WL2.

   2. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 23 August 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      Terms used herein and not defined herein, in the 2000 ISDA Definitions or the Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "PSA"), among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, and Deutsche Bank Trust Company, as Trustee."

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

            Transaction Type:          Rate Cap Transaction


                                      B-2-2

            Notional Amount:              Initially, USD 667,906,580, and
                                          thereafter the lesser of (i) the
                                          amount set forth in the Additional
                                          Terms opposite the related Calculation
                                          Period and (ii) the aggregate
                                          outstanding Certificate Principal
                                          Balance of the Group II Senior
                                          Certificates immediately prior to the
                                          Distribution Date corresponding to the
                                          related Calculation Period

            Trade Date:                   24 August 2005

            Effective Date:               30 August 2005

            Termination Date:             25 November 2008, subject to
                                          adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

      Fixed Amounts:

            Fixed Rate Payer:             Counterparty

            Fixed Rate Payer
            Payment Date:                 30 August 2005, inclusive, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention

            Fixed Amount:                 USD 72,000

      CSFBi Floating Amounts:

            CSFBi Floating Rate
            Payment Dates:                The 25th of each month, commencing on
                                          25 October 2005, and ending on the
                                          Termination Date, inclusive, subject
                                          to adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

            CSFBi Floating Rate Payer
            initial Calculation Period    From and including 25 September 2005
                                          up to but excluding the Payment Date
                                          scheduled to occur on 25 October 2005.

            CSFBi cap rate:               See Additional Terms

            Floating Rate Option:         USD-LIBOR-BBA

            Designated Maturity:          1 month


                                      B-2-3

            Spread:                       None

            Floating Rate:                As defined in the 2000 ISDA
                                          Definitions, provided that, if the
                                          Floating Rate for any Calculation
                                          Period would exceed 10.24 per cent.,
                                          the Floating Rate for such Calculation
                                          Period shall be deemed to be 10.24 per
                                          cent.

            Floating Rate
            Day Count Fraction:           Actual/360

            Reset Dates:                  The first day of each Calculation
                                          Period

            Compounding:                  Inapplicable

      Business Days:                      New York

      Calculation Agent:                  CSFBi


      Account Details:

            Payments to CSFBi:            As advised separately in writing

            Payments to Counterparty:     As advised separately in writing

Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.


                                      B-2-4

                                ADDITIONAL TERMS

--------------------------------------------------------------------------------
      CALCULATION PERIOD UP TO         NOTIONAL AMOUNT:           CSFBI CAP
       BUT EXCLUDING THE CSFBI                                      RATE:
        FLOATING RATE PAYMENT
       DATE SCHEDULED TO OCCUR
                 ON:

--------------------------------------------------------------------------------
           25 October 2005              USD 667,906,580             6.80%
--------------------------------------------------------------------------------
          25 November 2005              USD 657,636,892             6.57%
--------------------------------------------------------------------------------
          25 December 2005              USD 645,757,883             6.81%
--------------------------------------------------------------------------------
           25 January 2006              USD 632,298,562             6.58%
--------------------------------------------------------------------------------
          25 February 2006              USD 617,294,969             6.58%
--------------------------------------------------------------------------------
            25 March 2006               USD 600,793,544             7.31%
--------------------------------------------------------------------------------
            25 April 2006               USD 582,850,041             6.58%
--------------------------------------------------------------------------------
             25 May 2006                USD 563,529,324             6.81%
--------------------------------------------------------------------------------
            25 June 2006                USD 543,038,157             6.59%
--------------------------------------------------------------------------------
            25 July 2006                USD 523,094,576             6.82%
--------------------------------------------------------------------------------
           25 August 2006               USD 503,687,560             6.59%
--------------------------------------------------------------------------------
          25 September 2006             USD 484,802,647             6.59%
--------------------------------------------------------------------------------
           25 October 2006              USD 466,425,799             6.82%
--------------------------------------------------------------------------------
          25 November 2006              USD 448,543,357             6.59%
--------------------------------------------------------------------------------
          25 December 2006              USD 431,142,028             6.83%
--------------------------------------------------------------------------------
           25 January 2007              USD 414,208,877             6.60%
--------------------------------------------------------------------------------
          25 February 2007              USD 397,731,319             6.60%
--------------------------------------------------------------------------------
            25 March 2007               USD 381,697,103             7.34%
--------------------------------------------------------------------------------
            25 April 2007               USD 366,094,308             6.61%
--------------------------------------------------------------------------------
             25 May 2007                USD 350,911,336             6.83%
--------------------------------------------------------------------------------
            25 June 2007                USD 334,793,438             8.02%
--------------------------------------------------------------------------------
            25 July 2007                USD 303,355,596             8.29%
--------------------------------------------------------------------------------
           25 August 2007               USD 273,845,157             8.00%
--------------------------------------------------------------------------------
          25 September 2007             USD 246,182,442             8.00%
--------------------------------------------------------------------------------
           25 October 2007              USD 221,049,730             8.26%
--------------------------------------------------------------------------------


                                      B-2-5

--------------------------------------------------------------------------------
      CALCULATION PERIOD UP TO         NOTIONAL AMOUNT:           CSFBI CAP
       BUT EXCLUDING THE CSFBI                                      RATE:
        FLOATING RATE PAYMENT
       DATE SCHEDULED TO OCCUR
                 ON:

--------------------------------------------------------------------------------
          25 November 2007              USD 206,909,648             7.98%
--------------------------------------------------------------------------------
          25 December 2007              USD 193,282,110             9.00%
--------------------------------------------------------------------------------
           25 January 2008              USD 180,125,631             8.70%
--------------------------------------------------------------------------------
          25 February 2008              USD 167,420,269             8.70%
--------------------------------------------------------------------------------
            25 March 2008               USD 155,150,371             9.31%
--------------------------------------------------------------------------------
            25 April 2008               USD 143,300,834             8.71%
--------------------------------------------------------------------------------
             25 May 2008                USD 131,857,080             9.19%
--------------------------------------------------------------------------------
            25 June 2008                USD 120,808,929             9.63%
--------------------------------------------------------------------------------
            25 July 2008                USD 110,139,007             9.95%
--------------------------------------------------------------------------------
           25 August 2008                USD 99,833,851             9.61%
--------------------------------------------------------------------------------
          25 September 2008              USD 89,880,834             9.60%
--------------------------------------------------------------------------------
           25 October 2008               USD 89,880,834             9.93%
--------------------------------------------------------------------------------
          25 November 2008               USD 89,880,834             9.65%
--------------------------------------------------------------------------------


                                      B-2-6

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                        Yours faithfully,

                                        Credit Suisse First Boston International



                                        By:_____________________________________
                                           Name:
                                           Title:



Confirmed as of the date first written above:

Long Beach Mortgage Loan Trust 2005-WL2

By Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee on behalf of the Trust


By:___________________________________
   Name:
   Title:


By:___________________________________
   Name:
   Title:


                                      B-2-7

           SCHEDULE TO MASTER AGREEMENT AND ISDA CREDIT SUPPORT ANNEX

                                 SEE EXHIBIT B-1


                                     B-2-8

                                   EXHIBIT B-3

                     FORM OF GROUP III SENIOR CAP AGREEMENT


                              FACSIMILE COVER SHEET


To:                          Long Beach Mortgage Loan Trust 2005-WL2

Attention:                   Heakyung Chung, CSFBi Marketer

Fax number:                  To be hand delivered by Heakyung Chung

Date:                        30 August 2005

Pages (including cover page):      7

Our Reference No: External ID: 53079423N3 / Risk ID: 447309995 / 447310002

      Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.


If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:               FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370         Telephone numbers: (212) 538-4437 /
Facsimile number: (917) 326-8603          (212) 538-8297 / (212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com    Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

      We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.


                                                                  30 August 2005


                                      B-3-1

Long Beach Mortgage Loan Trust 2005-WL2


                         (III) EXTERNAL ID: 530794237N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

IN THIS CONFIRMATION "CSFBI" MEANS CREDIT SUISSE FIRST BOSTON INTERNATIONAL AND "COUNTERPARTY" MEANS LONG BEACH MORTGAGE LOAN TRUST 2005-WL2.

   3. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 23 August 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      Terms used herein and not defined herein, in the 2000 ISDA Definitions or the Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "PSA"), among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, and Deutsche Bank Trust Company, as Trustee.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

            Transaction Type:             Rate Cap Transaction


                                      B-3-2

            Notional Amount:              Initially, USD 771,834,135, and
                                          thereafter the lesser of (i) the
                                          amount set forth in the Additional
                                          Terms opposite the related Calculation
                                          Period and (ii) the aggregate
                                          outstanding Certificate Principal
                                          Balance of the Group III Senior
                                          Certificates (other than the Class
                                          III-A1 Certficates) immediately prior
                                          to the Distribution Date corresponding
                                          to the related Calculation Period

            Trade Date:                   24 August 2005

            Effective Date:               30 August 2005

            Termination Date:             25 November 2008, subject to
                                          adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

      Fixed Amounts:

            Fixed Rate Payer:             Counterparty

            Fixed Rate Payer
            Payment Date:                 30 August 2005, inclusive, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention

            Fixed Amount:                 USD 83,000

      CSFBi Floating Amounts:

            CSFBi Floating Rate
            Payment Dates:                The 25th of each month, commencing on
                                          25 October 2005, and ending on the
                                          Termination Date, inclusive, subject
                                          to adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

            CSFBi Floating Rate Payer
            initial Calculation Period    From and including 25 September 2005
                                          up to but excluding the Payment Date
                                          scheduled to occur on 25 October 2005.

            CSFBi cap rate:               See Additional Terms


            Floating Rate Option:         USD-LIBOR-BBA

            Designated Maturity:          1 month


                                      B-3-3

            Spread:                       None

            Floating Rate:                As defined in the 2000 ISDA
                                          Definitions, provided that, if the
                                          Floating Rate for any Calculation
                                          Period would exceed 10.23 per cent.,
                                          the Floating Rate for such Calculation
                                          Period shall be deemed to be 10.23 per
                                          cent.

            Floating Rate
            Day Count Fraction:           Actual/360

            Reset Dates:                  The first day of each Calculation
                                          Period


      Business Days:                      New York

      Calculation Agent:                  CSFBi


      Account Details:

            Payments to CSFBi:            As advised separately in writing

            Payments to Counterparty:     As advised separately in writing


Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.


                                      B-3-4

                                ADDITIONAL TERMS

--------------------------------------------------------------------------------
      CALCULATION PERIOD UP TO         NOTIONAL AMOUNT:           CSFBI CAP
       BUT EXCLUDING THE CSFBI                                      RATE:
        FLOATING RATE PAYMENT
       DATE SCHEDULED TO OCCUR
                 ON:

--------------------------------------------------------------------------------
           25 October 2005              USD 771,834,135             6.75%
--------------------------------------------------------------------------------
          25 November 2005              USD 759,740,294             6.52%
--------------------------------------------------------------------------------
          25 December 2005              USD 745,751,322             6.75%
--------------------------------------------------------------------------------
           25 January 2006              USD 729,901,639             6.53%
--------------------------------------------------------------------------------
          25 February 2006              USD 712,234,590             6.53%
--------------------------------------------------------------------------------
            25 March 2006               USD 692,805,852             7.26%
--------------------------------------------------------------------------------
            25 April 2006               USD 671,682,172             6.53%
--------------------------------------------------------------------------------
             25 May 2006                USD 648,941,191             6.76%
--------------------------------------------------------------------------------
            25 June 2006                USD 625,020,983             6.53%
--------------------------------------------------------------------------------
            25 July 2006                USD 601,745,295             6.77%
--------------------------------------------------------------------------------
           25 August 2006               USD 579,102,975             6.54%
--------------------------------------------------------------------------------
          25 September 2006             USD 557,076,823             6.54%
--------------------------------------------------------------------------------
           25 October 2006              USD 535,650,108             6.77%
--------------------------------------------------------------------------------
          25 November 2006              USD 514,806,552             6.54%
--------------------------------------------------------------------------------
          25 December 2006              USD 494,530,319             6.77%
--------------------------------------------------------------------------------
           25 January 2007              USD 474,806,097             6.55%
--------------------------------------------------------------------------------
          25 February 2007              USD 455,618,796             6.55%
--------------------------------------------------------------------------------
            25 March 2007               USD 436,953,832             7.28%
--------------------------------------------------------------------------------
            25 April 2007               USD 418,797,018             6.55%
--------------------------------------------------------------------------------
             25 May 2007                USD 401,134,550             6.78%
--------------------------------------------------------------------------------
            25 June 2007                USD 380,196,658             7.98%
--------------------------------------------------------------------------------
            25 July 2007                USD 342,245,584             8.25%
--------------------------------------------------------------------------------
           25 August 2007               USD 306,646,313             7.97%
--------------------------------------------------------------------------------
          25 September 2007             USD 273,324,493             7.96%
--------------------------------------------------------------------------------
           25 October 2007              USD 244,371,431             8.22%
--------------------------------------------------------------------------------


                                      B-3-5

--------------------------------------------------------------------------------
      CALCULATION PERIOD UP TO         NOTIONAL AMOUNT:           CSFBI CAP
       BUT EXCLUDING THE CSFBI                                      RATE:
        FLOATING RATE PAYMENT
       DATE SCHEDULED TO OCCUR
                 ON:

--------------------------------------------------------------------------------
          25 November 2007              USD 227,822,068             7.94%
--------------------------------------------------------------------------------
          25 December 2007              USD 211,902,257             8.95%
--------------------------------------------------------------------------------
           25 January 2008              USD 196,550,520             8.65%
--------------------------------------------------------------------------------
          25 February 2008              USD 181,737,962             8.65%
--------------------------------------------------------------------------------
            25 March 2008               USD 167,445,583             9.26%
--------------------------------------------------------------------------------
            25 April 2008               USD 153,655,051             8.66%
--------------------------------------------------------------------------------
             25 May 2008                USD 140,348,680             9.15%
--------------------------------------------------------------------------------
            25 June 2008                USD 127,521,539             9.56%
--------------------------------------------------------------------------------
            25 July 2008                USD 115,145,183             9.89%
--------------------------------------------------------------------------------
           25 August 2008               USD 103,202,961             9.56%
--------------------------------------------------------------------------------
          25 September 2008              USD 91,679,378             9.55%
--------------------------------------------------------------------------------
           25 October 2008               USD 91,679,378             9.87%
--------------------------------------------------------------------------------
          25 November 2008               USD 91,679,378             9.60%
--------------------------------------------------------------------------------


                                      B-3-6

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                        Yours faithfully,

                                        Credit Suisse First Boston International



                                        By:_____________________________________
                                           Name:
                                           Title:



Confirmed as of the date first written above:

Long Beach Mortgage Loan Trust 2005-WL2

By Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee on behalf of the Trust



By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:


                                      B-3-7

           SCHEDULE TO MASTER AGREEMENT AND ISDA CREDIT SUPPORT ANNEX

                                 SEE EXHIBIT B-1


                                      B-3-8

                                   EXHIBIT B-4

                        FORM OF SUBORDINATE CAP AGREEMENT



                              FACSIMILE COVER SHEET


To:                          Long Beach Mortgage Loan Trust 2005-WL2

Attention:                   Heakyung Chung, CSFBi Marketer

Fax number:                  To be hand delivered by Heakyung Chung

Date:                        30 August 2005

Pages (including cover page):      7

Our Reference No: External ID: 53079428N3 / Risk ID: 447310012 / 44731015

      Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.


If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:               FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370         Telephone numbers: (212) 538-4437 /
Facsimile number: (917) 326-8603          (212) 538-8297 / (212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com    Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

      We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.


                                      B-4-1

                                                                  30 August 2005

Long Beach Mortgage Loan Trust 2005-WL2


                          (IV) EXTERNAL ID: 53079428N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

IN THIS CONFIRMATION "CSFBI" MEANS CREDIT SUISSE FIRST BOSTON INTERNATIONAL AND "COUNTERPARTY" MEANS LONG BEACH MORTGAGE LOAN TRUST 2005-WL2.

   4. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 23 August 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      Terms used herein and not defined herein, in the 2000 ISDA Definitions or the Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "PSA"), among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, and Deutsche Bank Trust Company, as Trustee.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

            Transaction Type:             Rate Cap Transaction


            Notional Amount:              Initially, USD 599,367,000, and
                                          thereafter the lesser of (i) [USD
                                          599,367,000] and (ii) the aggregate


                                      B-4-2

                                          outstanding Certificate Principal
                                          Balance of the Mezzanine Certificates
                                          and the Class B Certificates
                                          immediately prior to the Distribution
                                          Date corresponding to the related
                                          Calculation Period

            Trade Date:                   24 August 2005

            Effective Date:               30 August 2005

            Termination Date:             25 May 2008, subject to adjustment in
                                          accordance with the Modified Following
                                          Business Day Convention

      Fixed Amounts:

            Fixed Rate Payer:             Counterparty

            Fixed Rate Payer
            Payment Date:                 30 August 2005, inclusive, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention

            Fixed Amount:                 USD 423,000

      CSFBi Floating Amounts:

            CSFBi Floating Rate
            Payment Dates:                The 25th of each month, commencing on
                                          25 October 2005, and ending on the
                                          Termination Date, inclusive, subject
                                          to adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

            CSFBi Floating Rate Payer
            initial Calculation Period    From and including 25 September 2005
                                          up to but excluding the Payment Date
                                          scheduled to occur on 25 October 2005.

            CSFBi cap rate:               See Additional Terms

            Floating Rate Option:         USD-LIBOR-BBA

            Designated Maturity:          1 month

            Spread:                       None

            Floating Rate:                As defined in the 2000 ISDA
                                          Definitions, provided that, if the
                                          Floating Rate for any Calculation
                                          Period would exceed 8.54 per cent.,
                                          the Floating Rate for such Calculation
                                          Period shall be deemed to be 8.54
                                          percent.


                                      B-4-3

            Floating Rate
            Day Count Fraction:           Actual/360

            Reset Dates:                  The first day of each Calculation
                                          Period

            Compounding:                  Inapplicable


      Business Days:                      New York

      Calculation Agent:                  CSFBi


      Account Details:

            Payments to CSFBi:            As advised separately in writing

            Payments to Counterparty:     As advised separately in writing

Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.


                                      B-4-4

                          ADDITIONAL TERMS

         ---------------------------------------------------
           CALCULATION PERIOD UP TO             CSFBI CAP
            BUT EXCLUDING THE CSFBI               RATE:
          FLOATING RATE PAYMENT DATE
            SCHEDULED TO OCCUR ON:

         ---------------------------------------------------
                25 October 2005                   5.79%
         ---------------------------------------------------
               25 November 2005                   5.57%
         ---------------------------------------------------
               25 December 2005                   5.80%
         ---------------------------------------------------
                25 January 2006                   5.58%
         ---------------------------------------------------
               25 February 2006                   5.58%
         ---------------------------------------------------
                 25 March 2006                    6.28%
         ---------------------------------------------------
                 25 April 2006                    5.58%
         ---------------------------------------------------
                  25 May 2006                     5.80%
         ---------------------------------------------------
                 25 June 2006                     5.59%
         ---------------------------------------------------
                 25 July 2006                     5.81%
         ---------------------------------------------------
                25 August 2006                    5.59%
         ---------------------------------------------------
               25 September 2006                  5.59%
         ---------------------------------------------------
                25 October 2006                   5.80%
         ---------------------------------------------------
               25 November 2006                   5.59%
         ---------------------------------------------------
               25 December 2006                   5.81%
         ---------------------------------------------------
                25 January 2007                   5.59%
         ---------------------------------------------------
               25 February 2007                   5.59%
         ---------------------------------------------------
                 25 March 2007                    6.30%
         ---------------------------------------------------
                 25 April 2007                    5.59%
         ---------------------------------------------------
                  25 May 2007                     5.81%
         ---------------------------------------------------
                 25 June 2007                     6.99%
         ---------------------------------------------------
                 25 July 2007                     7.25%
         ---------------------------------------------------
                25 August 2007                    6.97%
         ---------------------------------------------------
               25 September 2007                  6.97%
         ---------------------------------------------------
                25 October 2007                   7.22%
         ---------------------------------------------------


                                      B-4-5

         ---------------------------------------------------
           CALCULATION PERIOD UP TO             CSFBI CAP
            BUT EXCLUDING THE CSFBI               RATE:
          FLOATING RATE PAYMENT DATE
            SCHEDULED TO OCCUR ON:

         ---------------------------------------------------
               25 November 2007                   6.95%
         ---------------------------------------------------
               25 December 2007                   7.96%
         ---------------------------------------------------
                25 January 2008                   7.67%
         ---------------------------------------------------
               25 February 2008                   7.67%
         ---------------------------------------------------
                 25 March 2008                    8.26%
         ---------------------------------------------------
                 25 April 2008                    7.71%
         ---------------------------------------------------
                  25 May 2008                     8.33%
         ---------------------------------------------------


                                      B-4-6

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                        Yours faithfully,

                                        Credit Suisse First Boston International



                                        By:_____________________________________
                                          Name:
                                          Title:



Confirmed as of the date first written above:

Long Beach Mortgage Loan Trust 2005-WL2

By Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee on behalf of the Trust



By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:


                                      B-4-7

           SCHEDULE TO MASTER AGREEMENT AND ISDA CREDIT SUPPORT ANNEX

                                 SEE EXHIBIT B-1


                                      B-4-8

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated August 25, 2005, between Long Beach Securities Corp., a Delaware corporation (the "Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the "Seller").

                              Preliminary Statement

            The Seller intends to sell certain mortgage loans to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the mortgage loans into three mortgage pools constituting the trust fund. The trust fund will issue fixed rate and adjustable rate asset backed certificates designated as Long Beach Mortgage Loan Trust 2005-WL2 Asset-Backed Certificates, Series 2005-WL2 (the "Certificates"). The Certificates will consist of twenty-seven classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2005 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Deutsche Bank National Trust Company, as trustee (the "Trustee") and the Seller, as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

            The parties hereto agree as follows:

            SECTION 1.  Agreement to Purchase.

            The Seller agrees to sell, and the Purchaser agrees to purchase, on or before August 30, 2005 (the "Closing Date"), certain fixed-rate and adjustable-rate residential mortgage loans (the "Mortgage Loans").

            SECTION 2.  Mortgage Loan Schedule.

            The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

            SECTION 3.  Consideration.

            In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8 hereof, (i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the proceeds of the Class A Certificates and the Mezzanine Certificates, net of the aggregate amount of the underwriting commissions and discounts applicable to such certificates, and the purchase price of the Class B Certificates; (ii) deliver to the Seller or, upon Seller's direction, to another party, upon the order of the Seller, the Class C Certificates, the Class P Certificates, the Class R Certificates, the Class R-CX Certificates and the Class R-PX Certificates (the "Long Beach Certificates"); and (iii) pay to the Seller in immediately available funds a securitization fee of $1,172,022.58 (the "Securitization Fee").

            The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to (i) all scheduled payments of principal due after August 1, 2005 (the "Cut-off Date"), (ii) all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or prior to the Cut-off Date), (iii) all other payments of principal due and collected after the Cut-off Date, and (iv) all payments of interest on the Mortgage Loans due after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

            Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Mortgage Loans, together with its rights under this Agreement (other than Section 17 hereof).

            SECTION 4.  Transfer of the Mortgage Loans.

            (a) Possession of Mortgage Files. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File related to a Mortgage Loan not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and promptly transferred to the Trustee. Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the related Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered promptly to the Purchaser or as otherwise directed by the Purchaser.

            (b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date deliver or cause to be delivered to the Purchaser, the Trustee or their designee each of the following documents for each Mortgage
Loan:

                    (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee, under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

                    (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                    (iii)   an original Assignment in blank;

                    (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                    (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                    (vi) the original lender's title insurance policy, (or a copy of the above, in the case of any Washington Mutual Mortgage Loans) together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

            The Seller shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Seller and the Purchaser) following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in clause (iii) above in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, the Assignments referred to in (iii) and (iv) above shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency does not require recordation for such Rating Agency to assign the initial ratings to the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Other NIM Notes and initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment referred to in (iii) and (iv) above shall be submitted for recording by the Seller, in the manner described above, at no expense to the Purchaser, Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

            If any document referred to in Section 4(b)(ii), Section 4(b)(iii),
Section 4(b)(iv), or Section 4(b)(v) above (collectively, the "Recording Documents") has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Purchaser, the Trustee or their designee of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Purchaser, the Trustee or their designee upon receipt thereof, and in any event no later than one year after the Closing Date (except as provided below), of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the applicable recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Purchaser, the Trustee or their designee within one year after the Closing Date, the Seller shall deliver to the Purchaser, the Trustee or their designee within such time period an Officer's Certificate stating the date by which the Seller expects to receive such Recording Documents from the applicable recording office. If the Recording Documents have still not been received by the Seller and delivered to the Purchaser, the Trustee or their designee by such date, the Seller shall deliver to the Purchaser, the Trustee or their designee by such date an additional Officer's Certificate stating a revised date by which Seller expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Seller and delivered to the Purchaser, the Trustee or their designee. If the original or copy of the lender's title insurance policy was not delivered pursuant to
Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly after receipt thereof, and in any event within 120 days after the Closing Date such title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            Each original document relating to a Mortgage Loan which is not delivered to the Purchaser, the Trustee or their designee, if held by the Seller, shall be so held for the benefit of the Purchaser, the Trustee or their designees. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Purchaser, the Trustee or their designee. Any such original document that is not required pursuant to the terms of this Section to be a part of a Mortgage File shall be held by the Seller in its capacity as Master Servicer.

            (c) Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

            (d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement (other than Section 17 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Trustee, or the NIMS Insurer, if any, in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

            (e) Examination of Mortgage Files. Prior to the Closing Date the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans with respect to which the Seller's representations and warranties contained in this Agreement are not correct, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

            SECTION 5.  Representations, Warranties and Covenants of the Seller.

            The Seller hereby represents and warrants and covenants to the Purchaser, as of the date hereof and as of the Closing Date:

               (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

               (ii) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, receivership, conservatorship, arrangement, moratorium and other similar laws relating to creditors' rights generally and (b) the general principles of equity, whether such enforcement is sought in equity or at law;

               (iii) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and does not (A) result in a breach of any term or provision of the charter or by-laws of the Seller, (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property or (C) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

               (iv) No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

               (v) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

               (vi) No litigation or proceeding is pending or, to the best knowledge of the Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

               (vii) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any Affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement contains any untrue statement of a material fact, or omits a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

               (viii) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

               (ix) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

               (x) The Seller (A) is a solvent entity and is paying its debts as they become due, (B) immediately after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the Purchaser with the intent to hinder, delay or defraud any of its creditors; and

               (xi) The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

            SECTION 6.   Representations and Warranties of the Seller Relating
                          to the Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date with respect to each Mortgage Loan:

               (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

               (ii)      [reserved];

               (iii) Each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

               (iv) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

               (v) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

               (vi) There is no valid offset, defense or counterclaim to any Mortgage Note (including any obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note) or the Mortgage, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (vii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

               (viii) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is at least in average repair;

               (ix) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest does not involve the violation of any such laws;

               (x) Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect, satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto (except that a Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule);

               (xi) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and the Trustee does not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac on the date of origination of such Mortgage Loan, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first or second, as the case may be, priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

               (xii) Each Mortgage Loan was originated by, or generated on behalf of, the Seller, or originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

               (xiii) With respect to each Adjustable Rate Mortgage Loan, on each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest (unless such Mortgage Loan is a mortgage loan that requires the payment of interest only with respect to some or all of the related monthly payments as indicated on the Mortgage Loan Schedule), with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

               (xiv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

               (xv) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

               (xvi) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

               (xvii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and each Mortgage Note and Mortgage have been duly and validly executed by such parties;

               (xviii)   The proceeds of each Mortgage Loan have been fully
      disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

               (xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxi) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

               (xxii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the subprime mortgage servicing business. Each Mortgage Loan is currently being serviced by Washington Mutual Bank;

               (xxiii)   There is no pledged account or other security other
      than real estate securing the Mortgagor's obligations;

               (xxiv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

               (xxv) With respect to each Mortgage Loan, the related Mortgagor shall not fail or has not failed to make the monthly payment due thereon in August 2005 on or before September 30, 2005;

               (xxvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (xxvi) and in clause (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               (xxvii)   If the Mortgaged Property is in an area identified in
      the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

               (xxviii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the Seller nor any other entity involved in originating or servicing the Mortgage Loan has waived any default, breach, violation or event of acceleration;

               (xxix) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute property other than real property under state law;

               (xxx) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

               (xxxi) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

               (xxxii)   Each Mortgage Loan was underwritten in accordance with
      the Underwriting Guidelines as described in the Prospectus Supplement as applicable to its credit grade in all material respects (the "Underwriting Guidelines");

               (xxxiii) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Underwriting Guidelines, and included an assessment by the appraiser of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

               (xxxiv)   None of the Mortgage Loans is a graduated payment
      Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

               (xxxv) There are no Mortgage Loans with respect to which the monthly payment due thereon in June, 2005 had not been made, none of the Mortgage Loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no Mortgage Loan has ever experienced a delinquency of 60 or more days since the origination thereof;

               (xxxvi)   Each Mortgage contains a provision that is, to the
      extent not prohibited by federal or state law, enforceable for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

               (xxxvii) To the best of the Seller's knowledge no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (xxxviii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxxix)   The information set forth in the Prepayment Charge
      Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment). No Mortgage Loan originated before October 1, 2002 has a Prepayment Charge for a term in excess of five years from the date of its origination and no Mortgage Loan originated on or after October 1, 2002 has a prepayment charge for a term in excess of three years from the date of its origination;

               (xl) The Loan-to-Value Ratio for each Mortgage Loan was no greater than 100% at the time of origination;

               (xli) The first date on which each Mortgagor must make a payment on the related Mortgage Note is no later than 60 days from the date of this Agreement;

               (xlii) With respect to each Mortgage Loan, the related Mortgagor shall not fail or has not failed to make the first monthly payment due under the terms of the Mortgage Loan by the second succeeding Due Date after the Due Date on which such Monthly Payment was due;

               (xliii)   The transfer, assignment and conveyance of the Mortgage
      Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

               (xliv) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               (xlv) There is no proceeding pending, or to best of the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

               (xlvi) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994, as amended, or is a "high cost" or "predatory" loan under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law. In the event that Financial Security Assurance, Inc. becomes a NIMS Insurer, no Mortgage Loan is a "covered" loan under the laws of the states of California, Colorado or Ohio;

               (xlvii)   No proceeds from any Mortgage Loans were used to
      finance single-premium credit insurance policies. No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

               (xlviii) The Seller did not select the Mortgage Loans with the intent to adversely affect the interests of the Purchaser;

               (xlix) The Seller has not received any notice that any Mortgagor has filed for any bankruptcy or similar legal protection since the date of the origination of such Mortgage Loan. Prior to the date of the origination of any Mortgage Loan, the Seller did not receive any notice that any Mortgagor has filed for bankruptcy or similar legal protection except as permitted under the Underwriting Guidelines;

               (l) No Group I Mortgage Loan or Group II Mortgage Loan is a "High-Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"), and no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, is secured by a Mortgaged Property located in the State of Georgia;

               (li) No Group I Mortgage Loan or Group II Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

               (lii) No Group I Mortgage Loan or Group II Mortgage Loan is a "High Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46; 10B-22 et seq.);

               (liii) No Group I Mortgage Loan or Group II Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act;

               (liv) No Group I Mortgage Loan or Group II Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1;

               (lv) No Group I Mortgage Loan or Group II Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

               (lvi) No Group I Mortgage Loan or Group II Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Am. 'SS''SS' 58-21A-1 et seq.);

               (lvii) No Group I Mortgage Loan or Group II Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

               (lviii)   Each Group I Mortgage Loan and Group II Mortgage Loan
      was originated in compliance with the following anti-predatory lending guidelines:

               a. Each Group I Mortgage Loan and Group II Mortgage Loan satisfies the eligibility for purchase requirements and was originated in compliance with Lender Letter # LL03-00 dated April 11, 2000 for Fannie Mae Sellers (the "Lender Letter");

               b. No borrower was encouraged or required by the Seller to select a Group I Mortgage Loan product or a Group II Mortgage Loan product offered by the Group I Mortgage Loan's originator or the Group II Mortgage Loan's originator, as applicable, which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group I Mortgage Loan's origination or the Group II Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Group I Mortgage Loan's originator or the Group II Mortgage Loan's originator, as applicable, or any affiliate of the Group I Mortgage Loan's originator or the Group II Mortgage Loan's originator, as applicable;

               c. The methodology used in underwriting the extension of credit for each Group I Mortgage Loan and Group II Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology provided reasonable assurance that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Group I Mortgage Loan or the Group II Mortgage Loan, as applicable;

               d. With respect to any Group I Mortgage Loan or Group II Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, (i) the Seller's pricing methods include mortgage loans with and without prepayment premiums; borrowers selecting Group I Mortgage Loans or Group II Mortgage Loans which include such prepayment premiums receive a monetary benefit, including but not limited to a rate or fee reduction, in exchange for selecting a Group I Mortgage Loan or Group II Mortgage Loan with a prepayment premium, (ii) prior to the Group I Mortgage Loan's origination or the Group II Mortgage Loan's origination, the borrower had the opportunity to choose between an array of mortgage loan products which included mortgage loan products with prepayment premiums and mortgage loan products that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

               e. All points and fees related to each Group I Mortgage Loan and Group II Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law. Except in the case of a Group I Mortgage Loan or a Group II Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with the Lender Letter;

               f. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan and Group II Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

               (lix) No Group I Mortgage Loan or Group II Mortgage Loan had a principal balance at origination in excess of Fannie Mae's conforming loan balance limitations for single family loans set forth in the Fannie Mae Charter Act and the Fannie Mae Selling Guide in effect at the time of such Group I Mortgage Loan's origination or Group II Mortgage Loan's origination;

               (lx) With respect to each Group I Mortgage Loan and Group II Mortgage Loan, information regarding the borrower credit file related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations;

               (lxi)     No Mortgage Loan is a "High Cost Loan" or
      "Covered Loan" (as such terms are defined in the Standard & Poor's LEVELS'r' Glossary in effect on the Closing Date which is now Version 5.6c Revised, Exhibit E, applicable portions of which are attached hereto as Exhibit A) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Act;

               (lxii) No Group I Mortgage Loan or Group II Mortgage Loan is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (Mass. Ann. Laws ch.
      183C);

               (lxiii)   No Group I Mortgage Loan or Group II Mortgage Loan is a
      "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005 (Ind. Code Ann. 'SS''SS' 24-9-1 through 24-9-9); and

               (lxiv) With respect to any Group I Mortgage Loan or Group II Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

            SECTION 7.  Repurchase Obligation for Defective Documentation and
                          for Breach of Representation and Warranty.


            (a) The representations and warranties contained in Section 5(ix) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

            Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's initial certification), as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or
Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser or the Purchaser's assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in the last sentence of (xxxix), (xlvi), the first sentence of (xlvii), (lxi) and (lxiv) of Section 6 herein, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee) in any Mortgage Loan, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of the earlier of the discovery or the Seller's receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price (as defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans (it being understood that in the case of a breach of the representation and warranty set forth in (xxv), the Seller shall be required to repurchase any such Mortgage Loan); provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge and such Prepayment Charge has been triggered pursuant to the terms of the related Mortgage Note, then in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price (as defined in the Pooling and Servicing

Agreement), the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. In the event of a substitution permitted hereunder, the Seller shall amend the Closing Schedule to reflect the withdrawal of each removed Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition of the Qualified Substitute Mortgage Loan(s). The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five
(5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price (as defined in the Pooling and Servicing Agreement) in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with
Section 2.03 of the Pooling and Servicing Agreement and any remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing Agreement.

            (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

            SECTION 8.  Closing; Payment for the Mortgage Loans.

            The closing of the purchase and sale of the Mortgage Loans shall be held at the Seattle office of Heller Ehrman LLP at 9:30 am New York time on the Closing Date (or such other location or time as is mutually agreeable to the parties).

            The Purchaser's obligation to close the transactions contemplated by this Agreement shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

            (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

            (d) All other terms and conditions of this Agreement to be complied with by Seller, shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price and Securitization Fee in immediately available funds and delivery of the Long Beach Certificates to the Seller or, upon the direction of the Seller, to Long Beach Asset Holdings Corp. or another entity.

            SECTION 9.  Closing Documents.

            Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

            (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Credit Suisse First Boston LLC and WaMu Capital Corp. (the "Underwriters") and the NIMS Insurer, if any, may rely and attached thereto copies of the certificate of incorporation, bylaws and certificate of good standing of the Seller under the laws of the State of Delaware;

            (b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the Underwriters and the NIMS Insurer, if any, may rely, with respect to certain facts regarding the sale of the Mortgage Loans, by the Seller to the Purchaser;

            (c) An Opinion of Counsel of the Seller (which may be in-house counsel of the Seller), dated the Closing Date and addressed to the Purchaser, the Underwriters and the NIMS Insurer, if any;

            (d) Such opinions of counsel as the Rating Agencies, the Underwriters, the Trustee or the NIMS Insurer, if any, may reasonably request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

            (e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of Terms--Mortgage Loans", "Risk Factors", "The Mortgage Pool" and "Long Beach Mortgage Company" agrees with the records of the Seller;

            (f) The Seller shall deliver to the Purchaser for inclusion in the Prospectus Supplement under the caption "Long Beach Mortgage Company" or for inclusion in other offering materials, such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Underwriters may reasonably request;

            (g) Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates (as defined in the Prospectus Supplement) and a letter from at least one nationally recognized statistical rating agency rating the Class B Certificates; and

            (h) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

            SECTION 10.  Costs.

            The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments, the fees and expenses of the Seller's in-house accountants and in-house attorneys; the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the Mortgage Loans and non-consolidation of the Seller, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus Supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller and the fees charged by any Rating Agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

            SECTION 11.  Servicing.

            The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

            SECTION 12.  Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the Closing Date of the Mortgage Loans in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date.

            The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan, and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to (i) the Purchaser's right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loan rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that any security interest held by the Seller in such Mortgage Loans shall be released.

            All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively. Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or shall not have delivered or caused to be delivered the Long Beach Certificates to the Seller or, upon the direction of the Seller, to Long Beach Asset Holding Corp., or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price or not to deliver or cause to be delivered the Long Beach Certificates to Long Beach Asset Holding Corp., the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has occurred and any security interest created by this Section 12 shall be deemed to have been released.

            SECTION 13.  Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBSC Legal Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBMC Legal Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

            SECTION 14.  Severability of Provisions.

            Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 15.  Agreement of Parties.

            The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            SECTION 16.  Survival.

            The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

            SECTION 17.  Indemnification, Representative.

            (a) The Seller indemnifies and holds harmless the Purchaser, the Purchaser's officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Exchange Act of 1934, as amended, (the "Exchange Act"), as follows:

                  (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, in the case of purchases and sales of the Class A Certificates and the Mezzanine Certificates, or the Private Placement Memorandum relating to the Class B Certificates dated August 26, 2005 (the "Private Placement Memorandum"), in the case of purchases and sales of the Class B Certificates, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse, as incurred, the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Purchaser by the Seller specifically for use in the preparation thereof (the "Seller's Information");

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser, subject to
      Section 17(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

            This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

            (b) The Purchaser agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, in the case of purchases and sales of the Class A Certificates and the Mezzanine Certificates, or the Private Placement Memorandum, in the case of purchases and sales of the Class B Certificates, other than in the Seller's Information, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

            (c)   Promptly after receipt by an indemnified party under this
Section 17 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 17, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 17 unless the indemnifying party is materially prejudiced by such omission to notify and in any event the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 17, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation for a defense.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by the Seller if the indemnified parties under this Section 17 consist of the Seller or any of its officers, directors or controlling persons, or (ii) the Purchaser, if the indemnified party under this
Section 17 consist of the Purchaser or any of the Purchaser's directors, officers or controlling persons.

            Each indemnified party, as a condition of the indemnity agreements contained in Section 17(a) and Section 17(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 17(a) or Section 17(b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

            Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (d) If the indemnification provided for in Section 17(a) or 17(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and the Seller on the other from the offering of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Purchaser on the one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 17(b) is unavailable or insufficient to hold harmless the indemnified party under Section 17(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 17(b) in such proportion as appropriate to reflect the relative fault of the Purchaser on one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Purchaser on the one hand and the Seller on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Purchaser bear to the total underwriting discounts and commissions received by the Underwriters (as defined in the Prospectus Supplement) and the total placement fees received by the Initial Purchaser (as defined in the Private Placement Memorandum). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            SECTION 18.  [RESERVED]

            SECTION 19.  Governing Law.

            THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            SECTION 20.  Miscellaneous.

            This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of the Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York

Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

            SECTION 21.  Third Party Beneficiary.

            Each of the Trustee and the NIMS Insurer, if any, shall be a third-party beneficiary hereof (except with respect to Section 17) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 hereof. The Underwriters and the Initial Purchasers, shall be third-party beneficiaries hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                    LONG BEACH SECURITIES CORP.


                                    By:    __________________________
                                    Name:  James Mark
                                    Title: Authorized Officer


                                    LONG BEACH MORTGAGE COMPANY


                                    By:    __________________________
                                    Name:  Richard Fisher
                                    Title: Senior Vice President

                  EXHIBIT A TO MORTGAGE LOAN PURCHASE AGREEMENT

STANDARD & POOR'S LEVELS'r' GLOSSARY in effect on the CLOSING DATE

As of August 30, 2005 (UPDATE AS OF THE CLOSING DATE)

APPENDIX E TO GLOSSARY FOR FILE FORMAT FOR LEVELS'r' VERSION 5.6c: Standard & Poor's Anti-Predatory Lending Categorization

                                                           REVISED July 11, 2005

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                              Category under
                               Name of Anti-Predatory Lending                Applicable Anti-
State/Jurisdiction                   Law/Effective Date                   Predatory Lending Law
------------------------------------------------------------------------------------------------
Arkansas                   Arkansas Home Loan Protection Act,             High Cost Home Loan
                           Ark. Code Ann. 'SS''SS' 23-53-101 et seq.

                           Effective July 16, 2003
------------------------------------------------------------------------------------------------
Cleveland Heights, OH      Ordinance No. 72-2003 (PSH), Mun.              Covered Loan
                           Code 'SS''SS' 757.01 et seq.

                           Effective June 2, 2003
------------------------------------------------------------------------------------------------
Colorado                   Consumer Equity Protection, Colo.              Covered Loan
                           Stat. Ann. 'SS''SS' 5-3.5-101 et seq.

                           Effective for covered loans offered or
                           entered into on or after January 1,
                           2003. Other provisions of the Act took
                           effect on June 7, 2002
------------------------------------------------------------------------------------------------
Connecticut                Connecticut Abusive Home Loan                  High Cost Home Loan
                           Lending Practices Act, Conn. Gen.
                           Stat. 'SS''SS' 36a-746 et seq.

                           Effective October 1, 2001
------------------------------------------------------------------------------------------------
District of Columbia       Home Loan Protection Act, D.C. Code            Covered Loan
                           'SS''SS' 26-1151.01 et seq.

                           Effective for loans closed on or after
                           January 28, 2003
------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                              Category under
                               Name of Anti-Predatory Lending                Applicable Anti-
State/Jurisdiction                   Law/Effective Date                   Predatory Lending Law
------------------------------------------------------------------------------------------------
Florida                    Fair Lending Act, Fla. Stat. Ann. 'SS''SS'     High Cost Home Loan
                           494.0078 et seq.

                           Effective October 2, 2002
------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -    Georgia Fair Lending Act, Ga. Code             High Cost Home Loan
Mar. 6, 2003)              Ann. 'SS''SS' 7-6A-1 et seq.

                           Effective October 1, 2002 - March 6,
                           2003
------------------------------------------------------------------------------------------------
Georgia as amended         Georgia Fair Lending Act, Ga. Code             High Cost Home Loan
(Mar. 7, 2003 - current)   Ann. 'SS''SS' 7-6A-1 et seq.

                           Effective for loans closed on or after
                           March 7, 2003
------------------------------------------------------------------------------------------------
HOEPA Section 32           Home Ownership and Equity Protection           High Cost Loan
                           Act of 1994, 15 U.S.C. 'SS' 1639, 12
                           C.F.R. 'SS''SS' 226.32 and 226.34

                           Effective October 1, 1995, amendments
                           October 1, 2002
------------------------------------------------------------------------------------------------
Illinois                   High Risk Home Loan Act, Ill. Comp.            High Risk Home Loan
                           Stat. tit. 815, 'SS''SS' 137/5 et seq.

                           Effective January 1, 2004 (prior to this
                           date, regulations under Residential
                           Mortgage License Act effective from
                           May 14, 2001)
------------------------------------------------------------------------------------------------
Kansas                     Consumer Credit Code, Kan. Stat. Ann.          High Loan to Value
                           'SS''SS' 16a-1-101 et seq.                     Consumer Loan (id.
                                                                          'SS' 16a-3-207) and;
                           Sections 16a-1-301 and 16a-3-207               ----------------------
                           became effective April 14, 1999;               High APR Consumer
                           Section 16a-3-308a became effective            Loan (id. 'SS'
                           July 1, 1999                                   16a-3-308a)
------------------------------------------------------------------------------------------------
Kentucky                   2003 KY H.B. 287 - High Cost Home              High Cost Home Loan
                           Loan Act, Ky. Rev. Stat. 'SS''SS' 360.100 et
                           seq.

                           Effective June 24, 2003
------------------------------------------------------------------------------------------------
Maine                      Truth in Lending, Me. Rev. Stat. tit. 9-       High Rate High Fee
                           A, 'SS''SS' 8-101 et seq.                      Mortgage

                           Effective September 29, 1995 and as
                           amended from time to time
------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                              Category under
                               Name of Anti-Predatory Lending                Applicable Anti-
State/Jurisdiction                   Law/Effective Date                   Predatory Lending Law
------------------------------------------------------------------------------------------------
Massachusetts              Part 40 and Part 32, 209 C.M.R. 'SS''SS'       High Cost Home Loan
                           32.00 et seq. and 209 C.M.R. 'SS''SS' 40.01
                           et seq.

                           Effective March 22, 2001 and amended
                           from time to time
------------------------------------------------------------------------------------------------
Nevada                     Assembly Bill No. 284, Nev. Rev. Stat.         Home Loan
                           'SS''SS' 598D.010 et seq.

                           Effective October 1, 2003
------------------------------------------------------------------------------------------------
New Jersey                 New Jersey Home Ownership Security             High Cost Home Loan
                           Act of 2002, N.J. Rev. Stat. 'SS''SS' 46:10B-
                           22 et seq.

                           Effective for loans closed on or after
                           November 27, 2003
------------------------------------------------------------------------------------------------
New Mexico                 Home Loan Protection Act, N.M. Rev.            High Cost Home Loan
                           Stat. 'SS''SS' 58-21A-1 et seq.

                           Effective as of January 1, 2004; Revised
                           as of February 26, 2004
------------------------------------------------------------------------------------------------
New York                   N.Y. Banking Law Article 6- l                  High Cost Home Loan

                           Effective for applications made on or
                           after April 1, 2003
------------------------------------------------------------------------------------------------
North Carolina             Restrictions and Limitations on High           High Cost Home Loan
                           Cost Home Loans, N.C. Gen. Stat. 'SS''SS'
                           24-1.1E et seq.

                           Effective July 1, 2000; amended October 1,
                           2003 (adding open-end lines of credit)
------------------------------------------------------------------------------------------------
Ohio                       H.B. 386 (codified in various sections         Covered Loan
                           of the Ohio Code), Ohio Rev. Code
                           Ann. 'SS''SS' 1349.25 et seq.

                           Effective May 24, 2002
------------------------------------------------------------------------------------------------
Oklahoma                   Consumer Credit Code (codified in              Subsection 10 Mortgage
                           various sections of Title 14A)

                           Effective July 1, 2000; amended
                           effective January 1, 2004
------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                              Category under
                               Name of Anti-Predatory Lending                Applicable Anti-
State/Jurisdiction                   Law/Effective Date                   Predatory Lending Law
------------------------------------------------------------------------------------------------
South Carolina             South Carolina High Cost and                   High Cost Home Loan
                           Consumer Home Loans Act, S.C. Code
                           Ann. 'SS''SS' 37-23-10 et seq.

                           Effective for loans taken on or after
                           January 1, 2004
------------------------------------------------------------------------------------------------
West Virginia              West Virginia Residential Mortgage             West Virginia Mortgage
                           Lender, Broker and Servicer Act, W.            Loan Act Loan
                           Va. Code Ann. 'SS''SS' 31-17-1 et seq.

                           Effective June 5, 2002
------------------------------------------------------------------------------------------------

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                                                              Category under
                               Name of Anti-Predatory Lending                Applicable Anti-
State/Jurisdiction                   Law/Effective Date                   Predatory Lending Law
------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -    Georgia Fair Lending Act, Ga. Code             Covered Loan
Mar. 6, 2003)              Ann. 'SS''SS' 7-6A-1 et seq.

                           Effective October 1, 2002 - March 6,
                           2003
------------------------------------------------------------------------------------------------
New Jersey                 New Jersey Home Ownership Security             Covered Home Loan
                           Act of 2002, N.J. Rev. Stat. 'SS''SS'
                           46:10B-22 et seq.

                           Effective November 27, 2003 - July 5,
                           2004
------------------------------------------------------------------------------------------------

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from Long Beach Securities Corp. by contacting:


                           James Mark
                           Long Beach Securities Corp.
                           1201 Third Avenue, WMT1041
                           Seattle, Washington 98101
                           Telephone: (206) 377-2977
                           Facsimile: (206) 490-5656

                                   EXHIBIT E-1

                               REQUEST FOR RELEASE
                            (for Trustee /Custodian)

Loan Information

        Name of Mortgagor:   _________________________________________

        Master Servicer
        Loan No.:            _________________________________________

Trustee /Custodian

        Name:                _________________________________________

        Address:             _________________________________________

        Trustee/
        Custodian
        Mortgage File No.:   _________________________________________

Depositor

        Name:                LONG BEACH SECURITIES CORP.

        Address:             _________________________________________

        Certificates:        Long Beach Mortgage Certificates, Series 2005-WL2.

      The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of August 1, 2005, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

(a) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

(b)   Mortgage recorded on _____________________ as instrument no. _____________
in the County Recorder's Office of the County of _________________, State of ____________ in book/reel/docket _________________ of official records at page/image _____________.

(c) Deed of Trust recorded on ___________________ as instrument no. __________ in the County Recorder's Office of the County of _________________, State of ____________________ in book/reel/docket ________________ of official records at page/image ____________.

(d) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _________________ as instrument no. ____________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ______________ of official records at page/image _____________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f)   _____________________________________________

(g)   _____________________________________________

(h)   _____________________________________________

(i)   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                         LONG BEACH MORTGAGE COMPANY


                                         By:__________________________________
                                         Name:
                                         Title:

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                   (Certificate - Mortgage Loan Paid in Full)

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES
                                 SERIES 2005-WL2

____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:______________________      BORROWER'S NAME:________________________

COUNTY:___________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                        DATED:__________________________________


________
/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT

                                   EXHIBIT E-3

                   FORM OF MORTGAGE LOAN ASSIGNMENT AGREEMENT

      This MORTGAGE LOAN ASSIGNMENT AGREEMENT (this "Agreement"), dated as of ______________, 200___, is by and between ______________, a ________________, as purchaser (the "Company"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but as trustee (the "Trustee") for LONG BEACH MORTGAGE LOAN TRUST 2005-WL2, as seller (the "Trust").

      In consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

      Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of August 1, 2005 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Long Beach Securities Corp., as depositor, and the Trustee, as trustee.

                ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOAN;
                    POSSESSION OF FILES; PAYMENT OF PURCHASE
                   PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
                     RECORDATION OF ASSIGNMENTS OF MORTGAGE

      SECTION 2.1  SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES

             (a) Pursuant to Section 2.03 of the Pooling and Servicing Agreement and Section 6.____________ of the Mortgage Loan Purchase Agreement, subject to the provisions of the Pooling and Servicing Agreement and after the deposit of the Purchase Price in the Collection Account and the Trustee's receipt of a written certification from the Master Servicer of such deposit (the "Certification"), the Trustee hereby sells, transfers, assigns, sets over, and conveys to the Company, without recourse, or, except as set forth in Article 3, representations or warranties, all the right, title, and interest of the Trust in and to the mortgage loan identified on Schedule I attached hereto (the "Mortgage Loan").

             (b) In accordance with Section 3.17 of the Pooling and Servicing Agreement, the Trustee will deliver to the Company, or to such third party as the Company may direct, the documents comprising the Mortgage File with respect to the Mortgage Loan upon the Trustee's receipt of the Certification. Upon payment for the Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of the Mortgage Note, the Mortgage, and each of the other documents comprising the Mortgage File with respect to the Mortgage Loan is and shall be vested in the Company, and the ownership of all records and documents with respect to the Mortgage Loan prepared by or which come into the possession of the Trustee or any agent or designee thereof shall immediately vest in the Company and shall be delivered to the Company or as the Company may otherwise direct.


                                      E-3-1

             (c) In full consideration for the sale of the Mortgage Loan pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, the Company hereby purchases the Mortgage Loan.

             (d) Subject to the fulfillment of any other conditions to such [purchase/repurchase] under the Pooling and Servicing Agreement and following the deposit of the Purchase Price in the Collection Account and the Trustee's receipt of the Certification, the Company shall own and be entitled to receive with respect to the Mortgage Loan all Monthly Payments and all other recoveries of principal and interest. All such amounts that are collected after the date of the deposit of the Purchase Price and the Trustee's receipt of the Certification shall be held and remitted by the Master Servicer to the Company in accordance with the terms of this Agreement.


                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF
                    THE TRUSTEE CONCERNING THE MORTGAGE LOAN


      The Trustee hereby represents and warrants to, and agrees with the Company that, as to the Mortgage Loan and as of the date first written above:

             The Trustee, to its actual knowledge has not taken any action with respect to the Mortgage Loans, other than at the direction of the Company, its attorneys and subservicers or Long Beach Securities Corp., which would result in the imposition of any lien on, security interest in, or other encumbrance of, the real property securing the Mortgage Loan, other than permitted pursuant to the Pooling and Servicing Agreement, and other than such action as might be required to preserve and maintain the Mortgage.

                       ARTICLE 4. MISCELLANEOUS PROVISIONS

      SECTION 4.1  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

      SECTION 4.2  SEVERABILITY OF PROVISIONS

      If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder.


                                      E-3-2

      SECTION 4.3  SCHEDULES

      The schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      SECTION 4.4  COUNTERPARTS; SUCCESSORS AND ASSIGNS

      This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Trustee.

      SECTION 4.5  EFFECT OF HEADINGS

      The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      SECTION 4.6  SURVIVAL

      The representations, warranties, covenants and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution, delivery and termination of this Agreement.

      SECTION 4.7  COSTS

      The Company shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loan purchased by the Company under this Agreement.


                            [Signature page follows]


                                      E-3-3

      TO WITNESS THIS, the Company and the Trustee have caused their names to be signed to this Mortgage Loan Assignment Agreement by their duly authorized respective officers as of the day and year first above written.


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                        Trustee for Long Beach Mortgage Loan
                                        Trust 2005-WL2 and not in its individual capacity

                                        By:   _______________________________
                                              Name:  ________________________
                                              Title: ________________________

                                        [_________________________________]

                                        By:   _______________________________
                                              Name:  ________________________
                                              Title: ________________________


                                      E-3-4

STATE OF ____________________           )
                                        )ss.
COUNTY OF ___________________           )



      This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Long Beach
Mortgage Company.


                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        _____________, residing at _____________
                                        My commission expires __________________


                                      E-3-5

STATE OF _______________________________)
                                        )ss.
COUNTY OF ______________________________)


      This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Deutsche Bank
National Trust Company, as trustee for Long Beach Mortgage Loan Trust 200___-___ and not in its individual capacity.


                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        _____________, residing at _____________
                                        My commission expires __________________


                                      E-3-6

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE


                                      E-3-7

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                             [Date]

Long Beach Securities Corp.                  Long Beach Mortgage Company
1400 South Douglass Road, Suite 100          1400 South Douglass Road, Suite 100
Anaheim, CA 92806                            Anaheim, CA 92806

           Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2005 among Long Beach Securities Corp., Long Beach Mortgage Company and Deutsche Bank National Trust Company,
                 Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2

Ladies and Gentlemen:

      Pursuant to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling and Servicing Agreement) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                        DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, as Trustee

                                        By:    ______________________
                                        Name:  ______________________
                                        Title: ______________________

                                   EXHIBIT F-2
                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                             [Date]

Long Beach Securities Corp.                  Long Beach Mortgage Company
1400 South Douglass Road, Suite 100          1400 South Douglass Road, Suite 100
Anaheim, CA 92806                            Anaheim, CA 92806

           Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2005 among Long Beach Securities Corp., Long Beach Mortgage Company and Deutsche Bank National Trust Company,
                 Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2

Ladies and Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

           (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

           (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

           (c)   an original Assignment in blank;

           (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

           (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

           (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, as Trustee


                                        By:    ______________________
                                        Name:  ______________________
                                        Title: ______________________

                                    EXHIBIT G

                             FORM OF SWAP AGREEMENT

                              FACSIMILE COVER SHEET

To:                          Long Beach Mortgage Loan Trust 2005-WL2
                             (the "TRUST")

Attention:                   Heakyung Chung, CSFBi Marketer

Fax number:                  To be delivered by Heakyung Chung

Date:                        August 30, 2005

Pages (including cover page):9

Our Reference No: External ID: 9232061 / Risk ID: 552360071

      Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:              FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370        Telephone numbers: (212) 538-4437 / (212)
Facsimile number: (917) 326-8603         538-8297 /(212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com   Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

      We are delighted to have entered into this transaction with you.


CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

                                                                 August 30, 2005
Long Beach Mortgage Loan Trust 2005-WL2
(the "TRUST")

External ID: 9232061

------------------------------------------------------------------------------

Dear Sir/Madam:

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1.    The definitions and provisions contained in the 2000 ISDA Definitions
(as published by the International Swaps and Derivatives Association, Inc.) (the "DEFINITIONS") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Definitions.

In this Confirmation "PARTY A" means Credit Suisse First Boston International and "PARTY B" means the Trust.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of August 23, 2005 as amended and supplemented from time to time (the "AGREEMENT"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. All terms used herein and not otherwise defined are given their meaning in the Pooling and Servicing Agreement dated as of August 1, 2005 between Long Beach Securities Corp. as Depositor, Long Beach Mortgage Company as Master Servicer and Deutsche Bank National Trust Company, as Trustee for the Trust, as amended and supplemented from time to time (the "PSA"). In the event of an inconsistency between the terms defined in the PSA and this Confirmation, this Confirmation will govern.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Trade Date:                        August 23, 2005

     Effective Date:                    August 30, 2005

     Termination Date:                  The earliest of (a) the date on which the Certificate
                                        Principal Balance of the Class III-A1 Certificates has been reduced to zero, (b) the date on which all of the Trust's
                                        assets are distributed following the exercise by the
                                        Terminator of its right of optional termination as described in the PSA, (c) the date on which all of the Trust's
                                        obligations under the PSA are otherwise reduced to zero and
                                        (d) the Distribution Date in August, 2035.

     Floating Rate Payer:               In respect of each Party A Floating Amount, Party A and in respect of each Party B Floating Amount, Party B.


     Notional Amount:                        In respect of each Payment Date, the lesser of (a) the
                                        Certificate Principal Balance of the Class III-A1
                                        Certificates as of the last day of the related Calculation
                                        Period and (b) the aggregate Stated Principal Balance of the
                                        Group III Mortgage Loans, as of the first day of the
                                        calendar month in which the related Payment Date falls after giving effect to any scheduled payments of principal due
                                        during the related Due Period to the extent received or
                                        advanced, and unscheduled collections of principal received during the related Prepayment Period multiplied by the Group
                                        III Fraction, in each case as set forth in the Trustee's
                                        statement issued in respect of the related Calculation
                                        Period pursuant to Section 4.03(a) of the PSA.


     Calculation Period:                In respect of each Payment Date, the period from, and
                                        including, the immediately preceding Payment Date, to, but excluding, the relevant Payment Date, provided that, the
                                        initial Calculation Period shall commence on, and include, the Effective Date and the final Calculation Period shall
                                        end on, and exclude, the Termination Date, as such day may be subject to adjustment in accordance with the Following

                                        Business Day Convention.

     Payment Dates:                     Each 25th calendar day of each calendar month, commencing in the calendar month of September 2005.

     Floating Rate Day Count Fraction:  Actual/360

     Business Days:                           New York

     Party A Floating Amounts

     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               One month, including, for the avoidance of doubt, in respect of the initial Calculation Period.

     Spread:                            0.18 per cent. per annum in respect of each Calculation
                                        Period falling in the period from, and including, the
                                        Effective Date to, but excluding, the Optional Termination
                                        Date, and 0.36 per cent. per annum in respect of each
                                        Calculation Period (if any) falling in the period from, and including, the Optional Termination Date to, but excluding, the Termination Date.

     Reset Dates:                       The first day of each Calculation Period.

     Party B Floating Amounts

     Party B Floating Amounts:          In respect of each Payment Date, the lesser of:

                                        (a)  the product of:

                                             (i)   the Notional Amount;

                                             (ii)  the sum of:

                                                   (A)   the Formula Rate as applicable to the
                                                         Class III-A1 Certificates in respect of
                                                         the related Calculation Period; and

                                                   (B)   the Party B Spread; and

                                             (iii) the Floating Rate Day Count Fraction; and

                                        (b)  the product of:

                                             (i)   the Notional Amount;

                                             (ii)  the Net WAC Rate in respect of the Group III
                                                   Senior Certificates for the related Calculation
                                                   Period; and

                                             (iii) the Floating Rate Day Count Fraction.

     Party B Spread:                    0.08 per cent. per annum in respect of each Calculation
                                        Period falling in the period from, and including, the
                                        Effective Date to, but excluding, the Optional Termination
                                        Date, and 0.16 per cent. per annum in respect of each
                                        Calculation Period (if any) falling in the period from, and including, the Optional Termination Date to, but excluding, the Termination Date.

     3.    OTHER PROVISIONS:

     Gross Swap Reimbursement           In respect of each Payment Date, the sum of (a) the Swap
     Amount:                            Reimbursement Amount in respect of such Payment Date, (b)
                                        any Swap Reimbursement Amount(s), or part thereof, that
                                        remain unpaid in respect of any prior Payment Date and (c)
                                        interest in respect of such amount(s) charged at a rate
                                        equal to the Formula Rate in respect of the Class III-A1
                                        Certificates at such time.

                                        On each Payment Date, Party B shall pay to Party A the Gross
                                        Swap Reimbursement Amount in respect of such Payment Date
                                        (if any), provided that, a failure by Party B to make, when due, any payment of the Gross Swap Reimbursement Amount
                                        under this Transaction shall not constitute a Failure to Pay or Deliver in respect of Party B unless such failure occurs in breach of the PSA.

     Swap Reimbursement Amount:         In respect of each Payment Date, an amount equal to the
                                        Party A Floating Amount minus the lesser of:

                                        (a)  an amount equal to the product of:

                                             (i)   the Notional Amount;

                                             (ii)  the Formula Rate as applicable to the Class
                                                   III-A1 Certificates in respect of the related
                                                   Calculation Period; and

                                             (iii) the Floating Rate Day Count Fraction; and

                                        (b)  an amount equal to the product of:

                                             (i)   the Notional Amount;

                                             (ii)  the Net WAC Rate in respect of the Group III
                                                   Senior Certificates for the related Calculation
                                                   Period; and

                                             (iii) the Floating Rate Day Count Fraction.

     Adjustment of each Floating        In respect of each Payment Date, the Party A Floating Amount
     Amount:                            and the Party B Floating Amount will each be reduced by the amount by which the cashflow on the Mortgage Loans in
                                        respect of the related Calculation Period is insufficient to cover interest distributions payable in respect of the
                                        related Calculation Period in respect of the Class III-A1
                                        Certificates due to:

                                        (a)  the Net Prepayment Interest Shortfall (if any) in
                                             respect of the related Calculation Period; and

                                        (b)  all Relief Act Interest Shortfalls (if any) in respect of the related Calculation Period.

     Calculation  of  Loss  following   Upon the designation of an Early Termination Date in respect
     Termination Event/Event of         of this Transaction, the relevant party for the purposes of
     Default:                           determining a party's Loss in respect of this Transaction
                                        shall, in all circumstances, be Party A. In calculating a
                                        party's Loss, Party A shall take into account the
                                        anticipated amortization, of the Certificate Principal
                                        Balance of the Class III-A1 Certificates for all Calculation
                                        Periods that would otherwise have fallen after such Early
                                        Termination Date.

     Additional representations:             Each party represents to the other party on the date on
                                        which it enters into this Transaction that:

                                        (a)  NON-RELIANCE. It is acting for its own account, and has made its own independent decisions to enter into this
                                             Transaction and as to whether this Transaction is
                                             appropriate or proper for it based upon its own
                                             judgement and upon advice from such advisers as it has
                                             deemed necessary. It is not relying on any
                                             communication (written or oral) of the other party as
                                             investment advice or as a recommendation to enter into
                                             this Transaction; it being understood that information
                                             and explanations related to the terms and conditions of
                                             this Transaction shall not be considered investment
                                             advice or a recommendation to enter into this
                                             Transaction. No communication (written or oral)
                                             received from the other party shall be deemed to be an
                                             assurance or guarantee as to the expected results of
                                             this Transaction.

                                        (b)  ASSESSMENT AND UNDERSTANDING. It is capable of
                                             assessing the merits of and understanding (on its own
                                             behalf or through independent professional advice), and
                                             understands and accepts, the terms, conditions and
                                             risks of this Transaction. It is also capable of
                                             assuming, and assumes, the risks of this Transaction.

                                        (c)  STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of this
                                             Transaction.


     4.     ACCOUNT DETAILS:

       Payments to Party A:             Bank of New York
                                        SWIFT IRVTUS3N
                                        for favour Credit Suisse First Boston International,
                                        London
                                        A/c No. 8900360968

       Payments to Party B:             To be advised under separate cover or telephone confirmed
                                        prior to each Payment Date

Credit Suisse First Boston International is regulated and authorised by The Financial Services Authority and has entered into this Transaction as principal. The time at which the above Transaction was executed will be notified to Party B on request.


      Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.


                                        Yours faithfully,

                                        CREDIT SUISSE FIRST BOSTON
                                        INTERNATIONAL


                                        By:_____________________________
                                           Name:
                                           Title:


Confirmed as of the date first written above:


LONG BEACH MORTGAGE LOAN TRUST 2005-WL2
BY DEUTSCHE BANK NATIONAL TRUST COMPANY,
NOT IN ITS INDIVIDUAL
CAPACITY BUT SOLELY AS TRUSTEE ON BEHALF OF THE TRUST


By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:

                               RATE SWAP SCHEDULE


                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT


                           dated as of August 23, 2005

                                     between


       CREDIT SUISSE FIRST BOSTON                   LONG BEACH MORTGAGE LOAN
             INTERNATIONAL                               TRUST 2005-WL2
                                       and
_____________________________________        ___________________________________
                _______                                     _______
              ("Party A")                                 ("Party B")


                                     PART 1

                             TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

     Section 5(a)(v),      Not applicable
     Section 5(a)(vi),     Not applicable
     Section 5(a)(vii),    Not applicable
     Section 5(b)(iv),     Not applicable

and in relation to Party B for the purpose of:

     Section 5(a)(v),      Not applicable
     Section 5(a)(vi),     Not applicable
     Section 5(a)(vii),    Not applicable
     Section 5(b)(iv),     Not applicable

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) CERTAIN EVENTS OF DEFAULT. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in
     Section 14 is deemed to be modified accordingly:

          Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.
          Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.
          Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.
          Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

          Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.
          Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.
          Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.
          Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d) TERMINATION EVENTS. The following Termination Events will apply to the parties as specified below:

          Section 5(b)(i) (Illegality) will apply to Party A and Party B.
          Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.
          Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and will not apply to Party B.
          Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i)  Loss will apply.

     (ii) The Second Method will apply.

(g)  "TERMINATION CURRENCY" means United States Dollars.

(h) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

     (i)  Party A fails to comply with the Downgrade Provisions as set forth in
          Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

     (ii) The Pooling and Servicing Agreement dated as of August 1, 2005 between Long Beach Securities Corp. as Depositor, Long Beach Mortgage Company as Master Servicer, Deutsche Bank National Trust Company as Trustee for the Trust (the "TRUSTEE") as amended and supplemented from time to time (the "PSA") or other transaction document is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the PSA.

                                     PART 2

                              TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

     (i)  Party A makes the following representation to Party B:

            (A)    Party A is entering into each Transaction in the ordinary
                course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.

            (B)    Party A has been approved as a Withholding Foreign
                Partnership by the US Internal Revenue Service.

            (C)    Party A's Withholding Foreign Partnership Employer
                Identification Number is 98-0330001.

            (D)    Party A is a partnership that agrees to comply with any
                withholding obligation under Section 1446 of the Internal Revenue Code.

     (ii) Party B makes no representations for the purpose of Section 3(f) of this Agreement.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:-- None


(b) Other documents to be delivered are:--

------------------------------------------------------------------------------------------------------------------------
   PARTY                       FORM/DOCUMENT/CERTIFICATE                     DATE BY WHICH TO BE           COVERED BY
REQUIRED TO                                                                       DELIVERED               SECTION 3(D)
  DELIVER                                                                                                REPRESENTATION
 DOCUMENT

------------------------------------------------------------------------------------------------------------------------
Party A          Certified copy of the board of directors resolution (or         Concurrently  with the    Yes
                 equivalent authorizing documentation) which sets forth the      execution and
                 authority of each signatory to this Agreement and each Credit   delivery of this
                 Support Document (if any) signing on its behalf and the         Agreement.
                 authority of such party to enter into Transactions
                 contemplated and performance of its obligations hereunder.

------------------------------------------------------------------------------------------------------------------------
Party A and      Incumbency certificate (or, if available the current            Concurrently with         Yes
Party B          authorized signature book or equivalent authorizing             the execution and
                 documentation) specifying the names, titles, authority and      delivery of this
                 specimen signatures of the persons authorized to execute this   Agreement unless
                 Agreement which sets forth the specimen signatures of each      previously delivered
                 signatory to this Agreement, each Confirmation and each Credit  and still in full force
                 Support Document (if any) signing on its behalf.                and effect.

------------------------------------------------------------------------------------------------------------------------
Party A and      An opinion of counsel to such party reasonably satisfactory     Concurrently with         No
B                in form and substance to the other party.                       the execution and
                                                                                 delivery of the
                                                                                 Confirmation unless
                                                                                 previously delivered
                                                                                 and still in full
                                                                                 force and effect.

------------------------------------------------------------------------------------------------------------------------
Party B          An executed copy of the PSA.                                    Within 30 days after      Yes
                                                                                 the date of this
                                                                                 Agreement.

------------------------------------------------------------------------------------------------------------------------

                                     PART 4.

                                 MISCELLANEOUS.

(a) ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this Agreement:

    Party A:

    (1) Address for notices or communications to Party A (other than by facsimile):-

         Address:    One Cabot Square          Attention:       (1)   Head of Credit Risk Management;
                     London E14 4QJ                             (2)   Managing Director -
                     England                                          Operations Department;
                                                                (3)   Managing Director - Legal Department

         Telex No.:  264521                    Answerback:            CSFBI G

         (For all purposes.)


                           (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-


         Facsimile No.:    44 20 7888 2686
         Attention:        Managing Director - Legal Department

         Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028 Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary


     Party B:     Long Beach Mortgage Loan Trust 2005-WL2

        c/o:      Deutsche Bank National Trust Company
                  1761 East St. Andrew Place,
                  Santa Ana,
                  California 92705-4934
                  Attention: LB05W2


(b)  PROCESS AGENT. For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:

                  Credit Suisse First Boston LLC
                  Eleven Madison Avenue
                  New York, NY 10010

                 Attention:      General Counsel
                                 Legal and Compliance Department

     Party B appoints as its Process Agent:  Not applicable.

(c) OFFICES. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.
     Party B is not a Multibranch Party.

(e)  CALCULATION AGENT. The Calculation Agent is Party A.

(f)  CREDIT SUPPORT DOCUMENT. Credit Support Document means

     With respect to Party A:  The Credit Support Annex.

     With respect to Party B:  The PSA.

(g)  CREDIT SUPPORT PROVIDER.

     Credit Support Provider means in relation to Party A: Not applicable. Credit Support Provider means in relation to Party B: Not applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j) "Affiliate." Each of Party A and Party B shall be deemed to have no Affiliates.

                                     Part 5.

                                Other Provisions.

(a)  Definitions.

     Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the PSA. In the event of any inconsistency between the terms of this Agreement and the terms of the PSA, this Agreement will govern.

A.       (b)  Downgrade Provisions.

     (1) It shall be a collateralization event (a "Collateralization Event") if
     (A) (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. ("Moody's") or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P. For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Article IV of the PSA. During any period in which a Collateralization Event is occurring, Party A shall, at its own expense, either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex to this Schedule , including Paragraph 13, thereof (the "Credit Support Annex"), (ii) furnish a guarantee of Party A's obligations under this Agreement from a guarantor with a long-term credit rating greater than or equal to "A+" by S&P and "Aa3" by Moody's or (iii) obtain a substitute counterparty that (a) is reasonably acceptable to Party B, and confirmed in writing by the Rating Agencies (as defined in the PSA),
     (b) satisfies the Hedge Counterparty Ratings Requirement (as defined herein) and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable. To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall request its legal counsel to deliver to each applicable Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion as to the enforceability of the Credit Support Annex.

     (2) It shall be a ratings event (a "Ratings Event") if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold. "Hedge Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade), and
     (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A" by Fitch, Inc. ("Fitch") or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party B are rated at least "F1" by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.01 of the PSA.

     (3) Following a Ratings Event, Party A shall take the following actions:

         (a) Party A, at its sole expense, shall (i) commence actively to seek to obtain a substitute counterparty that (A) is confirmed in writing by the Rating Agencies, (B) satisfies the Hedge Counterparty Ratings Requirement and (C) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable, and (ii) be required to post collateral as set forth in (b) below;

         (b) If Party A has not obtained a substitute counterparty as set forth in (3)(a) above within 30 days (or, in the case of a failure to meet the requirements of subparagraph (A) of the definition of "Hedge Counterparty Ratings Threshold", as soon as commercially practicable after such failure) of the Ratings Event, then Party A shall continue to seek a substitute counterparty and, on or prior to the expiration of such period, post collateral according to the terms of the Credit Support Annex. Notwithstanding anything contained herein to the contrary, if Party A is required to transfer its rights and obligations under this Agreement pursuant to this Part 5(b)(3) as a result of a rating issued by S&P, Party A shall, at all times prior to such transfer, be required to post collateral in accordance with (i) the terms of the Credit Support Annex or (ii) an agreement with Party B providing for the posting of collateral, which agreement shall satisfy the Rating Agency Condition specified in Part 5(n) below and require Party A to post the required collateral.

         "HEDGE COUNTERPARTY RATINGS REQUIREMENT" shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty does not have a short-term debt rating from Moody's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(c) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

     (vi) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

     (vii) INDIVIDUAL NEGOTIATION. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

     (viii) RELATIONSHIP BETWEEN PARTY A AND PARTY B. Subject as provided in
            Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

            (1) PRINCIPAL. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

            (2) NON-RELIANCE. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (3) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

            (4) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d) SECTION 1(C). For purposes of Section 1(c) of the Agreement, the Transaction with External ID: 9232061] shall be the sole Transaction under the Agreement.

(e)  TRANSFER. Section 7 is hereby amended to read in its entirety as follows:

     Except as stated under Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a "TRANSFEREE") on at least five Business Days' prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Offered Certificates will not be reduced or withdrawn.

     Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this
     Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(f) TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

(g)  ADDITIONAL REPRESENTATIONS.

     Party B represents that:

     (i) Status. The Trustee is trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the PSA, and the Trustee has the power to own assets in its capacity as trustee of the Trust.

     (ii) Powers. In its capacity as trustee of the Trust, the Trustee has power under the PSA to execute this Agreement and any other documentation relating to this Agreement that the Trustee is executing and delivering on behalf of the Trust, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trust is party and has taken all necessary action to authorize such execution, delivery and performance;

     (iii) No violation or conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Trustee or the Trust, any provision of the PSA, any order or judgment of any court or other agency of government applicable to the Trustee, the Trust or any assets of the Trust, or any contractual restriction binding on or affecting the Trustee, the Trust or any assets of the Trust;

     (iv) Consents. All governmental and other consents that are required have been obtained by the Trust with respect to this Agreement or any Credit Support Document to which the Trust is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

     (v) Obligations binding. The obligation of the Trust under this Agreement and any Credit Support Document to which the Trust is party constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to the Trust or the Trustee which would or might prevent the Trustee from having recourse to the assets of the Trust for the purposes of meeting such obligations.

(h) PROCEEDINGS. Without impairing any right afforded to it under the PSA as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or
     (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

     "to another account in the same legal and tax jurisdiction as the original account"

(j) POOLING AND SERVICING AGREEMENT. Party B will provide at least ten days' prior written notice to Party A of any proposed amendment or modification to the PSA and Party B will obtain the prior written consent of Party A to any such amendment or modification, where such consent is required under the terms of the PSA.


(k) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement. The provisions for set-off set forth in
     Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) REGARDING PARTY A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Offered Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n) RATING AGENCY CONDITION. Without prejudice to Section 9 of this Agreement, this Agreement will not be amended unless Party B shall have received prior written confirmation from each of the Rating Agencies that such amendment will not cause S&P, Moody's or Fitch to downgrade or withdraw its then-current ratings of any outstanding Offered Certificates.

(o) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(p) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and
     (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(q) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

(r) INDEPENDENT RELIANCE. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

     "(g) INDEPENDENT RELIANCE. Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party. Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party."

(s) ESCROW PAYMENTS. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.


CREDIT SUISSE FIRST BOSTON              LONG BEACH MORTGAGE LOAN TRUST
INTERNATIONAL                           2005-WL2
                                        BY DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL  CAPACITY BUT
                                        SOLELY AS TRUSTEE ON BEHALF OF LONG
                                        BEACH MORTGAGE LOAN TRUST 2005-WL2

By: ________________________________    By: ________________________________
Name:                                   Name:
Title:                                  Title:


By: ________________________________    By: ________________________________
Name:                                   Name:
Title:                                  Title:

                             ELECTIONS AND VARIABLES

                        TO THE ISDA CREDIT SUPPORT ANNEX
                           DATED AS OF AUGUST 23, 2005
                                     BETWEEN

CREDIT SUISSE FIRST BOSTON INTERNATIONAL    AND   LONG BEACH MORTGAGE LOAN TRUST
                                                             2005-WL2
              ("PARTY A")                                  ("PARTY B")


PARAGRAPH 13.

(a)   SECURITY INTEREST FOR "OBLIGATIONS".

      The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

      With respect to Party A:   None.

      With respect to Party B:   None.

(b)   CREDIT SUPPORT OBLIGATIONS.

      (i)      DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

               (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a". Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

               (B) "RETURN AMOUNT" has the meaning specified in Paragraph
                   3(b).

               (C) "CREDIT SUPPORT AMOUNT" for a Valuation Date shall mean one of the following depending on whether or not the specified events have occurred on such Valuation Date:-

                     (i) if a Collateralization Event has not occurred, or has occurred but is not continuing, "CREDIT SUPPORT AMOUNT" shall mean zero (0);

                     (ii) if a Ratings Event has occurred and is continuing or a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the greater of (a) the Secured Party's Exposure and (b) an amount equal to the Floating Amount payable by Party A in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after the date on which the Delivery Amount as a result of such Collateralization Event is due;

                            (iii) if a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the greater of (a) the sum of (i) Party B's Exposure and (ii) the Notional Volatility Buffer and
                            (b) zero. "NOTIONAL VOLATILITY BUFFER", as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, (ii) multiplied by the Payment Factor, (iii) multiplied by the Volatility Buffer Percentage for such date as set out in the table below on such date,

                              --------------------------------------------------------------
                                PARTY A S&P RATING ON SUCH      VOLATILITY BUFFER PERCENTAGE
                                           DATE

                              --------------------------------------------------------------
                              S&P S-T Rating of A-1 or above               0.00%

                              S&P S-T Rating of A-2                        3.25%

                              S&P S-T Rating of A-3                        4.00%

                              S&P L-T Rating of BB+ or lower               4.50%

                            L-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

                            S-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

                            Payment Factor means 1.

      (ii) ELIGIBLE COLLATERAL. On any date, the following items will qualify as "ELIGIBLE COLLATERAL" for Party A:

                                                                                  VALUATION
                                                                                  PERCENTAGE
            (A)      Cash                                                         100%

            (B)      negotiable debt obligations issued                           98.5%
                     after 18 July 1984 by the U.S. Treasury Department
                     having a residual maturity on such date
                     of less than 1 year

            (C)      negotiable debt obligations issued                           93.6%
                     after 18 July 1984 by the U.S. Treasury Department
                     having a residual maturity on such date
                     equal to or greater than
                     1 year but less than 5 years

            (D)      negotiable debt obligations issued                           89.9%
                     after 18 July 1984 by the U.S. Treasury Department
                     having a residual maturity on such date
                     equal to or greater than 5 years but less
                     than 10 years

      (iii) OTHER ELIGIBLE SUPPORT. None.

      (iv)  THRESHOLDS.

            (A) "INDEPENDENT AMOUNT" means with respect to Party A: Not applicable.

                     "INDEPENDENT AMOUNT" means with respect to Party B: Not applicable.

            (B) "THRESHOLD" means with respect to Party A and Party B: Not applicable.

            (C)      "MINIMUM TRANSFER AMOUNT" means with respect to Party A:
                     USD50,000.

                     "MINIMUM TRANSFER AMOUNT" means with respect to Party B:
                     Not applicable.

            (D) ROUNDING The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of USD10,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.


(c)   VALUATION AND TIMING.

      (i) "VALUATION AGENT" means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.

      (ii)  "VALUATION DATE" means,

            (A) in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to
                     Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

            (B) in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, or a Ratings Event has occurred and Party A has not obtained a substitute counterparty as set forth in Part 5(b)(3) the last Local Business Day of each calendar week.

      (iii) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "NOTIFICATION TIME" means 4:00 p.m., London time, on a Local Business Day.

(d)   CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES.

      No events shall constitute a "Specified Condition."

(e)   SUBSTITUTION.

      (i)   "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

      (ii) CONSENT. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days' notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)   DISPUTE RESOLUTION.

      (i) "RESOLUTION TIME" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

            (A)      with respect to any Cash; the amount thereof; and

            (B) with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

      (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   HOLDING AND USING POSTED COLLATERAL.

      (i)   ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS:

            The Trustee (as defined in the PSA) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

      (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)   DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) INTEREST RATE. The "INTEREST RATE" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

      (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

      (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i)   ADDITIONAL REPRESENTATION(S).

      There are no additional representations by either party.

(j)   DEMANDS AND NOTICES.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

      (i) shall be given to or made at the following addresses:

      If to Party A:

            Address:       One Cabot Square
                           London E14 4QJ
                           England

            Telephone:     44 20 7888 3083
            Facsimile:     44 20 7883 7987
            Attention:     Collateral Management Unit

      If to Party B:

            As set forth in Part 4(a) of the Schedule;

      or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

      (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)   ADDRESS FOR TRANSFERS.

      Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

      Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)   OTHER PROVISIONS.

      (i)   ADDITIONAL DEFINITIONS

            As used in this Annex:

                   "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

            "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

      (ii)   TRANSFER TIMING

             (a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

                     "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

             (b) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

      (iii)  EVENTS OF DEFAULT

             Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

             "For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party".

      (iv)   RETURN OF FUNGIBLE SECURITIES

             In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

      (v)    COVENANTS OF THE PLEDGOR

             So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

      (vi)   NO COUNTERCLAIM

             A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

      (vii)  HOLDING COLLATERAL

             The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (viii) SECURITY AND PERFORMANCE

             Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

      (ix)   AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR

             Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

      (x)    EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS.

             Every month after a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(xi) shall only apply to the extent that the Offered Certificates outstanding at such time (as defined in the PSA) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

CREDIT SUISSE FIRST BOSTON              LONG BEACH MORTGAGE LOAN TRUST
INTERNATIONAL                           2005-WL2
                                        BY DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL CAPACITY BUT
                                        SOLELY AS TRUSTEE ON BEHALF OF LONG
                                        BEACH MORTGAGE LOAN TRUST 2005-WL2


By:________________________________     By:________________________________
    Name:                                   Name:
    Title:  Authorized Signatory            Title:


By:________________________________     By:________________________________
    Name:                                   Name:
    Title:  Authorized Signatory            Title:

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

      Personally appeared before me the undersigned authority to administer oaths, ________________ who first being duly sworn deposes and says: Deponent is ____________________ of ___________________________, successor by merger to
_________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On ____________,_____________________ did execute and deliver a promissory note in the principal amount of $_________________.

      That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

      Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as Trustee on behalf of Long Beach Mortgage Loan Trust 2005-WL2, to accept the transfer of the above described loan from Seller.

      Seller agrees to indemnify Deutsche Bank National Trust Company, Long Beach Securities Corp. and Long Beach Mortgage Company harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:____________________
   ____________________

STATE OF               )
                       )   SS:
COUNTY OF              )

      On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

      Witness my hand and Notarial Seal this _________ day of 20__.

___________________________
___________________________
My commission expires _______________.

                                    EXHIBIT I
                          FORM OF ERISA REPRESENTATION

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Long Beach Mortgage Company
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

            Re:    Long Beach Mortgage Loan Trust 2005-WL2,
                   Asset-Backed Certificates, Series 2005-WL2
Ladies and Gentlemen:

      ___________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of the Class [____] Certificate of Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates, Series 2005-WL2, (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that:

(A) In the case of the Class C Certificates, the Class P Certificates and the Residual Certificates the following statements in either (1) or (2) are accurate:

      _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. 'SS' 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. 'SS' 2510.3-101; or

      _____ (2) [WITH RESPECT TO THE CLASS C CERTIFICATES AND THE CLASS P CERTIFICATES ONLY] The Transferee will provide an Opinion of Counsel to the Depositor, the Trustee and the Master Servicer which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Master Servicer, or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement;

(B) In the case of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates either (i) such Transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the such Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.


      IN WITNESS WHEREOF, the Transferee executed this certificate.
                                        ____________________________________
                                        [Transferee]

                                        By: ________________________________

                                        Name: ______________________________

                                        Title: _____________________________

                                  EXHIBIT J-1A

               FORM OF CLASS B CERTIFICATE TRANSFEROR CERTIFICATE

                                            [Date]

[TRUSTEE]

               Re: Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates Series 2005-WL2 (the "Class B Certificates")

Ladies and Gentlemen:

      This certificate is being delivered in connection with the sale by [___________________] (the "Transferor") to [_______________] (the "Transferee")
of Class B Certificates having an Initial Certificate Principal Balance as of August 30, 2005 (the "Closing Date") of [$____________] (the "Transferred Certificates"). The Class B Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, and for the benefit of the Trustee, the Depositor, the Trust Fund and the Transferee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Class B Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                     J-1A-1

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

            ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional
      Buyer:


                                     J-1A-2

                 (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; if the Transferee is a dealer securities that are part of an unsold allotment to or subscription by the Transferee as a participant in a public offering; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                 (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                 (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
                 Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information requested by the Transferee regarding (a) the Transferred Certificates and payments thereon, (b) the nature and performance of the Mortgage Loans, (c) the Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates.

                                        Very truly yours,

                                        _______________________________
                                        (Transferor)

                                        By:    _________________________
                                        Name:
                                        Title:


                                     J-1A-3

                                  EXHIBIT J-1B

               FORM OF CLASS B CERTIFICATE TRANSFEREE CERTIFICATE

                                           [Date]

[TRUSTEE]

               Re: Long Beach Mortgage Loan Trust 2005-WL2, Asset-Backed Certificates Series 2005-WL2(the "Class B Certificates")

Ladies and Gentlemen:

August 30, 2005___________________ (the "Transferor") Class B Certificates having an Initial Certificate Principal Balance as of August 30, 2005 (the "Closing Date") of [$____________] (the "Transferred Certificates"). The Class B Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Trustee, and for the benefit of the Trustee, the Depositor, the Trust Fund and the Transferor, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A.

      2. The Transferee has been furnished with all information requested by it regarding (a) the Transferred Certificates and payments thereon, (b) the nature and performance of the Mortgage Loans, (c) the Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates.

      3. The Transferee represents that any of (a) or (b) is satisfied, as marked below:

            ____ a. it is neither: (1) an employee benefit plan, or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance


                                     J-1B-1
            company general accounts, that is subject to ERISA or the Code (each, a "Plan"), nor (2) any Person who is directly or indirectly purchasing such Transferred Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" (as defined under the DOL Regulation at 29 C.F.R. Section 2510.3-101) of a Plan; or

            ____ b. the Transferee is an insurance company and (a) the source of funds used to purchase or hold such Transferred Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (c) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                                        Very truly yours,

                                        _______________________________
                                        (Transferee)

                                        By:   _________________________
                                        Name:
                                        Title:


                                     J-1B-2

                             ANNEX 1 TO EXHIBIT J-1B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Trustee], as Trustee, with respect to the Class B Certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. bank, or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date


                                     J-1B-3
            of sale of the Transferred Certificate in the case of a U.S. savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      ___   BROKER-DEALER. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)__________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) if the Transferee is a dealer, securities that are part of an unsold allotment to or subscription by the Transferee as a participant in a public offering, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's


                                     J-1B-4
direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___      Will the Transferee be purchasing the Transferred
      Yes   No       Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                           __________________________________
                                           Print Name of Transferee

                                           By:   ____________________________
                                           Name:
                                           Title:

                                           Date:


                                     J-1B-5

                             ANNEX 2 TO EXHIBIT J-1B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Trustee], as Trustee, with respect to the Class B Certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis [$__________________] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate [$_____________] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     J-1B-6

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___   ___      Will the Transferee be purchasing the Transferred
                           Certificates only for the Transferee's own account?
            Yes   No

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           _____________________________________
                                           Print Name of Transferee or Adviser

                                           By:   _______________________________
                                           Name:
                                           Title:

                                           IF AN ADVISER:

                                           _____________________________________
                                           Print Name of Transferee

Date:


                                     J-1B-7

                                   EXHIBIT J-2

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:    Long Beach Mortgage Loan Trust 2005-WL2,
                         Asset-Backed Certificates Series 2005-WL2

Ladies and Gentlemen:

      In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2005-WL2 Asset-Backed Certificates, Series 2005-WL2 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has


                                      J-2-1
executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

                                           Very truly yours,

                                           [NAME OF TRANSFEREE]


                                           By: ______________________________
                                                  Authorized Officer


                                      J-2-2

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:    Long Beach Mortgage Loan Trust 2005-WL2,
                         Asset-Backed Certificates Series 2005-WL2

Ladies and Gentlemen:

      In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2005-WL2 Asset-Backed Certificates, Series 2005-WL2 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for


                                      J-2-3
the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                           Very truly yours,

                                           [NAME OF TRANSFEREE]


                                           By: ______________________________
                                                  Authorized Officer


                                      J-2-4

                                                          ANNEX 1 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis at least $100,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
      Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      _____ Bank. The Buyer (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      _____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, and not more than 18 months preceding such date of sale for a foreign savings and loan association, or equivalent institution.


                                      J-2-5

      _____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      _____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      _____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      _____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

      _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
      _________________

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) if the Buyer is a dealer, securities that are part of an unsold allotment to or subscription by the Buyer as a participant in a public offering, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer, except the Buyer reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities were valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on


                                      J-2-6
the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            ___   ___      Will the Buyer be purchasing the Certificates only
                           for the Buyer's own account?
            Yes   No

      6. If the answer to the foregoing question is "no", then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

      7. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                           __________________________________
                                                 Print Name of Buyer

                                           By: ______________________________
                                           Name:_____________________________
                                           Title:____________________________

                                           Date:_____________________________


                                      J-2-7

                                                          ANNEX 2 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone owned and/or invested on a discretionary basis, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except where the Buyer or any member of the Buyer's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities of such entity were valued at market.

_____ The Buyer owned and/or invested on a discretionary basis, $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      _____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii)


                                      J-2-8
bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.

            ___   ___      Will the Buyer be purchasing the Certificates only
                           for the Transferee's own account?
            Yes   No

      6. If the answer to the foregoing question is "no", then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

      7. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           __________________________________
                                           Print Name of Buyer or Adviser

                                           By: ______________________________
                                           Name:_____________________________
                                           Title:____________________________

                                           IF AN ADVISER:

                                           __________________________________
                                                 Print Name of Buyer

                                           Date:_____________________________


                                      J-2-9

                                    EXHIBIT K

               FORM OF CLASS R CERTIFICATE, CLASS R-CX CERTIFICATE
                  AND CLASS R-PX CERTIFICATE TRANSFER AFFIDAVIT

                        TRANSFER AFFIDAVIT AND AGREEMENT

                    LONG BEACH MORTGAGE LOAN TRUST 2005-WL2,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-WL2

STATE OF ____________  )
                       )ss.:
COUNTY OF ___________  )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in the Class [___] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2005 (the "Agreement"), relating to the above-referenced Certificates, among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

      7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      8.    The Transferee's taxpayer identification number is _____________.

      9.    The Transferee is a U.S. Person as defined in Code Section 7701(a)
(30).

      10. The Transferee is aware that the Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificates. The Transferee intends to pay taxes associated with holding the Certificate as they become due.

      11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its Vice President, attested by its Secretary, this ___ day of [__________].

                                           [TRANSFEREE NAME]


                                           By: ______________________________
                                           Name: ____________________________
Title: _________________________________

[Corporate Seal]

ATTEST:

_________________________________
Secretary

      On [__________, 200_] before me, _____________________________, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature _________________________________


                                                         (Seal)

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

                  Re:    Long Beach Mortgage Loan Trust 2005-WL2,
                         Asset-Backed Certificates Series 2005-WL2

Ladies and Gentlemen:

      In connection with our disposition of the Class [__] Certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2005 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act, (c) to the extent we are disposing of the Class [__] Certificate, we have no knowledge that the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class [__] Certificate is to impede the assessment or collection of tax.

                                           Very truly yours,

                                           TRANSFEROR

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________

                                    EXHIBIT M

          FORM OF OFFICER'S CERTIFICATE RE WAIVER OF PREPAYMENT CHARGES


      I, ____________, hereby certify that I am a duly appointed ___________________of Long Beach Mortgage Company, a Delaware corporation (the "Company"), and further certify, on behalf of the Company, that, to my knowledge, with respect to the Mortgage Loans listed on Schedule I attached to this certificate, the conditions set forth in Section 2.04(a)(vii) and Section
3.07 of the Pooling and Servicing Agreement dated as of August 1, 2005 among Long Beach Securities Corp., as depositor, the Company, as master servicer and Deutsche Bank National Trust Company, as trustee (the "Agreement"), have been met with respect to all waivers of the Prepayment Charges during the immediately preceding Prepayment Period. Capitalized terms used in this certificate without definition have the meaning given to them in the Agreement.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [______________], 200[__].


                                           By:    ___________________________
                                           Name:  ___________________________
                                           Title: ___________________________

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             AVAILABLE UPON REQUEST

                                   SCHEDULE II

                              CAP PREMIUM SCHEDULE

                          GROUP I SENIOR CAP                    GROUP I SENIOR
                          SCHEDULED NOTIONAL   GROUP I SENIOR   MAXIMUM LIBOR
   DISTRIBUTION DATE          AMOUNT ($)       STRIKE RATE (%)     RATE (%)
------------------------  ------------------   ---------------  --------------
October 25, 2005........      346,249,529           6.75%           10.23%
November 25, 2005.......      340,911,708           6.52%           10.23%
December 25, 2005.......      334,741,471           6.75%           10.23%
January 25, 2006........      327,753,440           6.53%           10.23%
February 25, 2006.......      319,967,179           6.53%           10.23%
March 25, 2006..........      311,406,544           7.26%           10.23%
April 25, 2006..........      302,100,480           6.53%           10.23%
May 25, 2006............      292,082,635           6.76%           10.23%
June 25, 2006...........      281,463,608           6.53%           10.23%
July 25, 2006...........      271,123,531           6.77%           10.23%
August 25, 2006.........      261,061,813           6.54%           10.23%
September 25, 2006......      251,270,819           6.54%           10.23%
October 25, 2006........      241,743,272           6.77%           10.23%
November 25, 2006.......      232,472,088           6.54%           10.23%
December 25, 2006.......      223,450,373           6.77%           10.23%
January 25, 2007........      214,671,419           6.55%           10.23%
February 25, 2007.......      206,128,699           6.55%           10.23%
March 25, 2007..........      197,815,862           7.28%           10.23%
April 25, 2007..........      189,726,725           6.55%           10.23%
May 25, 2007............      181,855,274           6.78%           10.23%
June 25, 2007...........      173,418,118           7.98%           10.23%
July 25, 2007...........      157,270,702           8.25%           10.23%
August 25, 2007.........      142,060,791           7.97%           10.23%
September 25, 2007......      127,800,999           7.96%           10.23%
October 25, 2007........      114,893,895           8.22%           10.23%
November 25, 2007.......      107,549,299           7.94%           10.23%
December 25, 2007.......      100,501,149           8.95%           10.23%
January 25, 2008........       93,694,759           8.65%           10.23%
February 25, 2008.......       87,121,182           8.65%           10.23%
March 25, 2008..........       80,772,353           9.26%           10.23%
April 25, 2008..........       74,640,490           8.66%           10.23%
May 25, 2008............       68,718,082           9.15%           10.23%
June 25, 2008...........       63,000,073           9.56%           10.23%
July 25, 2008...........       57,477,528           9.89%           10.23%
August 25, 2008.........       52,143,305           9.56%           10.23%
September 25, 2008......       46,990,861           9.55%           10.23%
October 25, 2008........       46,990,861           9.87%           10.23%
November 25, 2008.......       46,990,861           9.60%           10.23%

                          GROUP II SENIOR CAP                   GROUP II SENIOR
                          SCHEDULED NOTIONAL   GROUP II SENIOR   MAXIMUM LIBOR
   DISTRIBUTION DATE          AMOUNT ($)       STRIKE RATE (%)     RATE (%)
------------------------  -------------------  ---------------  ---------------
October 25, 2005........      667,906,580           6.80%           10.24%
November 25, 2005.......      657,636,892           6.57%           10.24%
December 25, 2005.......      645,757,883           6.81%           10.24%
January 25, 2006........      632,298,562           6.58%           10.24%
February 25, 2006.......      617,294,969           6.58%           10.24%
March 25, 2006..........      600,793,544           7.31%           10.24%
April 25, 2006..........      582,850,041           6.58%           10.24%
May 25, 2006............      563,529,324           6.81%           10.24%
June 25, 2006...........      543,038,157           6.59%           10.24%
July 25, 2006...........      523,094,576           6.82%           10.24%
August 25, 2006.........      503,687,560           6.59%           10.24%
September 25, 2006......      484,802,647           6.59%           10.24%
October 25, 2006........      466,425,799           6.82%           10.24%
November 25, 2006.......      448,543,357           6.59%           10.24%
December 25, 2006.......      431,142,028           6.83%           10.24%
January 25, 2007........      414,208,877           6.60%           10.24%
February 25, 2007.......      397,731,319           6.60%           10.24%
March 25, 2007..........      381,697,103           7.34%           10.24%
April 25, 2007..........      366,094,308           6.61%           10.24%
May 25, 2007............      350,911,336           6.83%           10.24%
June 25, 2007...........      334,793,438           8.02%           10.24%
July 25, 2007...........      303,355,596           8.29%           10.24%
August 25, 2007.........      273,845,157           8.00%           10.24%
September 25, 2007......      246,182,442           8.00%           10.24%
October 25, 2007........      221,049,730           8.26%           10.24%
November 25, 2007.......      206,909,648           7.98%           10.24%
December 25, 2007.......      193,282,110           9.00%           10.24%
January 25, 2008........      180,125,631           8.70%           10.24%
February 25, 2008.......      167,420,269           8.70%           10.24%
March 25, 2008..........      155,150,371           9.31%           10.24%
April 25, 2008..........      143,300,834           8.71%           10.24%
May 25, 2008............      131,857,080           9.19%           10.24%
June 25, 2008...........      120,808,929           9.63%           10.24%
July 25, 2008...........      110,139,007           9.95%           10.24%
August 25, 2008.........       99,833,851           9.61%           10.24%
September 25, 2008......       89,880,834           9.60%           10.24%
October 25, 2008........       89,880,834           9.93%           10.24%
November 25, 2008.......       89,880,834           9.65%           10.24%

                           GROUP III SENIOR                     GROUP III SENIOR
                          SCHEDULED NOTIONAL  GROUP III SENIOR   MAXIMUM LIBOR
   DISTRIBUTION DATE          AMOUNT ($)      STRIKE RATE (%)       RATE (%)
------------------------  ------------------  ----------------  ----------------
October 25, 2005........      771,834,135          6.75%             10.23%
November 25, 2005.......      759,740,294          6.52%             10.23%
December 25, 2005.......      745,751,322          6.75%             10.23%
January 25, 2006........      729,901,639          6.53%             10.23%
February 25, 2006.......      712,234,590          6.53%             10.23%
March 25, 2006..........      692,805,852          7.26%             10.23%
April 25, 2006..........      671,682,172          6.53%             10.23%
May 25, 2006............      648,941,191          6.76%             10.23%
June 25, 2006...........      625,020,983          6.53%             10.23%
July 25, 2006...........      601,745,295          6.77%             10.23%
August 25, 2006.........      579,102,975          6.54%             10.23%
September 25, 2006......      557,076,823          6.54%             10.23%
October 25, 2006........      535,650,108          6.77%             10.23%
November 25, 2006.......      514,806,552          6.54%             10.23%
December 25, 2006.......      494,530,319          6.77%             10.23%
January 25, 2007........      474,806,097          6.55%             10.23%
February 25, 2007.......      455,618,796          6.55%             10.23%
March 25, 2007..........      436,953,832          7.28%             10.23%
April 25, 2007..........      418,797,018          6.55%             10.23%
May 25, 2007............      401,134,550          6.78%             10.23%
June 25, 2007...........      380,196,658          7.98%             10.23%
July 25, 2007...........      342,245,584          8.25%             10.23%
August 25, 2007.........      306,646,313          7.97%             10.23%
September 25, 2007......      273,324,493          7.96%             10.23%
October 25, 2007........      244,371,431          8.22%             10.23%
November 25, 2007.......      227,822,068          7.94%             10.23%
December 25, 2007.......      211,902,257          8.95%             10.23%
January 25, 2008........      196,550,520          8.65%             10.23%
February 25, 2008.......      181,737,962          8.65%             10.23%
March 25, 2008..........      167,445,583          9.26%             10.23%
April 25, 2008..........      153,655,051          8.66%             10.23%
May 25, 2008............      140,348,680          9.15%             10.23%
June 25, 2008...........      127,521,539          9.56%             10.23%
July 25, 2008...........      115,145,183          9.89%             10.23%
August 25, 2008.........      103,202,961          9.56%             10.23%
September 25, 2008......       91,679,378          9.55%             10.23%
October 25, 2008........       91,679,378          9.87%             10.23%
November 25, 2008.......       91,679,378          9.60%             10.23%

                           SUBORDINATE CAP                         SUBORDINATE
                          SCHEDULED NOTIONAL     SUBORDINATE      MAXIMUM LIBOR
   DISTRIBUTION DATE          AMOUNT ($)       STRIKE RATE (%)      RATE (%)
------------------------  ------------------   ---------------   ---------------
October 25, 2005........      599,367,000            5.79%            8.54%
November 25, 2005.......      599,367,000            5.57%            8.54%
December 25, 2005.......      599,367,000            5.80%            8.54%
January 25, 2006........      599,367,000            5.58%            8.54%
February 25, 2006.......      599,367,000            5.58%            8.54%
March 25, 2006..........      599,367,000            6.28%            8.54%
April  25, 2006.........      599,367,000            5.58%            8.54%
May 25, 2006............      599,367,000            5.80%            8.54%
June 25, 2006...........      599,367,000            5.59%            8.54%
July 25, 2006...........      599,367,000            5.81%            8.54%
August 25, 2006.........      599,367,000            5.59%            8.54%
September 25, 2006......      599,367,000            5.59%            8.54%
October 25, 2006........      599,367,000            5.80%            8.54%
November 25, 2006.......      599,367,000            5.59%            8.54%
December 25, 2006.......      599,367,000            5.81%            8.54%
January 25, 2007........      599,367,000            5.59%            8.54%
February 25, 2007.......      599,367,000            5.59%            8.54%
March 25, 2007..........      599,367,000            6.30%            8.54%
April  25, 2007.........      599,367,000            5.59%            8.54%
May 25, 2007............      599,367,000            5.81%            8.54%
June 25, 2007...........      599,367,000            6.99%            8.54%
July 25, 2007...........      599,367,000            7.25%            8.54%
August 25, 2007.........      599,367,000            6.97%            8.54%
September 25, 2007......      599,367,000            6.97%            8.54%
October 25, 2007........      599,367,000            7.22%            8.54%
November 25, 2007.......      599,367,000            6.95%            8.54%
December 25, 2007.......      599,367,000            7.96%            8.54%
January 25, 2008........      599,367,000            7.67%            8.54%
February 25, 2008.......      599,367,000            7.67%            8.54%
March 25, 2008..........      599,367,000            8.26%            8.54%
April 25, 2008..........      599,367,000            7.71%            8.54%
May 25, 2008............      599,367,000            8.33%            8.54%

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                           PMI MORTGAGE LOAN SCHEDULE

                                 NOT APPLICABLE